Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of the 1st day of March, 2004 (“Effective Date”), by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as “Landlord”), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

R E C I T A L S:

A.           Landlord (as successor in interest to Metropolitan Life Insurance Company) and Tenant are parties to that certain Office Lease dated January 1, 1996 (“Original Lease”), as amended by First Amendment to Lease dated effective as of October 1, 1999 (the “First Amendment”) and by Second Amendment to Lease dated as of January 22, 2001 (the “Second Amendment”) (such Original Lease, as so amended by the First Amendment and the Second Amendment and as amended hereby and as further amended from time to time, and including, without limitation, that certain Commencement Date Agreement dated January 1, 1996 [i.e., being “Rider l”] and “Rider 2” incorporated as part of the Original Lease, being collectively referred to herein as the “Lease”), demising premises stipulated to contain 74,234 square feet situated on the 5th, 6th and 12th floors of the Building commonly known as 303 East Wacker Drive, Chicago, Illinois for a term expiring September 30, 2006; and

B.           Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease and to include additional space on the 9th and 10th floors as part of the Premises, and for other matters, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only and hereby agree as follows:

1.           Defined Terms.  As used in this Amendment, the following terms shall have the respective meanings indicated below:

(a)           “Additional Premises” shall mean the premises on the 9th and 10th floors of the Building, stipulated to contain 43,145 square feet of Rentable Area (being the entire 9th floor consisting of 29,852 square feet of Rentable Area, and a portion of the 10th floor, consisting of 13,293 square feet of Rentable Area), as shown on Exhibit A attached hereto and made a part hereof.

(b)           “Additional Premises Commencement Date” shall mean the first to occur of (i) October 1, 2004 and (ii) the date Tenant occupies all or any part of the Additional Premises for the conduct of business operations therefrom, in any case subject to the abatements of rent attributable to the Additional Premises as provided in Paragraphs 4(d) and 5(d) below.

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(c)           “Existing Premises” shall mean the Premises being leased under the Lease immediately prior to the date of this Amendment, as described in Recital A above, consisting of 74,234 square feet of Rentable Area on the 5th, 6th and 12th floors of the Building.

(d)           “Existing Premises Area A” shall mean that portion of the Existing Premises located on the 5th and 6th floors of the Building, as described in the Original Lease, consisting of 56,520 square feet of Rentable Area.

(e)           “Existing Premises Area B” shall mean that portion of the Existing Premises located on the 12th floor of the Building, as described in the Second Amendment as the “Additional Premises”, consisting of 17,714 square feet of Rentable Area.

All other capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Lease. For purposes of the Lease, the term “Rent” shall specifically include the rental payments due with respect to the Additional Premises and the Existing Premises as described in Paragraphs 4 and 5 hereinbelow.

2.         Additional Premises.  Effective as of the Additional Premises Commencement Date and for a lease term expiring concurrently with the end of the Term for the remainder of the Premises, as it may be sooner terminated or extended as provided herein or in the Lease:

(a)           the Premises shall include the Additional Premises; and

(b)           the Rentable Area of the Premises shall be increased by the Rentable Area of the Additional Premises.

3.         Extension of Term; Lease Governs.  The expiration date of the term of the Lease is hereby extended from September 30, 2006 to September 30, 2014 (subject to further extension thereof as provided in Paragraphs 9 and 10 below). Such extension of the term shall be upon all of the terms and conditions as set forth in the Lease, as expressly amended hereby. Without limitation of the foregoing, from and after the Additional Premises Commencement Date and through the end of the term of the Lease (as extended hereby), all provisions of the Lease (as expressly amended hereby) shall be in full force and effect with respect to, and shall govern Tenant's possession of, both the Additional Premises and the Existing Premises.

4.	Monthly Base Rent.

(a)           From and after the Additional Premises Commencement Date, Monthly Base Rent under the Lease with respect to the Additional Premises (herein, “Monthly Additional Premises Base Rent”) shall be payable in the amounts and at the annual rates per square of foot of Rentable Area of the Additional Premises for the respective periods hereafter described:

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Period	Monthly	Annually	Rate/SF

Additional Premises	$58,425.52*	$701,106.25*	$16.25
Commencement Date through
September 30, 2005
October 1, 2005 through	$59,612.01	$715,344.10	$16.58
September 30, 2006
October 1, 2006 through	$60,798.50	$729,581.95	$16.91
September 30, 2007
October 1, 2007 through	$62,020.94	$744,251.25	$17.25
September 30, 2008
October 1, 2008 through	$63,279.33	$759,352.00	$17.60
September 30, 2009
October 1, 2009 through	$65,184.90	$782,218.85	$18.13
September 30, 2010
October 1, 2010 through	$67,126.43	$805,517.15	$18.67
September 30, 2011
October 1, 2011 through	$69,139.86	$829,678.35	$19.23
September 30, 2012
October 1, 2012 through	$71,225.20	$854,702.45	$19.81
September 30, 2013
October I. 2013 through	$73,346.50	$880,158.00	$20.40
September 30, 2014
*subject to abatement as described in Paragraph 4(d) below.

Monthly Additional Premises Base Rent shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Monthly Base Rent thereunder.

(b)           Monthly Base Rent under the Lease with respect to that portion of the Existing Premises constituting Existing Premises Area A shall continue to be payable in such amounts and in accordance with such provisions as are set forth in the Lease from and after the Effective Date hereof and through September 30, 2006 (which Monthly Base Rent is set forth in the last line item in Section 1.01(8) of the Original Lease and is also reflected in the following Monthly Base Rent schedule for information purposes), subject to Paragraph 4(e) below regarding a certain one-month abatement thereof. From and after October 1, 2006, Monthly Base Rent for Existing Premises Area A shall be payable by Tenant in the following amounts and at the following rates per square foot of Rentable Area for the respective periods hereinafter described:

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Period	Monthly	Annually	Rate/SF

Effective Date through	$64,688.44*	$776,261.28*	$13.73
September 30, 2006
October 1, 2006 through	$79,646.10	$955,753.20	$16.91
September 30, 2007
October 1, 2007 through	$81,247.50	$974,970.00	$17.25
September 30, 2008
October 1, 2008 through	$82,896.00	$994,752.00	$17.60
September 30, 2009
October 1, 2009 through	$85,392.30	$1,024,707.60	$18.13
September 30, 2010
October 1, 2010 through	$87,935.70	$1,055,228.40	$18.67
September 30, 2011
October 1, 2011 through	$90,573.30	$1,086,879.60	$19.23
September 30, 2012
October 1, 2012 through	$93,305.10	$1,119,661.20	$19.81
September 30, 2013
October 1, 2013 through	$96,084.00	$1,153,008.00	$20.40
September 30, 2014
*subject to abatement as described in Paragraph 4(e) below.

The foregoing Monthly Base Rent for Existing Premises Area A shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Monthly Base Rent thereunder.

(c)           Monthly Base Rent under the Lease with respect to that portion of the Existing Premises constituting Existing Premises Area B shall continue to be payable in such amounts and in accordance with such provisions as are set forth in the Lease from and after the Effective Date hereof and through September 30, 2004 (which Monthly Base Rent is set forth in Paragraph 4 of the Second Amendment and is also reflected in the following Month's Base Rent schedule for information purposes). From and after October 1, 2004, Monthly Base Rent for Existing Premises Area B shall be payable by Tenant in the following amounts and at the following rates per square foot of Rentable Area for the respective periods hereinafter described (notwithstanding anything in said Paragraph 4 of the Second Amendment to the contrary):

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Period	Monthly	Annually	Rate/SF

Effective Date through	$27,412.42	$328,948.98	$18.57
May 31, 2004
June 1, 2004 through	$28,239.07	$338,868.82	$19.13
September 30, 2004
October 1, 2004 through	$23,987.71	$287,852.50	$16.25
September 30, 2005
October 1, 2005 through	$24,474.84	$293,698.12	$16.58
September 30, 2006
October 1, 2006 through	$24,961.98	$299,543.74	$16.91
September 30, 2007
October 1, 2007 through	$25,463.88	$305,566.50	$17.25
September 30, 2008
October 1, 2008 through	$25,890.53	$311,766.40	$17.60
September 30, 2009
October 1, 2009 through	$26,762.90	$321,154.82	$18.13
September 30, 2010
October 1, 2010 through	$27,560.03	$330,720.38	$18.67
September 30, 201 1
October 1, 2011 through	$28,386.69	$340,640.22	$19.23
September 30, 2012
October 1, 2012 through	$29,242.86	$350,914.34	$19.81
September 30, 2013
October 1, 2013 through	$30,113.80	$361,365.60	$20.40
September 30, 2014
*subject to abatement as described in Paragraph 4(e) below.

The foregoing Monthly Base Rent for Existing Premises Area B shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Monthly Base Rent thereunder.

(d)           Notwithstanding anything herein or in the Lease to the contrary, provided that Tenant is not otherwise in default under the Lease at any time during a respective “Additional Premises Abatement Month” (as hereinafter defined) which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord, Monthly Base Rent attributable to the Additional Premises shall abate for each full or partial calendar month commencing with the Additional Premises Commencement Date and continuing through October 31, 2004 (each such full or partial calendar month, an “Additional Premises Abatement Month”); provided that Tenant shall remain responsible for all other obligations of Tenant under the Lease during each of the aforedescribed Additional Premises Abatement Months, and provided further that such abatement of Monthly Additional Premises Base Rent shall not apply for any Additional Premises Abatement Month during which Tenant, at any time, is otherwise in default under the Lease which default has not

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been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord.

(e)            Notwithstanding anything herein or in the Lease to the contrary, provided that Tenant is not otherwise in default under the Lease at any time during the “Existing Premises Abatement Month” (as hereinafter defined) which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord, Monthly Base Rent attributable to the Existing Premises shall abate for the month of October, 2004 (the “Existing Premises Abatement Month”) ; provided that Tenant shall remain responsible for all other obligations of Tenant under the Lease during such Existing Premises Abatement Month, and provided further, that such abatement of Monthly Base Rent attributable to the Existing Premises shall not apply for such Existing Premises Abatement Month if Tenant, at any time during such Existing Premises Abatement Month, is otherwise in default under the Lease which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord.

5.	Additional Premises Rent Adjustments.

(a)           For the calendar year in which the Additional Premises Commencement Date falls, Tenant's Share of Operating Expenses and Taxes (i.e., Rent Adjustments under the Lease) provided for in Article Four of the Lease shall be calculated separately for the Additional Premises apart from the remainder of the Premises, but not for any subsequent years of the Term of the Lease. In subsequent years, Rent Adjustments shall be calculated for the Additional Premises together with the remainder of the Premises. Rent Adjustments for the Additional Premises for the calendar year in which the Additional Premises Commencement Date falls (herein, the “Additional Premises Rent Adjustments”) shall be prorated by multiplying the Rent Adjustments attributable to the Additional Premises by a fraction, the numerator of which is the number of days remaining in such calendar year following the Additional Premises Commencement Date and the denominator of which is 365.

(b)            For purposes of calculating Additional Premises Rent Adjustments (i.e., being the Rent Adjustments payable on account of the Additional Premises for the calendar year in which the Additional Premises Commencement Date falls), “Tenant's Share” shall be 5.6023%. For purposes of calculating Rent Adjustments payable on account of both the Additional Premises and the remainder of the Premises (i.e., being the “Existing Premises” as described herein) for all subsequent calendar years (or partial calendar years) within the Term of the Lease, “Tenant's Share” shall be 15.2415% (and Section 1.01(13) of the Lease is hereby amended accordingly). Rent Adjustments for the Existing Premises shall continue to be calculated and paid in accordance with Article Four of the Lease for the calendar year in which the Additional Premises Commencement Date falls.

(c)           All Rent Adjustments described in this Paragraph 5 shall be payable at such times, in such manner, and in accordance with such procedures (i.e, including

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payment of “Rent Adjustment Deposits” and final reconciliations) as set forth in Article Four of the Lease relative to payment of Rent Adjustments thereunder.

(d)           Notwithstanding anything herein or in the Lease to the contrary, it is agreed that, provided that Tenant is not in default under the Lease during any applicable Additional Rent Abatement Month (as hereinafter defined) which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord, then, Tenant shall be entitled to an abatement of Rent Adjustments and Rent Adjustment Deposits attributable to the Additional Premises being leased hereunder for each full or partial calendar month commencing with the Additional Premises Commencement Date and continuing through September 30, 2004 (each such full or partial calendar month, an “Additional Rent Abatement Month”). The foregoing abatement of Rent Adjustments and Rent Adjustment Deposits attributable to the Additional Premises shall not otherwise affect Tenant's obligation to pay all other amounts due and owing under the Lease during each such respective Additional Rent Abatement Month, nor shall it affect any other obligations of Tenant hereunder or under the Lease; and provided further, that Tenant shall not be entitled to any such abatement of Rent Adjustments and Rent Adjustment Deposits for any Additional Rent Abatement Month during which Tenant is, at any time, in default under the Lease which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord.

6.        Condition; Tenant Improvements.

(a)           Without limitation of the terms of Paragraphs 6(b) and 6(c) below, Tenant hereby accepts the Additional Premises in their “as is” condition as of the Turnover Date described in Paragraph 7 below, subject to Paragraphs 6(b) and 6(c) below, and Tenant hereby accepts the Existing Premises in their “as is” condition as of the date hereof, and Tenant acknowledges and agrees that Landlord shall not be required to make any improvements to the Additional Premises (except as provided in Paragraph 6(c) below) or the Existing Premises for Tenant's use and occupancy during the term of the Lease (as extended hereby). Without limitation of the foregoing, it is acknowledged that Tenant shall, at its sole cost and expense (subject to application of the Allowance as defined in the hereafter described “Initial Premises Workletter”), perform any work at the Existing Premises and/or the Additional Premises as may be necessary or desired by Tenant to improve the Existing Premises and/or the Additional Premises for occupancy, all subject to and in accordance with the provisions of the Workletter Agreement attached hereto as Exhibit B (the “Initial Premises Workletter”). All work completed by Tenant on or after the Turnover Date (as defined in Paragraph 7 below) and on or before the one hundred eightieth (180th) day following the Additional Premises Commencement Date as referenced in this Paragraph 6(a) is hereinafter referred to as “Tenant's Work”.

(b)           Notwithstanding the terms of Paragraph 6(a) above, Landlord shall maintain and make necessary repairs to the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building so that the same continue to function in good working order, all as and to the extent described in Section 8.01 of the Original Lease. Further, Landlord shall maintain the Common Areas of the Building (as well as attached

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parking structures, if applicable) in compliance, in all material respects, with applicable Laws, including without limitation, the Americans with Disabilities Act and any and all environmental Laws to the extent applicable. For purposes of this Paragraph 6(b), it is understood and agreed that (i) any costs incurred by Landlord relative to its maintenance, repair and/or compliance activities as described in this Paragraph 6(b), including costs of capital improvements, may be included as part of “Operating Expenses” under the Lease (subject to any other limitations expressly described in the definition of “Operating Expenses” under the Lease and subject to the terms of the last sentence of this Paragraph 6(b) hereinbelow), and (ii) Tenant shall have no claim against Landlord relative to Landlord's failure to perform maintenance or repair obligations under this Paragraph 6(b) or under the Lease or relative to Landlord's noncompliance of Laws under this Paragraph 6(b) or under the Lease, if any such failure or any such noncompliance of Laws does not adversely or financially impact Tenant's use and quiet enjoyment of any portion of the Premises in accordance with the terms of the Lease, and (iii) Tenant shall reasonably cooperate with Landlord in allowing access to the Premises, subject to prior scheduling with Tenant, to enable Landlord to perform any maintenance, repair and/or compliance work which is required within the Premises. Notwithstanding the foregoing, if the Building is in violation of any such Laws (as now existing) as of the date of this Amendment (i.e., meaning that the Building was obligated to take action to comply with such Laws on or before the date of this Amendment, and has failed to do so) including, without limitation, any environmental Laws, then the costs of any capital improvements or other compliance activities made to the Building after the date of this Amendment in order to cure such violations of Laws shall not be included in recoverable “Operating Expenses” under the Lease.

(c)           Landlord shall perform, or cause to be performed, certain sprinkler work at that portion or the Additional Premises located on the 10th floor, which work is described in Exhibit E hereto (the “Work”), at no cost to Tenant. Landlord shall use commercially reasonable efforts to tender possession of the Additional Premises to Tenant, with the Work being substantially completed therein, on or before June 1, 2004, all as and to the extent and subject to the terms and conditions provided in Paragraph 7 below. For purposes hereof, the term “substantially completed”, “substantially complete”, “substantial completion”, or words of similar import, shall mean completion of the Work, except for minor and insubstantial details of construction, detail, finishes or mechanical adjustments which remain to be done, to the extent that such remaining incomplete items would not materially interfere with the use of the Additional Premises for Tenant's office operations under the Lease. In the event of any dispute as to whether the Work is substantially complete, the decision of Landlord's architect shall be final and binding on the parties. Following delivery of the Additional Premises to Tenant in accordance with the terms of this Amendment, Landlord shall proceed diligently to complete the balance (if any) of the Work in a reasonable time frame. Tenant hereby acknowledges that, following Landlord's delivery of possession to Tenant of the Additional Premises, Landlord may be completing any then unfinished portions of the Work in or about the Additional Premises during normal business hours while Tenant is performing work or otherwise conducting other activities therein. Tenant hereby agrees to reasonably cooperate with Landlord with regard to scheduling times for the

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performance of said balance of the Work and coordinating Tenant's activities in the Additional Premises with Landlord's performance of same.

7.           Possession.  Landlord shall use commercially reasonable efforts to deliver possession of the Additional Premises to Tenant, with the “Work” being “substantially completed” therein (as such terms are defined in Paragraph 6(c) above), no later than June 1, 2004, in order for Tenant to proceed with the Tenant's Work. The date Landlord so delivers possession of the Additional Premises is referred to herein as the “Turnover Date”. If Landlord should be unable, due to fire or other casualty, a holdover tenant or any other reason beyond Landlord's reasonable control, to so deliver possession of the Additional Premises on or before June 1, 2004, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant under the Lease or be construed to extend the expiration of the term of the Lease either as to the respective Additional Premises or the balance of the Premises; provided, however, that under such circumstances (A) the stated Additional Premises Commencement Date set forth in Paragraph l(b)(i) above shall be extended by one day for each day of delay beyond June 1, 2004 in delivery of possession of such Additional Premises to Tenant, and (B) Landlord shall continue to use reasonable efforts to so deliver possession of the Additional Premises to Tenant as soon thereafter as reasonably practicable. Any occupancy of the Additional Premises from and after the Turnover Date and continuing through the day immediately prior to the Additional Premises Commencement Date shall be subject to all of the terms and provisions set forth in the Lease, except that (i) Tenant shall not be obligated to pay Monthly Base Rent or Rent Adjustments attributable to the Additional Premises for any such period prior to the Additional Premises Commencement Date, and (ii) Landlord shall be obligated to furnish janitorial or other base building services within the Additional Premises for any such period prior to the Additional Premises Commencement Date.

8.           Right of First Offer.  Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, each portion of the First Offer Space (as hereinafter defined) which becomes available for leasing during the First Offer Period (as hereinafter defined).

(a)           A portion of the First Offer Space shall be deemed to be “available for leasing” upon the occurrence of the following events.

(i)           the expiration of an Existing Lease (as hereinafter defined) of such portion of the First Offer Space (including any renewals or extensions thereof, whether or not pursuant to options currently set forth therein), provided that such portion of the First Offer Space is not then subject to a right or option to lease such space granted in another Existing Lease;

(ii)           if such portion of the First Offer Space is subject to a right or option granted in another Existing Lease, which right or option is not exercised, the later to occur of (A) the expiration of such right or option unexercised and (B) the expiration of the Existing Lease of such portion of the First Offer Space (including any renewals or extensions thereof, whether or not pursuant to options currently set forth therein); or

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(iii)            if such portion of the First Offer Space is subject to a right or option granted in another Existing Lease, which option is exercised, the expiration of the term of such other Existing Lease (including any renewals or extensions thereof, whether or not pursuant to options currently granted therein) or any later date on which the term of the demise of such portion of the First Offer Space created by the exercise of such right or option (including any renewals or extensions thereof, whether or not pursuant to options currently granted in such Existing Lease) expires.

(b)           Prior to Landlord's offering to the public for lease, or leasing, or granting options to lease, any portion of space on floors 4, 7, 10 or 12 of the Building (herein, the “First Offer Space”), which is not otherwise leased to Tenant and which becomes available for leasing during the First Offer Period, Landlord shall give Tenant written notice of the location and Rentable Area of such portion of the First Offer Space, the date of commencement of the term of the demise, as determined by Landlord, with respect to such portion of the First Offer Space (the “First Offer Space Commencement Date”) and the rental rate for such portion of the First Offer Space (determined as hereinafter provided) (such notice being referred to as a “Landlord Initial Notice”). The First Offer Space Commencement Date shall not be less than sixty (60) days after the date such Landlord Initial Notice is given by Landlord. Tenant's right to lease the First Offer Space described in such a Landlord Initial Notice from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said right given not later than ten (10) business days after such Landlord Initial Notice is given, time being of the essence. If such right is not so exercised, Landlord shall have the right to thereafter market such space for leasing or for granting options to lease, subject to Tenant's continuing first offer rights described in Paragraph 8(c) below. Tenant may not elect to lease less than the entire area of the First Offer Space described in any such Landlord Initial Notice.

(c)           If Tenant does not validly exercise its first offer option with respect to any applicable First Offer Space as provided in Paragraph 8(b) above, then Landlord shall have the right to market the applicable First Offer Space for leasing or for options to lease, to any person or entity; provided that prior to Landlord leasing, or granting options to lease, all or any portion of such applicable First Offer Space for a term commencing during the First Offer Period, Landlord shall give Tenant written notice of the location and Rentable Area of such applicable portion of the First Offer Space and the then proposed First Offer Space Commencement Date therefor and the then determined rental rate therefor (determined as hereinafter provided) (such notice being referred to as a “Landlord Second Notice”). The then proposed First Offer Space Commencement Date shall not be less than sixty (60) days after the date such Landlord Second Notice is given by Landlord. Tenant's right to lease the First Offer Space described in such a Landlord Second Notice from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said right given not later than five (5) business days after the applicable Landlord Second Notice is given, time being of the essence. If such right is not so exercised, Tenant's right of first offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease or grant options to lease all or any portion of such applicable First Offer Space without notice to Tenant

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and free of any right in Tenant; provided, however, that if Landlord shall not have leased, or granted options to lease, the applicable First Offer Space described in any applicable Landlord Second Notice within the period ending one hundred eighty (180) days following the date of such Landlord Second Notice (plus, if Landlord is negotiating with a particular potential tenant at the time such period expires, such additional period during which Landlord continues to negotiate with such potential tenant), Landlord shall not lease or grant options to lease such portion of the First Offer Space for a term commencing during the First Offer Period without again giving a Landlord Second Notice to Tenant as described above, and, in such event, Tenant shall again have the first offer right with respect to such applicable First Offer Space in accordance with the terms and provisions set forth in this Paragraph 8. Tenant may not elect to lease less than the entire area of the First Offer Space described in a Landlord Second Notice. Further, if Tenant does not exercise its first offer rights as described in this Paragraph 8(c), and if Landlord thereafter leases or grants options to lease the applicable First Offer Space, then Tenant shall again have first offer rights under this Paragraph 8 with respect to such space if and when such First Offer Space again becomes “available for leasing” during the First Offer Period.

(d)           Unless Landlord otherwise agrees (at its sole discretion), Tenant may only exercise its right to lease a portion of the First Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said right and on the pertinent First Offer Space Commencement Date, the Lease is in full force and effect and Tenant is not (i) in monetary default under the Lease, or (ii) in non-monetary default under the Lease, and in either event, such default is not cured by Tenant in the time and manner described in the Lease after written notice from Landlord, and (inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in this Amendment) at least two-thirds of the Rentable Area of the Premises (inclusive of the Additional Premises described herein) are occupied by the original Tenant named in this Amendment and/or one or more permitted Affiliates under Article Ten of the Lease, and said Tenant has not assigned the Lease (other than to a permitted Affiliate), or sublet greater than one-third of the Rentable Area of the Premises (other than to one or more permitted Affiliates). Without limitation of the foregoing, no sublessee or assignee (other than a permitted Affiliate assignee) shall be entitled to exercise any first offer right hereunder, and, unless Landlord otherwise agrees (at its sole discretion), no exercise of any first offer right hereunder by the original Tenant named in this Amendment or by a permitted Affiliate assignee shall be effective in the event said Tenant assigns the Lease (other than a permitted Affiliate assignee) or subleases all or greater than one-third of the Rentable Area of the Premises (other than to one or more permitted Affiliates) prior to the pertinent First Offer Space Commencement Date. If the original Tenant named in this Amendment has assigned the Lease to an assignee which is a permitted Affiliate assignee under Article Ten of the Lease, as of the time of Tenant's exercise of any first offer rights under this Paragraph 8 or on the pertinent First Offer Space Commencement Date, then, at Landlord's option, any such exercise of the first offer right under this Paragraph 8 shall need to be executed by the original named Tenant in this Amendment and each such permitted Affiliate assignee in order to be effective for purposes hereof (unless, however, the original named Tenant no longer exists as a separate and distinct entity as a direct result of the transaction giving rise to the assignment to such permitted Affiliate, such as

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is the case of a merger, in which event only the permitted Affiliate assignee shall be obligated to execute such first offer exercise notice hereunder). Notwithstanding anything to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its first offer rights under this Paragraph 8, as such conditions are described above in this Paragraph 8(d), whereupon Tenant's prior exercise of such first offer rights shall be valid and in full force and effect and in all respects. Any such waiver by Landlord must be in writing in order to be effective for purposes of the preceding sentence.

(e)           If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of the Lease, except that the rent per square foot of Rentable Area for such portion of the First Offer Space, including concessions, shall be equal to the ROFO Market Rental Rate (as hereinafter defined). Without limitation of the foregoing:

(i)           the Rentable Area of the Premises shall be increased by the Rentable Area of such portion of the First Offer Space (and “Tenant's Share” shall be increased accordingly);

(ii)           the term of the demise covering such portion of the First Offer Space shall commence on the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the term of the Lease, including any extension or renewal thereof; and

(iii)           the First Offer Space shall be rented in its “as is” condition as of the First Offer Space Commencement Date (inasmuch as tenant improvement work, allowances, free-rent during tenant construction periods and other concessions, if any, as will be reflected in ROFO Market Rental Rate as described in Paragraph 8(i) below).

(f)           If Tenant has validly exercised its right to lease a portion of the First Offer Space, within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith.

(g)           If Tenant has validly exercised its right to lease a portion of the First Offer Space, Landlord shall use commercially reasonable efforts to deliver possession of such First Offer Space to Tenant on the pertinent First Offer Space Commencement Date (including, the filing and diligent prosecution of eviction proceedings, if necessary, with respect to any holdover tenant therein), but in the event Landlord should be unable for any reason to do so, then Landlord shall not be subject to any liability for failure to deliver possession except as provided below in this Paragraph 8(g). Such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the term of the Lease either as to such portion of the First Offer Space or the balance of the

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Premises; provided that in such event, the First Offer Space Commencement Date shall be extended until Landlord is able to deliver possession (i.e., with any rental abatement periods under Paragraph 8(e)(iii) hereof, as applicable, being deferred accordingly). Without limitation of the foregoing, in the event Landlord fails to deliver possession of any portion of the First Offer Space, which failure continues for ninety (90) days beyond the pertinent First Offer Space Commencement Date (the “Outside First Offer Space Commencement Date”) for any reason whatsoever (including reasons beyond Landlord's reasonable control), then Tenant shall have the additional ongoing right, exercised upon thirty (30) days' written notice thereof to Landlord delivered at any time following such 90-day period and prior to such time as Landlord has tendered the applicable First Offer Space to Tenant (time being of the essence) and Landlord's failure to deliver possession of such First Offer Space to Tenant within such 30-day period, to revoke its earlier exercise of such applicable first offer right, whereupon the Lease shall continue in full force and effect without regard to such First Offer Space, and neither party shall have any further rights or obligations with respect thereto (provided that Landlord shall again give Tenant a Landlord Second Notice under this Paragraph 8, and Tenant shall again have first offer rights as provided in this Paragraph 8, prior to Landlord leasing or granting options to lease such First Offer Space which remains available for leasing for a term commencing during the First Offer Period). If Tenant fails to so revoke its prior exercise notice within the time periods set forth in the preceding sentence Tenant shall be deemed to have waived such right, and the remaining terms of this Paragraph 8(g) shall continue to apply.

(h)           In the event any portion of the First Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the First Offer Space shall thereupon be deleted from the First Offer Space.

(i)           As used herein, the following terms shall have the following meanings:

(i)           the term “First Offer Period” shall mean the term of the Lease and all extensions and renewals thereof; provided, however, that the First Offer Period shall not include the last two (2) years of the stated term (as extended by this Amendment) or the last two (2) years of any renewal period hereunder, unless Tenant has then validly exercised any option granted to Tenant under this Amendment to extend the term for any further renewal period described herein, (in which event the First Offer Period shall not include the last two (2) years of any such renewal period);

(ii)           the term “Existing Lease” shall mean a lease of any space in the Building in effect as of the date hereof, as amended from time to time (including extensions or renewals thereof, whether or not pursuant to options granted therein), whether or not the term of such lease has yet commenced;

(iii)           the term “ROFO Market Rental Rate” per square foot of Rentable Area shall mean (i) the annual rate of net rent reasonably determined by Landlord to be the prevailing market net rental rate in downtown Chicago, Illinois for comparable previously improved office space (taking into consideration the

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duration of the terms for which such space is being leased, location and/or floor level within the applicable buildings, when the applicable rate first becomes effective, quality, condition and location of the applicable buildings and the applicable space, rental concessions, brokerage commissions, and other comparable factors) and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not being provided to Tenant in kind) prevailing concessions such as, but not limited to, rental concessions, tenant improvement work, allowances, time for construction of tenant improvements, etc.), for terms commencing on or about the First Offer Space Commencement Date, plus (ii) additional components of the ROFO Market Rental Rate determined by Landlord, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Rent Adjustments); and which may also include a market-level security deposit based upon security deposits then being imposed upon other tenants in downtown Chicago, Illinois, having comparable concession packages and being of comparable credit worthiness as that of Tenant at the time ROFO Market Rental Rate is being determined. Completed lease transactions at the Building and/or bona fide written offers to lease comparable space at the Building received by Landlord from third parties (at arm's length) and/or letters of intent or other proposals for the leasing of space at the Building submitted or otherwise executed by third parties (at arm's length) may be used by Landlord and thereupon have preferential value as an indication of the ROFO Market Rental Rate.

(iv)           Tenant's first offer rights under this Paragraph 8 are expressly subject to the terms of Paragraph 12(g) below.

9.           First Renewal Option.  Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to extend the term of the Lease for all or a “First Renewal Designated Portion” (as hereinafter described) of the Premises on the same terms, conditions and provisions as contained in the Lease, except as otherwise provided herein, for one period of five (5) years (the “First Renewal Period”) after the expiration of the stated term of the Lease (as extended by this Amendment), which First Renewal Period shall commence on October 1, 2014 (the “First Renewal Period Commencement Date”) and end on the day before the fifth (5th) anniversary of the First Renewal Period Commencement Date.

(a)           Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is nine (9) months prior to the First Renewal Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire. Tenant shall have the right, as part of its exercise notice, to designate only a portion of the Premises (the “First Renewal Designated Portion”) for which the Term shall be extended, provided that such First Renewal Designated Portion (i) shall be no less than fifty percent (50%) of the Rentable Area of the initial Premises hereunder (i.e., meaning the Existing Premises and the Additional Premises, as described herein), and (ii) must include in any event, all space included as part of the then Premises on any given floor at the Building (e.g., if Tenant desires the fifth floor of the Premises to be included as part

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of the First Renewal Designated Portion, then the First Renewal Designated Portion must include the entire fifth floor space then included as part of the Premises, and may not include only a portion of such space). If Tenant properly exercises its renewal option designating a First Renewal Designated Portion meeting the criteria as described above, then the Term of the Lease shall expire as to the balance of the Premises on the then stated expiration date, without regard to any such extension or renewal hereunder. If Tenant does not properly designate a First Renewal Designated Portion meeting the above stated criteria as part of its exercise notice, then Tenant shall be deemed, as part of any renewal exercise notice hereunder, to have exercised its renewal option as to the entire then Premises.

(b)           Unless Landlord otherwise agrees (at its sole discretion), Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the First Renewal Period Commencement Date, the Lease is in full force and effect and Tenant is not (i) in monetary default under the Lease or (ii) in non-monetary default under the Lease, and in either event, such default is not cured by Tenant in the time and manner set forth in the Lease after written notice from Landlord, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Amendment) not less than fifty percent (50%) of the Rentable Area of the then Premises are occupied by the original Tenant named in this Amendment and/or one or more permitted Affiliates under Article Ten of the Lease, and said Tenant has not assigned the Lease (other than to a permitted Affiliate) or sublet greater than fifty percent (50%) of the Rentable Area of the then Premises (other than to one or more permitted Affiliates). Without limitation of the foregoing, no sublessee or assignee (other than a permitted Affiliate assignee) shall be entitled to exercise said option, and, unless Landlord otherwise agrees (at its sole discretion), no exercise of said option by the original Tenant named in this Amendment or by a permitted Affiliate assignee shall be effective in the event said Tenant assigns the Lease (other than a permitted Affiliate assignee), or subleases greater than fifty percent (50%) of the Rentable Area of the then Premises (other than to one or more permitted Affiliates) prior to the First Renewal Period Commencement Date. In the event of an assignment to a permitted Affiliate assignee under Article Ten of the Lease as of the time of Tenant's exercise of said option under this Paragraph 9 or as of the First Renewal Period Commencement date, then, at Landlord's election, any exercise of said option under this Paragraph 9 must be signed by both the original named Tenant and each such permitted Affiliate assignee in order to be effective (unless, however, the original named Tenant no longer exists as a separate and distinct entity as a direct result of the transaction giving rise to the assignment to such permitted Affiliate assignee, such as is the case of a merger, in which event only the permitted Affiliate assignee shall be obligated to execute such renewal exercise notice hereunder). Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its renewal rights under this Paragraph 9, as such conditions are described above in this Paragraph 9(b), whereupon Tenant's prior exercise of such renewal rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing to be effective for purposes of the preceding sentence.

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(c)           Rent per square foot of Rentable Area of the Premises payable during the First Renewal Period with respect to all space included in the Premises as of the First Renewal Period Commencement Date, as well as corresponding concessions, shall be equal to the Market Rental Rate (as hereinafter defined). Landlord shall give Tenant written notice of the Market Rental Rate (including concessions) within thirty (30) days following Tenant's request therefor, provided that Tenant's written request shall be given no earlier than twelve (12) months prior to the First Renewal Period Commencement Date.

(d)           If Tenant has validly exercised said renewal option, then within thirty (30) days after the request of either party and final determination of the Market Rental Rate, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the First Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of the Lease as may be necessary to conform such provisions to the Market Rental Rate.

10.           Second Renewal Option.  Subject to the provisions hereinafter set forth, if Tenant has validly exercised its first renewal option under Paragraph 9 above, then Landlord hereby grants to Tenant an additional option to extend the term of the Lease for all or a “Second Renewal Designated Portion” (as hereinafter defined) of the Premises on the same terms, conditions and provisions as contained in the Lease, except as otherwise provided herein, for one additional period of five (5) years (the “Second Renewal Period”) after the expiration of the First Renewal Period, which Second Renewal Period shall commence on October 1, 2019 (the “Second Renewal Period Commencement Date”) and end on the day before the fifth (5th) anniversary of the Second Renewal Period Commencement Date.

(a)           Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is nine (9) months prior to the Second Renewal Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire. Tenant shall have the right, as past of its exercise notice, to designate only a portion of the Premises (the “Second Renewal Designated Portion”) for which the Term shall be extended, provided that such Second Renewal Designated Portion (i) shall be no less than fifty percent (50%) of the Rentable Area of the initial Premises hereunder (i.e., meaning the Existing Premises and the Additional Premises, as described herein), and (ii) must include in any event, all space included as part of the then Premises on any given floor at the Building (e.g., if Tenant desires the fifth floor of the Premises to be included as part of the Second Renewal Designated Portion, then the Second Renewal Designated Portion must include the entire fifth floor space then included as part of the Premises, and may not include only a portion of such space). If Tenant properly exercises its renewal option designating a Second Renewal Designated Portion meeting the criteria as described above, then the Term of the Lease shall expire as to the balance of the Premises on the then stated expiration date, without regard to any such extension or renewal hereunder. If Tenant does not properly designate a Second Renewal Designated Portion meeting the above stated criteria as part of its exercise notice, then Tenant shall be deemed, as part of any renewal exercise notice hereunder, to have exercised its renewal option as to the entire then Premises.

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(b)           Unless Landlord otherwise agrees (at its sole discretion), Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the Second Renewal Period Commencement Date, the Lease is in full force and effect and Tenant is not (i) in monetary default under the Lease or (ii) in non-monetary default under the Lease, and in either event, such default is not cured by Tenant in the time and manner set forth in the Lease after written notice from Landlord, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Amendment) not less than fifty percent (50%) of the Rentable Area of the then Premises are occupied by the original Tenant named in this Amendment and/or one or more permitted Affiliates under Article Ten of the Lease, and said Tenant has not assigned the Lease (other than to a permitted Affiliate) or sublet greater than fifty percent (50%) of the Rentable Area of the then Premises (other than to one or more permitted Affiliates). Without limitation of the foregoing, no sublessee or assignee (other than a permitted Affiliate assignee) shall be entitled to exercise said option, and, unless Landlord otherwise agrees (at its sole discretion), no exercise of said option by the original Tenant named in this Amendment or by a permitted Affiliate assignee shall be effective in the event said Tenant assigns the Lease (other than a permitted Affiliate assignee), or subleases greater than fifty percent (50%) of the Rentable Area of the then Premises (other than to one or more permitted Affiliates) prior to the Second Renewal Period Commencement Date. In the event of an assignment to a permitted Affiliate assignee under Article Ten of the Lease as of the time of Tenant's exercise of said option under this Paragraph 10 or as of the Second Renewal Period Commencement date, then, at Landlord's election, any exercise of said option under this Paragraph 10 must be signed by both the original named Tenant and each such permitted Affiliate assignee in order to be effective (unless, however, the original named Tenant no longer exists as a separate and distinct entity as a direct result of the transaction giving rise to the assignment to such permitted Affiliate assignee, such as is the case of a merger, in which event only the permitted Affiliate assignee shall be obligated to execute such renewal exercise notice hereunder). Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its renewal rights under this Paragraph 10, as such conditions are described above in this Paragraph 10(b), whereupon Tenant's prior exercise of such renewal rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing to be effective for purposes of the preceding sentence.

(c)           Rent per square foot of Rentable Area of the Premises payable during the Second Renewal Period with respect to all space included in the Premises as of the Second Renewal Period Commencement Date, as well as corresponding concessions, shall be equal to the Market Rental Rate (as hereinafter defined). Landlord shall give Tenant written notice of the Market Rental Rate (including concessions) within thirty (30) days following Tenant's request therefor, provided that Tenant's written request shall be given no earlier than twelve (12) months prior to the Second Renewal Period Commencement Date.

(d)           If Tenant has validly exercised said renewal option, then within thirty (30) days after the request of either party and final determination of the Market Rental Rate,

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Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Second Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of the Lease as may be necessary to conform such provisions to the Market Rental Rate.

(e)           Tenant shall have no right to renew or extend the term of the Lease beyond the Second Renewal Period hereunder.

11.           Market Rental Rate.  As used herein, the term “Market Rental Rate” per square foot of Rentable Area shall mean (i) the annual rate of net rent reasonably determined by Landlord to be the prevailing market net rental rate for leases of comparable previously improved office space in comparable office buildings in downtown Chicago, Illinois (taking into consideration the duration of the terms for which such space is being leased, location and/or floor level within the applicable buildings, size of the applicable space, when the applicable rate becomes effective, quality, condition and location of the applicable buildings and the applicable space, rental concessions brokerage commissions, and other comparable factors) and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not being provided to Tenant in kind) prevailing concessions such as, but not limited to, rental concessions, tenant improvement work, allowances, time for construction of tenant improvements, etc.) (as the case may be) for lease terms commencing on or about the First Renewal Period Commencement Date or Second Renewal Period Commencement Date (as the case may be), plus (ii) additional components of the Market Rental Rate determined by Landlord, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Rent Adjustments) and which may also include a market-level security deposit based upon security deposits then being imposed upon tenants at other comparable first class office buildings in downtown Chicago, Illinois having comparable concession packages and being of comparable credit-worthiness as that of Tenant at the time Market Rental Rate is being determined. Completed lease or lease renewal transactions at the Building and/or bona fide written offers, letters of intent or proposals to renew or to enter into new leases of comparable space at the Building received by Landlord from third parties (at arm's length) and otherwise executed by third parties (at arm's length) may be used by Landlord and thereupon have preferential value as an indication of the Market Rental Rate.

12.           Partial Termination Of Lease.

(a)           Tenant may elect to terminate the Lease with respect to either (i) that portion of the Additional Premises described herein which is located on the 10th floor of the Premises, consisting of 13,293 square feet of Rentable Area, or (ii) that portion of the Additional Premises described herein which is located on the 9th floor of the Building, consisting of 29,852 square feet of Rentable Area, or (iii) the entire Additional Premises (which election as to the space described in either clauses (i), (ii) or (iii) above shall be made by Tenant as hereinafter provided) (in either case, the “Excluded Premises”) by notice of such partial termination election given by Tenant to Landlord, in writing no later than January 1, 2009 (time being of the essence). Tenant's exercise notice, in order to be effective, shall specify which of the three (3) spaces described in subclauses (i), (ii) and (iii) above shall constitute the Excluded Premises. If Tenant fails to so timely and validly exercise its partial termination right as provided above in this Paragraph 12, then

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such right shall thereupon terminate, and this Paragraph 12 shall be null and void. If Tenant so timely and validly exercises its partial termination option, then, the lease of the Excluded Premises shall terminate as of October 1, 2009 (the “Exclusion Date”) as though the Lease had expired by lapse of time on the Exclusion Date with respect to the Excluded Premises. From and after the Exclusion Date, the remainder of the Premises (the “Remainder Leased Premises”) shall be deemed to be the leased premises under the Lease.

(b)           Tenant shall vacate and deliver possession of the Excluded Premises to Landlord in the manner set forth in, and in the condition required by, the Lease for surrender of the Premises, on or before the Exclusion Date. Any retention of possession by Tenant of all or part of the Excluded Premises after the Exclusion Date shall be deemed a holding over under Article Thirteen of the Original Lease without consent of Landlord, and shall be subject to the terms and conditions of said Article Thirteen of the Original Lease with respect to such holdover.

(c)           Effective as of the Exclusion Date, Monthly Base Rent provided to be paid under the Lease for the leased premises shall be reduced for the remainder of the Lease term based on the Monthly Base Rent applicable to the Excluded Premises as set forth in Paragraph 4 above. Rent Adjustments for the calendar year which includes the Exclusion Date shall be calculated separately for the Excluded Premises and the Remainder Leased Premises as follows:

(i)           Rent Adjustments attributable to the Excluded Premises shall be prorated pursuant to Article Four of the Lease for the calendar year which includes the Exclusion Date as though the Lease will terminate on the Exclusion Date. Share attributable to the Excluded Premises for said calendar year shall be computed pursuant to the definition of “Tenant's Share” set forth in Section 1.03(37) of the Original Lease, using as the numerator of the ratio described therein the Rentable Area of the Excluded Premises.

(ii)           Tenant's Share with respect to the Remainder Leased Premises for such calendar year and for the remainder of the term thereafter shall be computed pursuant to the definition of “Tenant's Proportionate Share” set forth in Section 1.03(37), of the Original Lease, using as the numerator of the ratio described therein the total Rentable Area of the Remainder Leased Premises.

(d)           In the event Tenant exercises its option to terminate the Lease as provided in this Paragraph 12 with respect to the Excluded Premises, then, notwithstanding anything contained in this Paragraph 12 to the contrary, Tenant shall pay Landlord one-half of the Excluded Premises Termination Fee (as hereinafter defined) with respect to the Excluded Premises within three (3) months after Tenant delivers its written termination notice under this Paragraph 12, and Tenant shall pay the remaining one-half of said Excluded Premises Termination Fee on or before the Exclusion Date. The foregoing payments shall (at Landlord's option) be an express condition of the effectiveness of Tenant's early termination election hereunder. Payment of the Excluded Premises Termination Fee shall be made in cash or by certified or cashier's check or wire

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transfer of same day funds. For purposes hereof, the term “Excluded Premises Termination Fee” shall mean an amount equal to (A) the “Unamortized Space Cost Allocation” (as hereinafter defined), plus (B) if (and only if) the Excluded Premises includes the entire Additional Premises (i.e., as described in subclause (iii) under Paragraph 12(a) above), then, in addition to the Unamortized Space Cost Allocation, the Excluded Premises Termination Fee shall also include an amount equal to six (6) months’ prospective Base Rent and Rent Adjustments attributable to said Additional Premises (calculated based on the rate of Base Rent and the monthly Rent Adjustments in effect for the Additional Premises as of the Exclusion Date). For purposes hereof, the term “Unamortized Space Cost Allocation” shall mean the sum of (A) with respect to those components of “Unamortized Space Costs” (as hereinafter defined) attributable to the Allowance and to brokerage commissions, the entire Unamortized Space Cost amount attributable thereto, and (B) with respect to all other components of Unamortized Space Costs, the product of (i) all such other “Unamortized Space Costs” (as hereinafter defined) divided by 117,379 square feet (i.e., being the overall Rentable Area of the Existing Premises and the Additional Premises), multiplied by (ii) the number of square feet of Rentable Area comprising the Excluded Premises. Further, for purposes hereof, the term “Unamortized Space Costs” shall mean an amount calculated by determining the outstanding principal balance of a loan as of the Exclusion Date, which loan has (A) an original principal balance equal to the amount of all tenant improvement costs, allowances (including, without limitation, the “Allowance” and “Space Plan Allowance” described in the Workletter and the “Existing Lease Allowance” described in Paragraph 22 below), rental abatements, legal fees and brokerage commissions given or incurred by Landlord hereunder or in connection with this Amendment (it being understood that, for purposes of the foregoing calculations in this subclause (A), the initial amount of the “Allowance” is hereby stipulated to be $35.00 multiplied by the number of square feet of Rentable Area of the applicable Excluded Premises and the initial amount of brokerage commissions is hereby stipulated to be $12.00 multiplied by the number of square feet of Rentable Area of the applicable Excluded Premises), (B) an interest rate of eight percent (8%) per annum, (C) a term and full amortization period equal to the scheduled initial term of the Lease (as extended under Paragraph 3 hereof) (i.e., meaning from and after October 1, 2004 and through the expiration of the initial term of the Lease, as so extended under Paragraph 3 hereof), and (D) payments of principal and interest made in equal monthly installments, with interest paid in arrears, and assuming that the first payment was made as of the first month anniversary of October 1, 2004.

(e)           Tenant may not, unless Landlord otherwise agrees, exercise such right to terminate the Lease with respect to the Excluded Premises, as provided in this Paragraph 12, and, unless Landlord otherwise agrees, no such exercise shall be effective, at any time that Tenant is (i) in monetary default under the Lease; or (ii) in non-monetary default under the Lease, which default, in either event, is not cured by Tenant in the time and manner set forth in the Lease after written notice from Landlord. Further, no termination hereunder shall be effective if Tenant fails to pay any applicable portion of the termination fee when due under this Paragraph 12 (unless Landlord otherwise agrees). Any notice to terminate shall be irrevocable once given.

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(f)           If Tenant exercises its option to terminate under this Paragraph 12, unless Landlord otherwise agrees, Tenant shall represent and warrant to Landlord that the following shall be true on the Exclusion Date (which representation and warranty shall, at Landlord's option, be a condition to the effectiveness of such termination right of Tenant):

(i)           The original named Tenant under this Amendment or a permitted Affiliate assignee under Article Ten of the Lease owns and holds the entire interest of Tenant under the Lease;

(ii)           There shall exist no subleases affecting the Excluded Premises which shall survive the Exclusion Date;

(iii)           Tenant shall not have assigned or encumbered Tenant's interest under the Lease or any part thereof which shall in any manner affect the Excluded Premises and which shall survive the Exclusion Date; and

(iv)           No work shall have been performed at the Excluded Premises that has not been fully paid for prior to the Exclusion Date and that is of a nature which could give rise to a mechanics' lien or other claims against the Premises, the Building and/or Landlord.

(g)           In the event Tenant exercises its first offer right at any time under Paragraph 8 above, then, notwithstanding anything herein to the contrary, Tenant shall no longer have any termination rights under this Paragraph 12, and this Paragraph 12 shall be deemed null and void. Further, if Tenant exercises its termination right under this Paragraph 12, then Tenant shall have no further first offer rights under Paragraph 8 above, notwithstanding anything in this Amendment to the contrary, and said Paragraph 8 shall thereafter become null and void.

13.           Assignment/Subletting.  Article Ten of the Original Lease is hereby amended by eliminating any further “recapture” rights of Landlord thereunder (it being acknowledged and agreed that Landlord shall have no further recapture rights under Article Ten of the Original Lease from and after the date hereof).

14.           Signage.

(a)           Full Floor/Exterior Signage. At Tenant's cost and expense, (i) Tenant shall have the right to install and maintain interior identification signage for Tenant located in the elevator lobby of any full floor being leased by Tenant as part of the Premises, and (ii) if Landlord, at any time during the Term, at its sole discretion, installs an additional monument base on the exterior of the Building for identification of one or more tenants at the Building, then so long as the original named Tenant and/or any one or more permitted Affiliates under Article Ten hereof continue to occupy not less than seventy-five percent (75%) of the Rentable Area of the Premises for the conduct of business operations therefrom, Tenant shall have the non-exclusive right to install and maintain, at Tenant's expense, identification signage for Tenant located on such exterior monument (herein, in any case under subclause (i) or (ii) above, the “Identification

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Signage”), all in accordance with the following terms and conditions. The parties hereby agree that (i) the foregoing Identification Signage permitted under subclause (ii) above (i.e., the exterior monument signage) shall be limited to the name of the original named Tenant or the name of a permitted Affiliate assignee under Article 10 of the Lease designated by Tenant in writing to Landlord (it being understood that only one such party shall have the right, at any given time, to have Identification Signage hereunder and if Tenant or any such Affiliate assignee replaces signage previously installed, Tenant (or such assignee, as applicable) shall be fully responsible for removing, at its sole cost and expense, any then existing signage being so replaced), (ii) the width and length of the letters comprising the Identification Signage permitted hereunder shall, as it relates to exterior signage, be consistent with building-standard exterior identification signage requirements, (iii) the length and width of the letters comprising the Identification Signage permitted in any elevator lobby of the Building and the design and color of and materials used for any Identification Signage in any elevator lobby of the Building shall be consistent with Landlord's building-standard lobby signage requirements, and the design and color of and materials used for any Identification Signage located external to the Building shall be consistent with Landlord's building standard exterior identification signage requirements; and (iv) all Identification Signage shall otherwise be located at an exact area designated by Landlord and reasonably approved by Tenant. Upon Tenant's request for Identification Signage, and provided that the conditions for Tenant's signage rights under this Paragraph 14 have then been satisfied, Tenant shall cause its architect to prepare plans and specifications relative to the Identification Signage (which plans and specifications shall be consistent with the requirements specified above), which plans and specifications shall be delivered to Landlord for its review and approval. All work performed under this Paragraph 14 shall comply with the terms and conditions described in the Workletter (i.e., if included as part of the Tenant's Work) or in Article Nine of the Lease (i.e., if included as subsequent Tenant Alterations); provided however, that Landlord reserves the right, at is discretion, to install any such Identification Signage on Tenant's behalf, using Landlord's designated contractors, agents or employees, all at Tenant's cost and expense. The signage rights of Tenant set forth in subclause (ii) of this Paragraph 14 (i.e., the exterior monument signage) are personal to the original named Tenant hereunder and any permitted Affiliate assignee under Article Ten of the Lease and may not be exercised by any assignee (other than an Affiliate assignee under Article Ten of the Lease and so designated by Tenant in writing to Landlord) or sublessee, or any other party, unless Landlord otherwise consents thereto (at Landlord's sole discretion).

(b)           Door Signage.  Tenant shall have the right to install and maintain, during the Term, at Tenant's expense, identification signage for Tenant and/or any of its permitted assignee(s) or subtenant(s) located on the entry doors of the Premises hereunder (“Entry Door Identification”). Such Entry Door Identification shall be designed, and use materials, and be of size and color, consistent with Landlord's building-standard entry door signage requirements, and plans and specifications therefor shall be subject to the review and approval of Landlord, such approval not to be unreasonably withheld. All work performed under this Paragraph 14(b) shall comply and be performed in accordance with the terms and conditions described in the Workletter (i.e., if included as part of the Tenant's Work) or in Article Nine of this Lease (i.e., if included as subsequent Tenant Alterations), in either case subject to the terms and conditions therein

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described; provided, however, that Landlord reserves the right, at its discretion, to install any such Entry Door Identification on Tenant's behalf, using Landlord's designated contractors, agents or employees, all at Tenant's cost and expense.

15.           Building Security.  Landlord, as an “Operating Expense” of the Building, shall provide twenty-four (24) hour on-site Building security, equipment, personnel, procedures and systems, all if, as and to the extent determined by Landlord from time to time to be consistent with the customary practices of other comparable first class office buildings in downtown Chicago, Illinois.

16.           Building Directory.  At no cost or expense to Tenant, Landlord shall provide Tenant with space on any Building directory existing from time to time in the lobby of the Building for entries for the name of Tenant, its sublessees, assignees and a reasonable number of each such party's designated personnel (but with total entries not exceeding Tenant's Share of total available directory space unless Landlord otherwise agrees in its sole discretion). Tenant shall pay Landlord for Landlord's cost (if any) of any substitution in name entries following the initial installation of Tenant's directory entries (i.e., meaning any substitutions occurring later than three (3) months following the Additional Premises Commencement Date).

17.           Parking.  During the Term, Tenant shall be entitled to have up to thirty-five (35) cars parked in the garage below the concourse level of the Building (the “Parking Spaces”), all subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. In addition, if Tenant does not initially elect to utilize all thirty-five (35) of said Parking Spaces from and after the Effective Date hereof, then Tenant shall have the right, exercised by written notice thereof to Landlord given on or before October 1, 2005 (time being of the essence), to use up to the balance of such aforedescribed thirty-five (35) Parking Spaces, which were not so initially being used by Tenant, all subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. Tenant shall pay the parking charges in effect from time to time in the garage (at monthly rates, if monthly rates are then being charged) for all parking spaces that it elects to use under this Paragraph 17. In connection with the Parking Spaces, Tenant may be required to periodically execute parking agreements. Subject to the terms of the second sentence of this Paragraph 17, Tenant shall pay parking charges for all spaces provided for hereunder, whether or not Tenant does, in fact, utilize such parking. If Tenant, at any time, fails to contract for, or otherwise pay the parking charges relating to, any one or more of the spaces being made available to Tenant under this Paragraph 17, and Tenant does not cure any such failure within seven (7) days after its receipt of written notice thereof from Landlord (each such parking space being referred to as a “Waived Space”), then, subject to the terms of the second sentence of this Paragraph 17, Tenant shall forfeit its rights relative to each such Waived Space, and Landlord shall have no further obligation to offer such Waived Space to Tenant during the balance of the Term of the Lease. Landlord shall not be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord or the garage operator is legally restricted from operating a parking garage or providing parking below the concourse level of the Building or otherwise unable to do so for reasons beyond its reasonable control, and in no event shall Tenant have any right to terminate the Lease due to Landlord’s failure to make parking available as required under this Section. Spaces will not be reserved for Tenant.

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18.           National Holidays.  It is agreed that the “National Holidays” described in Section 1.03(20) of the Original Lease shall not include Martin Luther King Day, President's Day or Veterans Day for purposes of Landlord's HVAC services required under Section 6.01(a)(1) of the Original Lease.

19.           After-Hours HVAC Use.  Without limitation of the terms of Section 6.03 of the Original Lease, the following terms shall apply relative to after-hours HVAC services:

(a)           There are no minimum hourly requirements for after-hours HVAC usage contiguous with standard hours of operation. Non-contiguous requests shall have a minimum of four (4) hours.

(b)           Rates for such overtime charges shall be based on the actual costs as reasonably estimated by Landlord based on projected electrical usage, engineer salary and fringe benefits, equipment maintenance and accelerated wear and tear.

(c)           For information purposes, only, it is acknowledged that the current low-rise after-hours HVAC charges, as of the Effective Date hereof, are $118 per hour for heating and $140 per hour for cooling.

20.           Holdover Rent.  The last two (2) sentences of Article Thirteen of the Original Lease are hereby deleted and the following language is hereby substituted therefor:

“In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify Landlord from and against any and all damages suffered by Landlord on account of such holding over by Tenant, including any damages and claims by tenants entitled to future possession, subject to the further conditions set forth in this Article Thirteen. Upon Tenant's written request, made at any time within the last six (6) months of the Term, Landlord shall notify Tenant, within five (5) business days after Landlord's receipt of such written request, of any then current or proposed leasing agreements relative to the Premises (or any portion thereof) for a term commencing following the termination of this lease, which may give rise to indemnification obligations of Tenant pursuant to this Article Thirteen (the “Affected Agreements”). If, following such Tenant request, Landlord so notifies Tenant of any such Affected Agreements, then Tenant shall not be obligated to indemnify Landlord for Landlord's consequential damages unless such holdover continues for more than forty-five (45) days. If, following such Tenant request, Landlord does not so notify Tenant of any such Affected Agreements, then Tenant shall not be obligated to indemnify Landlord for Landlord's consequential damages unless such holdover continues for more than ninety (90) days (i.e., irrespective of whether Landlord has then entered into, or thereafter enters into, any such Affected Agreements). No occupancy by Tenant after the expiration or other termination of this lease shall be construed to extend the Term, and Tenant's continued occupancy of the Premises shall be as a

24

tenancy at sufferance. The provisions of this Article Thirteen shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.”

21.           Competitors.  Landlord hereby acknowledges and agrees that, for so long as the original named Tenant hereunder and/or one or more permitted Affiliates under Article Ten of the Lease are occupying at least 74,234 square feet of Rentable Area of the Premises being demised from time to time under the Lease for the conduct of business therefrom, then during the Term of the Lease (i.e., inclusive of any renewal or extension of such Term as provided herein), Landlord shall not hereafter enter into any lease for space in the lower elevator bank at the Building nor grant any exterior signage rights upon the exterior of or upon any monument in front of the Building, directly with or to any of the entities listed on Exhibit C to this Amendment (the “Unpermitted Tenants”). Landlord shall not be in violation of the Paragraph 21 if any such Unpermitted Tenants succeeds to the interest of any tenant of the Building or to any tenant's leasehold interest at the Building following such time as Landlord has so entered into a lease or so granted such exterior signage rights with or to the predecessor tenant. Subject to the last sentence of this Paragraph 21, Tenant shall have the right, by written notice delivered to Landlord, to substitute for any of the Unpermitted Tenants then being listed on Exhibit C hereto a different entity (in which case such revised list shall thereafter be deemed the “Umpermitted Tenants” under this Paragraph 21); provided that any such new entity (i) shall be a competitor of Tenant engaged in substantially the same business as that of the original named Tenant hereunder; (ii) shall not be an entity that is then leasing or subleasing space in the Building; and (iii) shall not be an entity which Landlord is then negotiating with for space at the Building (as evidenced by the execution of a written proposal, offer or letter of intent by such prospective tenant); and provided further, that the addition of such entity to the list of Unpermitted Tenants hereunder, and Landlord's agreements under the Paragraph 21 with respect thereto, shall not give rise to a violation by Landlord of any then existing contractual or legal obligations of Landlord. If and to the extent that Tenant so validly delivers notice to Landlord substituting a new Unpermitted Tenant, as contemplated above, then, at the request of either Landlord or Tenant, the parties shall enter into an amendment to this Lease substituting a new Exhibit C for the exhibit then attached to this Lease. The restrictions set forth in this Paragraph 21 shall not apply to any current tenant or occupant at the Building or its affiliates. Further, Tenant may not substitute more than two (2) Unpermitted Tenants on Exhibit C, in the aggregate, during the Term.

22.           Existing Lease Allowance.  Provided that Tenant is not otherwise in default under the Lease at any time during a respective “Existing Lease Rent Credit Month” (as hereinafter defined) which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord, Tenant shall be entitled to be reimbursed from Landlord an overall amount not exceeding the aggregate sum of $4,000,000.00 (the “Existing Lease Allowance”), payable monthly commencing October, 2004 and continuing monthly until the first to occur of (i) the entire Existing Lease Allowance having being disbursed or (ii) the date that no further rents are due and owing under the Existing Lease (as hereinafter defined) (each such calendar month, an “Existing Lease Rent Credit Month”) in the amount, for each such calendar month, that Tenant and/or its affiliate has paid in rent for such month to its existing landlord under its existing lease for space at 401 East Illinois Street, Chicago, Illinois (said lease, as existing as of the date hereof, a copy of which having heretofore

25

been delivered by Tenant to Landlord, is referred to herein as the “Existing Lease”); provided that (A) Tenant has delivered reasonable evidence to Landlord of Tenant's and/or its affiliate's payment to its existing landlord of rental amounts attributable to such Existing Lease Rent Credit Month for which Tenant is seeking credit under this paragraph (herein, the “Payment Evidence”), and (B) in no event shall the aggregate amount to be disbursed by Landlord under this paragraph exceed $4,000,000.00 (and once Tenant has received reimbursement from Landlord under this Paragraph of up to $4,000,000.00, Tenant shall no longer be entitled to any further credit amounts under this paragraph), and (C) in no event shall Landlord be obligated to disburse more than $148,150.00 under this Paragraph 22 herein during any one Existing Lease Rent Credit Month, and (D) Tenant shall remain responsible for all obligations of Tenant hereunder during each of the Existing Lease Rent Credit Months, and provided further, that such obligation of Landlord to disburse the Existing Lease Allowance shall not apply for any Existing Lease Rent Credit Month during which Tenant, at any time, is otherwise in (a) monetary default under the Lease (provided that if any such monetary default is cured by Tenant in the time and manner described in the Lease after written notice from Landlord, then Tenant shall again be entitled to such disbursement in accordance with the other terms and conditions hereof) or (b) non-monetary “Default” under the Lease (i.e., meaning a non-monetary default which has not been cured by Tenant in the time and manner described in the Lease after written notice from Landlord). Landlord shall make monthly payments of the Existing Lease Allowance required under this Paragraph 22: (a) on or before the 10th day of the calendar month next succeeding the calendar month in which Tenant delivers the applicable corresponding Payment Evidence to Landlord, in the event such Payment Evidence is so delivered on or before the 20th day of any given calendar month, or (b) on or before the 10th day of the second calendar month following the month in which Tenant delivers the applicable corresponding Payment Evidence to Landlord, in the event such Payment Evidence is so delivered following the 20th day of any given calendar month (in either case, the “Outside Required Payment Date”). Notwithstanding the forgoing, in the event Tenant and/or its affiliate negotiates a one-time termination fee with its landlord under the Existing Lease, then Tenant may notify Landlord of such occurrence, and upon delivery of Payment Evidence to Landlord evidencing Tenant's and/or its affiliate's payment of such termination fee, (1) the overall “Existing Lease Allowance” required hereunder shall automatically be reduced to $3,649,571.00 (the “Discounted Existing Lease Allowance”), and (2) Landlord shall reimburse Tenant, on or before the corresponding Outside Required Payment Date relative to the delivery of such Payment Evidence, an amount which is the lesser of (i) the amount paid to the existing landlord as such termination fee, as evidenced by the Payment Evidence, or (ii) the amount of (1) the Discounted Existing Lease Allowance less (2) all payments of the Existing Lease Allowance theretofore made by Landlord, all in accordance with the other terms and conditions for disbursement described in this Paragraph 22. Without limitation of the foregoing, in the event Tenant has not utilized the entire Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) at a time when no further payments are due and owing under the Existing Lease, then in lieu of receiving such remaining Existing Lease Allowance or such remaining Discounted Existing Lease Allowance (as the case may be) to which Tenant would otherwise be entitled hereunder, Tenant shall have the right to add such remaining Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) to the “Allowance” amount otherwise provided for in Paragraph 9 of the Workletter attached hereto as Exhibit B or to offset such Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be  against Monthly Base Rent due under

26

the Lease, subject, however to the following terms and conditions: (1) in no event shall the Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) so offset against Monthly Base Rent Exceed $148,150.00 during any one calendar month, and (2) in no event shall the overall sum of the Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) so added to the “Allowance” or otherwise so offset against Monthly Base Rent, together with the amount of Existing Lease Allowance and the Discounted Existing Lease Allowance )as the case may be) previously disbursed by the Landlord hereunder, exceed $4,000,000.00 in the aggregate (as it relates to the Existing Lease Allowance) or $3,649,571.00 in the aggregate (as it relates to the Discounted Existing Lease Allowance), as applicable, and (3) in no event shall Tenant be entitled to an offset against Monthly Base Rent pursuant to this Paragraph 22 in excess of $1,000,000.00 in the aggregate (and any excess of the remaining unused Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) over $1,000,000.00 may, at Tenant’s option, be thereafter added to the “Allowance” amount otherwise provided for in Paragraph 9 of the Workletter attached hereto as Exhibit B), and (4) in no event shall Tenant be entitled to an offset against Monthly Base Rent pursuant to this Paragraph at any time prior to October 1, 2006, and (5) in no event shall Tenant be entitled to any such offset against Monthly Base Rent under this Paragraph 22 during any calendar month in which Landlord has otherwise disbursed any portion of the Existing Lease Allowance or Discounted Existing Lease Allowance (as the case may be) or during any calendar month in which Tenant, at any time, is otherwise in default under the Lease, which default has not been or is not thereafter cured by Tenant in the time and manner described in the Lease after written notice from Landlord.

23.           Inapplicable Provisions.  It is acknowledged and agreed that the following provisions no longer apply, and are hereby deemed null and void:

(a)           Original Lease - Rider 2, except, however, for Paragraph 9 (entitled “Storage Space”) thereof (as modified by Paragraph 3 of the First Amendment) (which Paragraph 9 of said Rider 2, as modified by Paragraph 3 of the First Amendment, shall continue to apply during the Term of the Lease, as extended hereby);

(b)           First Amendment - Paragraphs 4 and 5, together with Exhibit A to said First Amendment (which Exhibit A was incorporated as Exhibit G to the Original Lease);

(c)           Second Amendment - Paragraphs 6(c) and 13; and

(d)           Generally - Any further obligations of Landlord to disburse or give credit for any allowance proceeds or other tenant improvement concessions of any nature under the Lease, other than such allowance proceeds expressly required of Landlord under this Amendment.

24.           Intentionally Omitted.

25.           Guaranty.  As material consideration for the agreements of Landlord contained herein, and to induce Landlord to enter into this Amendment, Tenant shall cause AECOM Technology Corporation, a Delaware corporation, being the parent company of Tenant and being benefited by this Amendment, to execute and deliver to Landlord (concurrent with Tenant's

27

execution and delivery of this Amendment to Landlord) that certain Guaranty in the form of Exhibit D attached hereto.

26.           Real Estate Brokers.  Landlord and Tenant each represent and warrant to the other that such party making the representation has not dealt with any broker in connection with this Amendment other than Cushman & Wakefield (whose commissions shall be payable by Landlord pursuant to its separate written commissions agreement with said broker). Landlord and Tenant each agree to indemnify and hold the other harmless from all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders with whom the indemnifying party dealt for any commission alleged to be due such other broker, brokers or finders.

27.           Present Status.  Tenant certifies to Landlord that as of the execution and delivery of this Amendment by both Tenant and Landlord, Landlord is not in default under the Lease by reason of failure to perform any obligations thereunder. Such certificate is given to the actual knowledge of Tenant.

28.           Entire Agreement.  The entire agreement of the parties with respect to the subject matter hereof is set forth in this Amendment and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect.

29.           Offer.  This Amendment shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of this Amendment to Tenant does not constitute a reservation of or option for the Additional Premises or for the renewal of the Term being effectuated hereby, except that, upon execution and delivery by Tenant, it shall constitute an irrevocable offer on the part of Tenant in effect for ten (10) business days to lease the Additional Premises and extend the Term on the terms and conditions herein contained.

30.           Lease in Full Force and Effect.  Except as amended hereby, all the terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed. Without limitation of the foregoing, Section 26.08 of the Lease (as amended by Paragraph 6 of the First Amendment) shall apply to this Amendment and to the Lease (as amended hereby).

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

TENANT:	LANDLORD:

CONSOER TOWNSEND	303 WACKER REALTY L.L.C., a Delaware
ENVIRODYNE ENGINEERS, INC.,	limited liability company
a Delaware corporation
	By:	Hines Three Illinois Center Associates
Limited Partnership,
By: /s/ Kenneth Z. Crumrie		its managing member
Name:
Title:		By:	Hines Three Illinois Center L.L.C., a
general partner
ATTEST:
			By:	Hines Interests Limited
By: /s/ Arlana Z. Fischer				Partnership, a member
Name: Arlana Z. Fischer
Title: Ass't. Secretary				By: Hines Holdings, Inc., its
general partner
By: /s/ CK Shannahan
Name: Shannahan
Title: EVP

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EXHIBIT A
ADDITIONAL PREMISES

29,852 RSF on the 9th Floor

TheEnvironmentsGroup

A
B
C
D
E
F
G
H
J
1
2
3
4
5
900
900
900
900
Wacker Drive
Columbus Drive

suite 900

Hines

303 East Wacker Drive
Chicago, Illinois

9th Floor

NORTH

August 24, 2001

A-1

ADDITIONAL PREMISES

13,293 RSF on the 10th Floor

TheEnvironmentsGroup

1000
1000
1030
1030
Wacker Drive
Columbus Drive

Hines

303 East Wacker Drive
Chicago, Illinois

10th Floor

NORTH

January 15, 2003

suite 1030

Vacant
13,293 sq.ft. Rentable

A-2

EXHIBIT B

INITIAL PREMISES WORKLETTER AGREEMENT

THIS INITIAL PREMISES WORKLETTER AGREEMENT is hereby incorporated as part of that certain Third Amendment to Lease made and entered into as of the ____day of ______, 2004 by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company ("Landlord"), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a certain Third Amendment to Lease to which this Workletter is attached (the "Third Amendment"), which Third Amendment further amends a certain Office Lease dated January 1, 1996, as amended by First Amendment dated effective as of October 1, 1999 and by Second Amendment dated as of January 22, 2001 (collectively, the "Lease"; all capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Third Amendment or in the balance of the Lease, as applicable); and

WHEREAS, pursuant to the Third Amendment, Tenant will be leasing certain demised premises referred to therein as the "Existing Premises" and the "Additional Premises" (collectively herein, the "Premises") consisting of 117,379 square feet of Rentable Area located on the 5th, 6th, 9th, 10th and 12th floors of the office building located at 303 East Wacker Drive, Chicago, Illinois (the "Building"); and

WHEREAS, certain tenant improvement work is to be completed on the Premises;

NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:

1.           POSSESSION. Tenant is currently in possession of that portion of the Premises referred to in the Third Amendment as the "Existing Premises". Landlord shall deliver possession of that portion of the Premises referred to in the Third Amendment as the "Additional Premises" as of the Turnover Date described in said Third Amendment.

2.           TENANT'S WORK. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided under Paragraph 9 below, shall perform, or cause to be performed, the Tenant's Work (as defined in the Third Amendment) in the Premises provided for in the Plans (as hereafter defined) submitted to and approved by Landlord. The Tenant's Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements, including, without limitation, the Americans with Disabilities Act and its regulations (the "ADA"). Landlord's review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Tenant's Work promptly following completion of the pre-construction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction in order to complete the Tenant's Work prior to the Additional Premises Commencement Date (as defined in the Third Amendment) or as soon thereafter as is reasonably practicable. Tenant shall coordinate the Tenant's Work so as avoid interference with any other work being performed by or on behalf of Landlord and other tenants at the Building.

3.           PRE-CONSTRUCTION ACTIVITIES.

(a)           Prior to commencing any of the Tenant's Work, Tenant shall submit the following information and items to Landlord for Landlord's review and approval with respect thereto:

(i)           A detailed construction schedule containing the major components of the Tenant's Work and the time required for each, including the scheduled commencement date of construction of the Tenant's Work, milestone dates and the estimated date of completion of construction.

(ii)           An itemized statement of estimated construction costs, including permits and architectural and engineering fees.

(iii)           The names and addresses of Tenant's contractors (and the contractor's subcontractors as well as any vendors who will be delivering materials directly to the Building site) to be engaged by Tenant for the Tenant's Work and of any construction manager proposed to be engaged by Tenant for the Tenant's Work (collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove Tenant's Contractors, which approval shall not be unreasonably withheld or delayed. Landlord shall give its approval or disapproval of the proposed Tenant's Contractors designated by Tenant within ten (10) days after Tenant's submittal thereof to Landlord. Tenant shall not employ as Tenant's Contractors any persons or entities so disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant's list, Tenant shall employ as Tenant's Contractors only those persons or entities so approved. Landlord may, at its election, designate a list of approved contractors for performance of work affecting electrical, mechanical, plumbing or life safety systems ("Approved Building System Contractors"), from which Tenant must select its contractors for such work. Without limitation of the foregoing, Landlord hereby confirms that any of the contractors listed on Attachment 1(a) hereto will be an approved general contractor for Tenant to engage relative to the performance of the Tenant's Work and any of the contractors listed on Attachment l(b) hereto shall be an Approved Building System Contractor for Tenant or the general contractor to engage for performance of work affecting electrical mechanical, plumbing or life safety systems. For purposes hereof, the term "life safety systems" shall include the Building's fire protection/sprinkler system, strobes, and speakers connected to the Building's annunciator panel.

(iv)           A written statement from Tenant, acting in its capacity as architect for the Tenant's Work, stating that Tenant has visited the site, inspected and verified existing conditions as such conditions affect the Plans and construction of the Tenant's Work.

(v)           Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(vi)           The Plans for the Tenant's Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 3(b) below.

Tenant will update such information and items by notice to Landlord of any changes, which changes shall be subject to Landlord's prior approval hereunder. Landlord shall promptly (or as otherwise required by this Workletter) review all submissions made by Tenant.

(b)           As used herein the term "Plans" shall mean full and detailed architectural and engineering plans and specifications covering the Tenant's Work (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Tenant's Work). The Plans shall include the minimum information shown on Attachment 2 attached hereto and incorporated herein. Subject to the Allowance (as hereinafter defined) and the Space Plan Allowance (as hereinafter defined), Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord's approval (not to be unreasonably withheld) and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of the Plans within ten (10) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's reasonable opinion: (i) the Tenant's Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Tenant's Work would adversely affect Landlord's ability to furnish services to Tenant or other tenants; (iii) the Tenant's Work would increase the cost of operating the Building (unless Tenant agrees to pay any such increased costs); (iv) the Tenant's Work would violate any governmental laws, rules or ordinances; (v) the Tenant's Work contains or would require the use of hazardous or toxic material in any unlawful manner; (vi) the Tenant's Work would adversely affect (A) the exterior appearance of the Building or (B) the interior appearance of the Building if visible from the common corridors or other common or public areas on any floor in which Tenant is not leasing the entire such floor as part of the Premises; or (vii) the Tenant's Work would adversely affect another tenant's premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant's request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written point by point response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of any such revised Plans within five (5) business days after their delivery to Landlord. The Plans shall also be revised, and the Tenant's Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable statutes, laws, ordinances, orders, codes, rules, regulations, building or fire codes or other governmental requirements.

(c)           Upon Landlord's approval of the Plans, at Tenant's express written request, Landlord shall designate in writing any affixed appurtenances which are part of Tenant's Work which Tenant shall be required to remove upon the expiration of the Lease. Any such agreement entered into in writing by Landlord shall be binding on Landlord at expiration of the Lease.

(d)           No Tenant's Work shall be undertaken or commenced by Tenant in the Premises until:

(i)           The Plans for the Premises have been submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as provided in Section 3(b) hereinabove).

(ii)           All necessary building permits have been obtained by Tenant.

(iii)           All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant's Work shall not waive Tenant's obligations to obtain such coverages.

(iv)           Items required to be submitted to Landlord prior to commencement of construction of the Tenant's Work have been so submitted and have been approved, where required.

(e)           Tenant, at Tenant's option, may retain Landlord as construction manager for all or any portion of Tenant's Work, if Landlord agrees to perform such construction management services. In the event that Tenant elects to retain Landlord as construction manager and Landlord agrees to perform such construction management services, Tenant and Landlord shall, at Landlord's request, enter into Landlord's standard form of workletter or tenant construction agreement for similar work in the Building, subject to Tenant's approval thereof and with mutually agreed upon changes thereto and with agreed-upon fees payable to Landlord in connection therewith in the amount of three percent (3%) of the "hard" costs associated with the applicable Tenant's Work. In the event Tenant does not so engage Landlord as construction manager, then Tenant shall have the right to retain its own construction manager or general contractor for construction of the Tenant's Work, subject to Landlord's reasonable approval as provided herein, whereupon Landlord shall not be entitled to any general coordination/supervision fee relative to the Tenant's Work, except as expressly provided in Paragraph 5 below.

4.           DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 3 on or before the respective dates specified in said paragraph, or in the event Tenant, for any reason, fails to complete the Tenant's Work on or before the Additional Premises Commencement Date, Tenant shall be responsible for Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and all other obligations as set forth in the Third Amendment and the balance of the Lease from the Additional Premises Commencement Date, regardless of the degree of completion of the Tenant's Work on such date, and no such delay in completion of the Tenant's Work shall affect the Additional Premises Commencement Date, or relieve Tenant of any of its obligations under the Third Amendment or the balance of said Lease. Notwithstanding any of the foregoing, if the Tenant's Work being performed within the Additional Premises (as defined in the Third Amendment) (herein the "Additional Premises Tenant's Work") is not substantially completed on or before the later of (i) the stated Additional Premises Commencement Date of October 1, 2004, and (ii) the date set forth in Tenant's construction schedule delivered under Paragraph 3(a)(i) as the scheduled date for completion of the Additional Premises Tenant's Work (herein, the "Target Date"), and if any such delay in substantial completion of the Additional Premises Tenant's Work is attributable to Landlord Delay (as hereinafter defined) or a Contractor Strike Delay (as hereinafter defined), then the Additional Premises Commencement Date shall be extended by the period of delay in the Tenant's Work beyond the Target Date which was attributable to the Landlord Delay or the Contractor Strike Delay (i.e., as opposed to being attributable to any other matter causing such delay). As used herein, the term "Landlord Delay" means Landlord's delay in responding to Tenant's Plans or Tenant's request for approval of Tenant's Contractors, as and when required under Paragraph 3(a)(iii) and/or Paragraph 3(b) hereof, or any default by Landlord of its obligations hereunder, in any case to the extent delaying substantial completion of the Additional Premises Tenant's Work. For purposes hereof, the term "Contractor Strike Delay" shall mean any delay in substantial completion of the Additional Premises Tenant's Work resulting from (a) a strike or organized labor work stoppage of all Approved Building System Contractors designated by Landlord under Paragraph 3(a)(iii) above (which strike or work stoppage was not caused in whole or in part by Tenant or its contractors or any actions of said parties), and (b) Landlord's failure, within three (3) business days after written notice from Tenant of the situation described in subclause (a), to either (i) designate one or more other Approved Building System Contractors who are not then on strike or involved with any other organized work stoppage, or (ii) expressly allow Tenant to engage its own such contractors to perform any of Tenant's Work affecting Building systems (subject, however, to Landlord's reasonable approval of said contractors as provided herein). Landlord Delay or Contractor Strike Delay shall not include any delay in substantial completion of the Additional Premises Tenant's Work that would in any event (i.e., even if the Landlord Delay or Contractor Strike Delay had not occurred) have resulted from other causes. Tenant shall notify Landlord, in writing, of any claim for Landlord Delay or Contractor Strike Delay, which notice shall be delivered within five (5) business days following receipt by Tenant or its contractors or other representatives of knowledge of the event claimed by Tenant to give rise to such Landlord Delay or Contractor Strike Delay (time being of the essence); Tenant's failure to notify Landlord within said five (5) business days shall be deemed a waiver of the subject claim of delay.

5.           CHARGES AND FEES. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Tenant's Work, including payment to Landlord of a supervisory fee equal to the amount of all out-of-pocket costs and expenses incurred by Landlord in reviewing the Plans and other submittals hereunder (e.g., third party structural and MEP engineering review), which fee shall not, in any event, exceed the amount of $15,000.00, and which payment to Landlord shall be made within thirty (30) days following Landlord's request therefor from time to time. Except as provided in the preceding sentence or as otherwise provided in Paragraph 3(e) above, Landlord shall not be entitled to any additional supervision fee relative to the Tenant's Work.

6.           CHANGE ORDERS. All changes (other than deminimius changes based on field conditions as more particularly described in Paragraph 7(k) below) to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant's Work. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to any changes, including a supervisory fee to Landlord in an amount equal to the amount of all out-of-pocket costs and expenses incurred by Landlord in reviewing the change order request and related materials (which payment to Landlord shall be made within thirty (30) days following Landlord's request therefor from time to time) or such other amount as provided in Paragraph 3(e) above if applicable. All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Additional Premises Commencement Date, or payment of Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of all other obligations set forth in the Third Amendment or the balance of the Lease.

7.           STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by both Landlord and Tenant

(a)           Tenant's Plans and all design and construction of the Tenant's Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters and the requirements of the ADA (i.e., as such ADA requirements pertain to the space within the Premises, and not to any areas external thereto). Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

(b)           Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Premises, which shall be delivered to Landlord. Tenant's failure to obtain such permits shall not cause a delay in the Additional Premises Commencement Date, or the payment of Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of all other obligations under the Third Amendment or the balance of the Lease.

(c)           Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants, it being understood that in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant's Contractors; provided, however, notwithstanding such priority, Landlord shall not unreasonably inhibit Tenant's Contractors from performing their work.

(d)           Landlord shall have the right, but not the obligation, upon not less than 72 hours' prior written notice thereof to Tenant (provided that no such notice shall be required in the event of an emergency), to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant (provided that the Allowance may be used for such purposes), any work (i) which Landlord deems necessary to be done on an emergency basis or (ii) which pertains to structural components, building systems, the general utility systems for the Building or connecting the Tenant's Work with any other work in the Building (but only to the extent the Tenant's Work impacts the structural components of the Building or any Building systems, and Landlord, in good faith determines that action is warranted), or (iii) which pertains to the erection of temporary safety barricades or signs during construction.

(e)           Tenant shall use only new, quality materials in the Tenant's Work, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant's Work, warranties of at least one (1) year duration from the completion of the Tenant's Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant's Work, a copy of which warranties shall be delivered to Landlord upon Tenant's receipt of the same. It is acknowledged that the foregoing required warranties, to the extent issued by the general contractor, shall satisfy the minimum requirements of this Paragraph 7(e).

(f)           Tenant and Tenant's Contractors, in performing work, shall do so in conformance with the "303 East Wacker Drive Contractor Regulations and Guidelines for Tenant Improvements" (a copy of which has heretofore been made available to Tenant) and shall not unreasonably interfere with other tenants and occupants of the Building. Tenant and Tenant's Contractors shall make all reasonable efforts and take all reasonable steps appropriate to construction activities undertaken in a fully-occupied first-class office building so as not to interfere with the operation of the Building and shall, in any event, comply with all other reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant's Work and to properly police same. Tenant shall not permit noise from construction of Tenant's Work to unreasonably or materially disturb other tenants in the Building. Tenant's Work which does so unreasonably or materially disturb other tenants shall be performed after regular working hours. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

(g)           Landlord shall have the right, upon 24 hours' prior written notice to Tenant (except that no notice shall be required in the case of an emergency), to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors as set forth herein in performing work to cease work and remove its equipment and employees from the Building. No such action properly exercised by Landlord shall delay the Additional Premises Commencement Date, or the payment of Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of all other obligations under the Third Amendment or the balance of the Lease.

(h)           Utility costs or charges for any service (including, but not limited to, HVAC, electrical, and the like) to the Additional Premises (as defined in the Third Amendment) shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Tenant's Work and shall be paid for by Tenant at Landlord's rates; provided that Tenant shall not be responsible for any usage charges for HVAC to the Additional Premises during standard building office hours at any time prior to the Additional Premises Commencement Date. Tenant shall not be responsible for any usage charges for freight elevator service during standard building office hours at any time prior to the Additional Premises Commencement Date. Tenant shall apply and pay for all utility meters required. Tenant shall remain responsible for utility costs and other charges associated with the Existing Premises (as defined in the Third Amendment) as and to the extent otherwise provided in the Lease. Use of freight elevators is subject to scheduling by Landlord. Any use of the freight elevators outside of normal building office hours will be at Tenant's expense, in an amount equal to one hundred six percent (106%) of the out-of-pocket expenses incurred by Landlord relative to security personnel or union operators necessitated by such after-hours freight elevator usage. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers.

(i)           Tenant shall permit access to the Premises, and the Tenant's Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Tenant's Work is being constructed and installed and following completion of the Tenant's Work.

(j)           Tenant shall proceed with its work expeditiously, continuously and efficiently, from the date Landlord tenders possession of the Additional Premises to Tenant for the construction of the Tenant's Work. Tenant shall notify Landlord upon substantial completion and upon final completion of the Tenant's Work and shall furnish

Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraph 9 below.

(k)           Tenant shall have no authority to deviate from the Plans in performance of the Tenant's Work, except as authorized by Landlord and its designated representative in writing and except for deminimus changes based on field conditions and not affecting the overall basic design and construction evidenced by such Plans and not impacting the base Building systems or structural components of the Building. Tenant shall furnish to Landlord "as-built" drawings of the Tenant's Work consisting of record drawings of the installed condition of each component of the Tenant's Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant's general contractor to Landlord within ninety (90) days after completion of the Tenant's Work. Final disbursement of any remaining amounts of the Allowance will not occur until such record drawings have been received by Landlord (the "Record Drawing Allowance Condition"); provided that if all other conditions hereunder to the final disbursement of the Allowance have been satisfied, then Landlord shall not withhold more than two percent (2%) of the total Allowance being contributed hereunder as a result of the Record Drawing Allowance Condition having not yet been satisfied.

(1)           Landlord shall have the right to require Tenant to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of mechanical and electrical systems existing or installed in the Premises in accordance with the Lease.

(m)           Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant's Architect, Tenant's Engineer and the Tenant's Contractors.

8.           INSURANCE AND INDEMNIFICATION.

(a)           In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i)           Worker's Compensation and Employer's Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

(ii)           Commercial General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of three (3) years after the date of final acceptance of the Tenant's Work), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $10,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $10,000,000.00.

(iii)           Comprehensive Automobile Liability Insurance including Owned, Non-Owned and Hired Car coverages, with limits of not less than $2,000,000.00 combined single limit for both bodily injury and property damage.

(iv)           "All-risk" builder's risk insurance upon the entire Tenant's Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant's Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If any portion of the Allowance has been disbursed with respect to portions of the Tenant's Work which are stored off the site of the Building or in transit to said site, then to the extent such portions of the Tenant's Work are not covered under said "all-risk" builder's risk insurance, Tenant shall secure and maintain similar property insurance on such portions of the Tenant's Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted between Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties Landlord and its partners, directors, officers, members, employees and agents, Landlord's contractors, Landlord's architects, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)           Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, its partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant's Work or the entry of Tenant, Tenant's Architect, Tenant's Engineer or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant, Tenant's Architect, Tenant's Engineer or Tenant's Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the negligent act or omission of Landlord. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

9.           ALLOWANCE; PERIODIC PAYMENTS.

(a)           Landlord shall make a contribution (the "Allowance") towards the "hard costs" and the "soft costs" of Tenant's Work (as such terms are hereinafter defined), in an amount equal to $3,011,645.00 (i.e., being approximately $25.66 per square foot of Rentable Area of the Premises), on the terms and conditions hereinafter set forth. If the cost of the Tenant's Work exceeds the Allowance, Tenant shall have sole responsibility for the payment of such excess cost, and shall pay any such excess when due from time to time (i.e., based on estimates from time to time of the total cost of the Tenant's Work) prior to any further disbursement of the Allowance. It is acknowledged that Landlord intends that not less than $2,307,371.00 (i.e., being approximately $19.66 per square feet of Rentable Area of the Premises) of the overall Allowance be contributed to so-called "hard" construction costs for the Tenant's Work (which "hard" construction costs, for purposes hereof, shall include all costs and fees payable under the construction contract with Tenant's general contractor or under any other construction contracts entered into by Tenant relative to the construction of the Tenant's Work, together with all costs associated with permits and other governmental approvals, the "supervisory fees" payable to Landlord under Paragraph 5 hereof, and all costs associated with the installation of telephone and cabling lines into the walls of the Premises), and it is hereby agreed that no more than $704,274.00 (i.e., being $6.00 per square foot of Rentable Area of the Premises) of the overall Allowance (herein, the "Available Soft Cost Contribution") may be applied by Tenant to pay for so-called "soft" costs associated with Tenant's construction of the Tenant's Work, including moving/relocation to the Premises (which "soft" costs, for purposes hereof, shall include all architectural and engineering costs and fees, moving expenses, relocation costs, consulting fees and other reimburseable expenses; all costs of furniture, fixtures and equipment; telephone and cabling costs associated with the interior of the Premises; and all other costs and expenses paid by Tenant to Landlord hereunder, other than the "supervisory fees" specifically set forth in Paragraph 5 of this Agreement).

(b)           Periodically, but not more frequently than once per month, Tenant may submit to Landlord a payment request for costs of the Tenant's Work incurred and not previously paid naming the parties to be paid and the respective amounts of such payments, which payment request shall be accompanied by:

(i)           A statement in writing under oath signed by Tenant stating the various contracts entered into by Tenant for the Tenant's Work and with respect to each: the total contract price of all labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the Tenant's Work in accordance with the Plans;

(ii)           A written application for payment from each of Tenant's Contractors disclosed in the aforesaid sworn Tenant's statement wherein each of Tenant's Contractors certifies completion and the cost of that portion of the Tenant's Work for which payment is requested and further certifies that the cost to complete the Tenant's Work remaining to be done under said contract will not exceed the balance due thereunder (without including in such balance any required retainages) and a statement in writing under oath or verified by affidavit of Tenant's Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will he rendered or furnished pursuant to the contract with Tenant's Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts (in the case of firm subcontracts) and estimated amounts (in other cases) to be paid for such labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the work described in such subcontract;

(iii)           A statement from each of the subcontractors and materialmen disclosed in the aforesaid Tenant's Contractor's sworn statement, in writing under oath or verified by affidavit of a duly authorized agent of such subcontractor of the parties furnishing materials and labor to it or for their account, and of the amounts due or to become due each;

(iv)           Certificate for payment executed by Tenant, acting in its capacity as the architect for the Tenant's Work, on American Institute of Architect's Form G-703;

(v)           Originals of partial waivers of lien from each of Tenant's Contractors and all materialmen and vendors requesting payment covering such requested payment; and

(vi)           Evidence reasonably satisfactory to Landlord that Tenant has paid or will pay, simultaneous with payment by Landlord, Tenant's required share of the costs of the Tenant's Work.

Provided that the foregoing deliveries have been made, and so long as Tenant is not then in default hereunder or under the Lease, Landlord shall disburse portions of the Allowance in the amount of the requested disbursement no later than thirty (30) days after each such request therefor.

(c)           Landlord may make payments of the Allowance through a construction escrow established with Landlord's title insurance company pursuant to which escrow said title company shall examine the sworn statements and lien waivers provided by Tenant and Tenant's Contractors and, if so required by Landlord, insure against mechanic lien claims for work done through the date of Tenant's Contractors' most recent request for payment, in which case Tenant agrees to comply with the reasonable terms and conditions of such construction escrow. The escrowee's charges therefor shall be deemed part of the costs of the Tenant's Work. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Landlord makes payments of the Allowance through a construction escrow as provided in this paragraph, Tenant's Contractors may, at their own expense, arrange to provide "trailing" waivers (lien waivers which are dated up to thirty (30) days earlier than the contractor's request for payment) if Landlord's lender so permits and Landlord's title insurance company nevertheless provides the insurance called for by this paragraph.

(d)           Within thirty (30) days after final completion and installation of the Tenant's Work, Tenant shall submit to Landlord a detailed breakdown of the total amount of the costs of the Tenant's Work, together with final waivers of liens, contractors' affidavits, and architects' certificates in such form as may be reasonably required by Landlord, Landlord's title insurance company and Landlord's lender, if any, from all parties performing labor or supplying materials or services in connection with the Tenant's Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.

(e)           Landlord has no obligation to disburse any portion of the Allowance during any period when Tenant is in (A) monetary default hereunder or under the Lease (provided that if Tenant cures any such monetary default in the time and manner provided in the Lease after written notice from Landlord, then Tenant shall again be entitled to disbursement of the Allowance in accordance with the other terms and conditions set forth herein) or (B) non-monetary "Default" hereunder or under the Lease (i.e., meaning a non-monetary default which has not been cured by Tenant in the time and manner described in the Lease after written notice from Landlord). Disbursement of any portion of the Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. Tenant shall be responsible for the appropriateness and completeness of the contractors' affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing.

(f)           Landlord shall have the right to withhold a 10% retainage from the Allowance until final disbursement of the Allowance is due hereunder (subject, however, to the terms of Paragraph 7(k) above). Subject to Paragraph 7(k) above, Landlord shall make final disbursement of the Allowance, upon Tenant's satisfaction of the terms of Paragraphs 9(b) and 9(d) above and Tenant's final request for payment (which request shall be made no earlier than the Additional Premises Commencement Date) and certification that the entire Tenant's Work has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made within thirty (30) days after presentation by Tenant to Landlord of request for payment and appropriate and complete contractor's affidavits and waivers of lien showing that the work covered thereby has been performed in the Premises.

(g)           In the event that the cost of Tenant's Work and such other items for which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall be entitled to receive such difference as a credit against Monthly Base Rent for the Premises next coming due under the Lease; provided that Tenant shall not be so entitled to any portion of such difference exceeding $1,467,237.50 (i.e., being $12.50 per square foot of Rentable Area of the Premises), and in no event shall such credit against Monthly Base Rent exceed $733,618.75 (i.e., being $6.25 per square foot of Rentable Area) in any one calendar year.

(h)           Without limitation of the foregoing terms regarding the "Allowance" due and owing from Landlord hereunder, Landlord hereby agrees to make the following contribution (the "Space Plan Allowance") pursuant to the following terms and conditions:

(i)           A contribution toward the fees and costs due and owing from Tenant to its space planner in connection with the preparation of the initial space plans (and up to two (2) revisions thereof) for Tenant's Work in the amount not to exceed $4,314.50 (i.e., being $.10 per square foot of Rentable Area of the Additional Premises, as defined in the Third Amendment).

Within thirty (30) days following submission by Tenant to Landlord of a payment request with respect to the Space Plan Allowance, which request shall include a copy of the invoice(s) showing amounts due and owing to Tenant's space planner in connection with said space plans, or an invoice showing the fees and costs expensed internally by Tenant or one of its Affiliates to prepare the space plan, and, if requested by Landlord, a lien waiver from said space planner showing that all amounts so due and owing in connection with the preparation of the space plans have been fully paid, Landlord shall disburse the Space Plan Allowance to Tenant or, at Tenant's direction, directly to the aforedescribed space planner. Landlord has no obligation to disburse any portion of the Space Plan Allowance during any period when Tenant is in (A) monetary default hereunder or under the Lease or under any Tenant Construction Agreement applicable to the Tenant's Work (provided that if Tenant cures any such monetary default in the time and manner provided in the Lease after written notice from Landlord, then Tenant shall again be entitled to disbursement of the Space Plan Allowance in accordance with the other terms and conditions set forth herein), or (B) non-monetary "Default" hereunder or under the Lease or under any Tenant Construction Agreement applicable to the Tenant's Work (i.e., meaning a non-monetary default which has not been cured by Tenant in the time and manner described in the Lease after written notice from Landlord). Disbursement of any portion of the Space Plan Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. In the event that the fees and costs payable by Tenant to its space planner in connection with preparation of the foregoing space plans is, for any reason, less than the full amount of the Space Plan Allowance, then Tenant shall not be entitled to receive any such difference. In the event that the foregoing fees and costs are greater than the Space Plan Allowance, Tenant shall be fully responsible for the payment of all such excess costs and fees.

10.          MISCELLANEOUS.

(a)           Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

(b)           Time is of the essence under this Workletter

(c)           [Intentionally Omitted]

(d)           If Tenant fails to make any payment relating to the Tenant's Work as required hereunder, Landlord, at its option, may complete the Tenant's Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due, which failure continues for ten (10) business days after written notice to Tenant of such failure, or Tenant's failure to perform any other obligations hereunder, which failure continues for fifteen (15) business days after written notice to Tenant of such failure (which 15-business day period shall be extended for the time reasonably required to complete such cure, not to exceed, in any event, an additional seventy-five (75) day period, if such failure cannot reasonably be cured within said 15-business day period and Tenant commences to cure such failure within said 15-business day period and thereafter diligently and continuously proceeds to cure such failure), shall, in each such case, also constitute a Default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)           Notices under this Workletter shall be given in the same manner as under the Lease.

(f)           The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 26.08 of the Lease.

(g)           The headings set forth herein are for convenience only.

(h)           This Workletter and the Lease sets forth the entire agreement of Tenant and Landlord regarding the Tenant's Work. This Workletter may only he amended if in writing, duly executed by both Landlord and Tenant.

(i)           Tenant shall act as architect (sometimes referred to herein as "Tenant's Architect") for purposes of preparing the architectural portions of the Plans for the Tenant's Work and Tenant shall also act as engineer (sometimes referred to herein as "Tenant's Engineer") for purposes of preparing the mechanical, plumbing, electrical, fire protection and life safety portions of the Plans.

(j)           Except for the "Premises" as defined herein, this Agreement shall not be deemed applicable to any additional space added to the leased premises under the Lease at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the leased premises under the Lease or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, except as expressly provided in any amendment or supplement to the Lease.

11.           DESIGNATED REPRESENTATIVES: COOPERATION.

(a)           Landlord and Tenant shall each appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant's Work, and approvals under this Agreement. Initially, Landlord's representative shall be Michael Kaiser, whose address is c/o Hines Interests Limited Partnership, 303 East Wacker Drive, Chicago, Illinois 60601 and whose telephone number is (312) 819-3770, and Tenant's representative shall be Michael R. Kolloway, whose address is c/o Consoer Townsend Envirodyne Engineers, Inc., 303 East Wacker Drive, Suite 600, Chicago, Illinois 60601 and whose telephone number is (312) 861-4123.

(b)           Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant's Work.

[END OF WORKLETTER - ATTACHMENTS FOLLOW]

ATTACHMENT 1(a) TO WORKLETTER

APPROVED GENERAL CONTRACTORS

1.	Clune Construction

2.	Interior Construction Group

3.	Krahl Construction

4.	Turner Construction

5.	The McClier Corporation

ATTACHMENT 1(b) TO WORKLETTER

APPROVED BUILDING SYSTEM CONTRACTORS

Mechanical - Controls
Siemens Building Technologies Inc.
Landis Division
580 Slawin Court
Mount Prospect, IL 60056
phone: (847) 803-2700
fax: (847) 375-0907
contact: Russell Smith

Mechanical - Balancing
Aero Testing and Balancing Systems Inc.
2225 W. Hubbard Street
Chicago, IL 60612
phone: (312) 666-3097
fax: (312) 226-4050
contact: John Vitkovic

Fire Protection - Sprinklers:
Great Lakes Plumbing & Heating Co.
4521 West Diversey Avenue
Chicago, IL 60639
phone: (773) 489-8121
fax: (773) 489-8152
contact: Jim Smoll

Fire Protection - Controls
Siemens Building Technologies, Inc.
Siemens Cerberus Division
8340 S. Madison Street, #10
Burr Ridge, IL 60521
phone: (630) 325-9120
Fax: (630) 325-9155
contact: Patrick Finnegan

Structural Engineer
Bowman, Barrett & Associates, Inc.
130 East Randolph Street
Suite 2650
Chicago, IL 60601
phone: (312) 228-0100
fax: (312) 228-0706
contact: Jason Loo

ATTACHMENT 2 TO WORKLETTER

MINIMUM INFORMATION FOR PLANS

Plans and specifications (including architectural, engineering and structural, as applicable, working drawings) required for the supply, installation and finishing of the Tenant's Work and including, without limitation: finish schedule; material submittals; graphics and signage; interior and demising partitions; doors, frames and hardware; ceilings; wiring; lights and switches; telephone and electrical outlets; floor coverings; wall coverings; all millwork and built-ins; appliances; plumbing fixtures; refrigeration equipment; and other equipment, equipment connections and facilities attached to and forming a part of the Building.

EXHIBIT C

UNPERMITTED TENANTS

[To be furnished by Tenant and approved by Landlord]

C-1

GUARANTY

THIS GUARANTY (the "Guaranty") is made and entered into effective as of the 4th day of March, 2004, by the undersigned (the "Guarantor”), being the owner of all or substantially all of the ownership interests of Tenant (as hereinafter defined), who, having received (1) a copy of that certain Third Amendment to Lease dated concurrently herewith (the "Third Amendment") between 303 WACKER REALTY L.L.C., a Delaware limited liability company ("Landlord"), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation ("Tenant"), which Third Amendment amends that certain Office Lease dated January 1, 1996, as amended by First Amendment to Lease dated effective as of October 1, 1999 and by Second Amendment to lease dated as of January 22, 2001 (said Office Lease, as so amended and as amended from time to time, the "Lease"), and (2) a copy of the balance of the Lease, has examined the Third Amendment and the balance of the Lease and is familiar with all the terms, covenants and provisions contained therein, and as an inducement to Landlord to enter into the Third Amendment, does hereby unconditionally guarantee to Landlord: (i) the full and prompt payment of all Base Rent, Rent Adjustments and other items of Rent and all other sums and charges payable by Tenant under the Lease; (ii) the full and timely performance and observance of all the covenants, terms, conditions, and agreements therein provided to be performed and observed by Tenant; (iii) the full and prompt payment of all costs, expenses and reasonable attorneys' fees incurred by Landlord in enforcing the Lease and/or this Guaranty (herein "Enforcement Costs"); and (iv) the full and prompt payment to Landlord of the amount of any payments made to Landlord which are recovered from Landlord by a trustee, receiver or creditor of the Guarantor or Tenant pursuant to applicable law; and the Guarantor hereby covenants and agrees to and with Landlord that (a) if default shall at any time be made by Tenant in the payment of any Base Rent, Rent Adjustments, other items of Rent, or any other sum or charge payable by Tenant under said Lease, or (b) if Tenant should default in the performance and observance of any of the covenants, terms, conditions, or agreements contained in said Lease, and in the case of either of the events described in (a) or (b), if such default is not cured in the time and manner described in the Lease after written notice from Landlord to Tenant, then the Guarantor will forthwith pay such rent and such other sums and charges to Landlord, and any arrears thereof, and shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions, and agreements contained in the Lease. It is acknowledged that the Third Amendment amends the Lease to, among other things, extend the term of the Lease and to include additional space as part of the Premises, and includes the giving by Landlord of certain allowance and other concessions as therein described, and Landlord would not agree to enter into said Third Amendment or any of the agreements therein set forth in the absence of the execution and delivery of this Guaranty by Guarantor.

This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant and, except for notices expressly required herein or in the Lease, without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's successors and assigns, any of the rights or

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remedies reserved to Landlord pursuant to the provisions of said Lease or by relief of Tenant from any of Tenant's obligations under the Lease based on the rejection of said Lease in connection with proceedings under the bankruptcy laws now or hereafter in effect or otherwise based on any applicable bankruptcy, fraudulent conveyance, debtor-creditor, insolvency or other similar laws now or hereafter in effect. Without limitation of the foregoing, if a trustee in bankruptcy (which shall include the "Tenant" as a debtor in possession) shall assume the Lease, or assume and assign the Lease, all duties and obligations of the undersigned pursuant to this Guaranty shall continue and remain in full force and effect. Further, notwithstanding anything contained herein or in the Lease to the contrary, in the event that Tenant, or a trustee in bankruptcy, rejects the Lease pursuant to the provisions of any applicable bankruptcy laws, the personal liability of the undersigned pursuant to this Guaranty, shall not be subject to any limitations imposed under Section 365 or Section 502(b)(6) of the federal bankruptcy code or any other applicable provisions of said bankruptcy code or any limitations imposed under any comparable state bankruptcy laws now or hereafter in effect.

Except as specifically provided herein, this Guaranty shall be a continuing guaranty and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification, or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions, or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, or a changed or different use of the leased premises, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, whether or not notice thereof is given to the Guarantor.

The Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment, and all notices of any kind, including, without limitation, notice of acceptance hereof; notice of nonpayment, non-performance, or other default under the Lease; and notice of any action taken to collect upon or enforce any of the terms and provisions of the Lease; (b) any subrogation to the rights of Landlord against Tenant until all of the obligations of Tenant under the Lease have been fully complied with and the Lease has expired or terminated and such payments made by the Guarantor are not subject to a right of recovery; (c) any and all defenses of suretyship; and (d) any setoffs or counterclaims against Landlord which would otherwise impair Landlord's rights against the Guarantor hereunder.

The assignment by Landlord of the Lease and/or the rents, profits, avails, and/or proceeds thereof made either with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

All of the provisions of this Guaranty shall inure to the benefit of Landlord and its grantees, successors and assigns and shall inure to the benefit of any future owner of the fee title of which the leased premises are a part, and all the provisions of this Guaranty shall be binding upon the Guarantor and its heirs, legal representatives, successors, and assigns. All of Landlord's rights and remedies under the Lease and under this Guaranty shall be distinct, separate and cumulative and no such right or remedy shall be exclusive of or a waiver of any of the others.

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If Guarantor consists of more than one person or entity, each person or entity comprising the Guarantor shall be jointly and severally liable hereunder with every other person or entity so comprising the "Guarantor" of the Lease. Without limitation of the foregoing, each person or entity comprising Guarantor shall be jointly and severally liable with Tenant for all obligations and liabilities of the "Tenant" under the Lease.

Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated, in Landlord's sole discretion and at Landlord's sole election, only in courts having a situs within the County of Cook, State of Illinois. For the purposes of the foregoing, Guarantor hereby waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Guaranty and irrevocably consents and submits to the jurisdiction of any local, state or federal court located within the County of Cook, State of Illinois. Guarantor hereby waives any right Guarantor may have to transfer or change the venue of any litigation brought against Guarantor in accordance with this paragraph. Nothing in this paragraph shall affect or impair Landlord's right to serve legal process in any manner permitted by law or Landlord's right to bring any action or proceeding against Guarantor or its property in the courts of any other applicable jurisdiction.

In any action or proceeding pursuant to, or in order to enforce the terms of, this Guaranty and/or the Lease, Landlord shall be entitled to recover from Guarantor all costs and expenses incurred by Landlord in such action or proceeding, including reasonable attorney's fees, costs and expenses.

Notwithstanding any provision of this Guaranty to the contrary, if at any time on or after the fifth (5th) anniversary of the Additional Premises Commencement Date (as defined in the Third Amendment), Tenant shall not be in default of any of its obligations under the Lease, then this Guaranty shall automatically terminate, subject to the next succeeding paragraph, and if applicable, the immediately preceding paragraph.

Notwithstanding anything to the contrary contained in this Guaranty, Guarantor agrees that, to the extent that Tenant makes a payment or payments to Landlord and the obligation to make such payments arose under the Lease prior to the fifth (5th) anniversary of the Additional Premises Commencement Date described in the Third Amendment (or if later, prior to the earliest date after the fifth (5th) anniversary of the Additional Premises Commencement Date on which no default by Tenant under the Lease was continuing), which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Tenant, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory (collectively the "Rescinded Payments"), then to the extent of such Rescinded Payments, Tenant's obligations under the Lease with respect to same, and Guarantor's obligations hereunder with respect to same, shall be reinstated and continued in full force and effect, to the fullest extent permitted by law.

Initially capitalized terms used but not otherwise defined herein have the same meanings given them in the Lease.

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Guarantor acknowledges that (a) it is a principal and affiliate of Tenant and will receive direct benefits from the Third Amendment and the Lease (as amended) described herein, and (b) that this Guaranty is required as a condition to Landlord's agreement to enter into such Third Amendment. This Guaranty is being delivered for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty effective as of the date first written above.

GUARANTOR:

AECOM TECHNOLOGY CORPORATION, a
Delaware corporation

By: /s/ Eric Chen
Name: Eric Chen
Title: Senior Vice President, Corporate
Finance, and General Counsel

Address: 555 S. Flower Street, Suite 3700
Los Angeles, California 90071

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EXHIBIT E

DESCRIPTION OF THE WORK

Sprinkler - Landlord will install new main and branch pipe configuration in the 10th floor additional premises to accommodate standard office building sprinkler density as required by City of Chicago code.

E-1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into this 22nd day of January, 2001, by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as "Landlord"), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

RECITALS:

A.           Landlord (as successor in interest to Metropolitan Life Insurance Company) and Tenant are parties to that certain Office Lease dated January 1, 1996 (“Original Lease”), as amended by First Amendment to Lease dated effective as of October 1, 1999 (the "First Amendment”) (such Original Lease, as so amended by the First Amendment and as amended from time to time, and including, without limitation, that certain Commencement Date Agreement dated January 1, 1996 [i.e., being “Rider 1”] and “Rider 2” incorporated as part of the Original Lease, being collectively referred to herein as the “Lease”), demising premises (the "Premises") stipulated to contain 56,520 square feet situated on the 5th and 6th floors of the Building commonly known as 303 East Wacker Drive, Chicago, Illinois for a term expiring September 30, 2006; and

B.           Landlord and Tenant desire to amend the Lease to, among other things, include additional space on the 12th floor as part of the Premises, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only:

1.           Defined Terms. As used in this Amendment, the following terms shall have the respective meanings indicated below:

(a)           “Additional Premises” shall mean the premises on the 12"' floor of the Building, stipulated to contain 17,714 square feet of Rentable Area, as shown on Exhibit A attached hereto and made a part hereof.

(b)           “Additional Premises Commencement Date” shall mean June 1, 2001.

All other capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Lease. For purposes of the Lease, the term “Rent” shall specifically include the rental payments due with respect to the Additional Premises as described in Paragraphs 4 and 5 hereinbelow.

2.           Additional Premises. Effective as of the Additional Premises Commencement Date and for a lease term expiring concurrently with the end of the Term for the remainder of the Premises, as it may be sooner terminated or extended as provided herein or in the Lease:

(a)           the Premises shall include the Additional Premises; and

(b)           the Rentable Area of the Premises shall be increased by the Rentable Area of the Additional Premises.

3.           Lease Governs. Except as expressly provided herein, from and after the Additional Premises Commencement Date and through the end of the Term of the Lease, all provisions of the Lease shall be in full force and effect with respect to, and shall govern Tenant's possession of, the Additional Premises.

4.           Monthly Additional Premises Base Rent. From and after the Additional Premises Commencement Date, Monthly Base Rent under the Lease with respect to the Additional Premises (herein, "Monthly Additional Premises Base Rent") shall be payable in the amounts and at the annual rates per square of foot of Rentable Area of the Additional Premises for the respective periods hereafter described:

Period	Monthly	Annually	Rate/SF

06/01/01 through 05/31/02	$25,832.92	$309,995.00	$17.50
06/01/02 through 05/31/03	$26,615.29	$319,383.42	$18.03
06/01/03 through 05/31/04	$27,412.42	$328,948.98	$18.57
06/01/04 through 05/31/05	$28,239.07	$338,868.82	$19.13
06/01/05 through 05/31/06	$29,080.48	$348,965.80	$19.70
06/01/06 through 09/30/06	$29,951.42	$359,417.06	$20.29

Monthly Additional Premises Base Rent shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Monthly Base Rent thereunder.

5.           Additional Premises Rent Adjustments.

(a)           For the calendar year in which the Additional Premises Commencement Date falls, Tenant's Share of Operating Expenses and Taxes (i.e., Rent Adjustments under the Lease) provided for in Article Four of the Lease shall be calculated separately for the Additional Premises apart from the remainder of the Premises, but not for any subsequent years of the Term of the Lease. In subsequent years, Rent Adjustments shall be calculated for the Additional Premises together with the remainder of the Premises. Rent Adjustments for the Additional Premises for the calendar year in which the Additional Premises Commencement Date falls (herein, the "Additional Premises Rent Adjustments") shall be prorated by multiplying the Rent Adjustments attributable to the Additional Premises by a fraction, the numerator of which is the number of days remaining in such calendar year following the Additional Premises Commencement Date and the denominator of which is 365.

(b)           For purposes of calculating Additional Premises Rent Adjustments (i.e., being the Rent Adjustments payable on account of the Additional Premises for the calendar year in which the Additional Premises Commencement Date falls), "Tenant's Share" shall be 2.3001%. For purposes of calculating Rent Adjustments payable on account of both the Additional Premises and the remainder of the Premises for all subsequent calendar years (or partial calendar years) within the Term of the Lease, "Tenant's Share" shall be 9.6391% (and Section 1.01(13) of the Lease is hereby amended accordingly). Rent Adjustments for the initial Premises leased under the Original Lease shall continue to be calculated and paid in accordance with the Original Lease for the calendar year in which the Additional Premises Commencement Date falls.

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(c)           All Rent Adjustments described in this Paragraph 5 shall be payable at such times, in such manner, and in accordance with such procedures (i.e., including payment of "Rent Adjustment Deposits" and final reconciliations) as set forth in Article Four of the Lease relative to payment of Rent Adjustments thereunder.

6.           Condition: Tenant Improvements.

(a)
Except as expressly provided in Paragraph 6(c) below, Tenant hereby accepts the Additional Premises in their "as is" condition as of the date hereof and acknowledges that Landlord shall not be required to make any improvements to the Additional Premises for Tenant's use and occupancy. Without limitation of the foregoing, it is acknowledged that Tenant shall, at its sole cost and expense (subject to application of the Allowance as defined in the hereafter described "Additional Premises Workletter"), perform any work at the Additional Premises as may be necessary or desired by Tenant to improve the Additional Premises for occupancy (including without limitation, the items described in Paragraph 6(b) below) all subject to and in accordance with the provisions of the Workletter Agreement attached hereto as Exhibit B (the "Additional Premises Workletter"). All work completed by Tenant on or before the one hundred eightieth (180th) day following the Additional Premises Commencement Date as referenced in this Paragraph 6(a) is hereinafter referred to as "Tenant's Work".

(b)
Without limitation of the foregoing terms of this Paragraph 6, Tenant, at its sole cost and expense (subject to application of the Allowance as described in the Additional Premises Workletter), as part of the "Tenant's Work" described above, shall perform all work described in Exhibit C hereto (the "Required Tenant's Work"). The foregoing Required Tenant's Work shall be completed, in any event, on or before the first to occur of (i) the Additional Premises Commencement Date, and (ii) the date Tenant occupies the Additional Premises for the performance of any business operations therefrom.

(c)
Landlord shall review any areas in the Additional Premises which are identified by Tenant's architect, prior to commencement of any of Tenant's Work at the Additional Premises, as problem areas due to the height of the fire sprinklers in those areas. Except for any sprinkler lines which cannot be raised due to the obstructions represented by the main HVAC trunk ducts on the 12th floor of the Building, Landlord shall raise the height of sprinkler lines which would, if not raised, require that sprinkler heads in any portion of the Additional Premises to protrude below the Building's standard ceiling height of [8'10"] when the sprinkler heads are not extended. Any work described in this Paragraph 6(c) (herein, the "Landlord's Sprinkler Work") shall be performed prior to or concurrently with Tenant's construction of Tenant's Work in the Additional Premises, and Tenant shall fully cooperate with Landlord and its contractors (i) to allow proper access to the Additional Premises for Landlord to so perform the Landlord's Sprinkler Work, and (ii) to coordinate the Landlord's Sprinkler Work with any of the ongoing Tenant's Work then being performed at the Additional Premises.

7.           Possession. Landlord shall deliver possession of the Additional Premises to Tenant concurrently with the mutual execution and delivery of this Amendment by Landlord and Tenant, in order for Tenant to proceed with the Tenant's Work.

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8.           Real Estate Brokers. Landlord and Tenant each represent and warrant to the other that such party making the representation has not dealt with any broker in connection with this Amendment other than Julien J. Studley (whose commissions shall be payable by Landlord pursuant to its separate written commissions agreement with said broker). Landlord and Tenant each agree to indemnify and hold the other harmless from all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising from any other claims or demands of any broker or brokers or finders with whom the indemnifying party dealt for any commission alleged to be due such broker, brokers or finders.

9.           Present Status. Tenant certifies to Landlord that as of the execution and delivery of this Amendment by both Tenant and Landlord, Landlord is not in default under the Lease by reason of failure to perform any obligations thereunder. Such certificate is given to the actual knowledge of Tenant.

10.         Deletions. Section 4 of Rider 2, as amended by Paragraph 4 of the First Amendment (i.e., entitled "First Expansion Option"), and Section 6 of Rider 2 (i.e., entitled "Continuing Right of First Offer") are each hereby deleted in their entirety, and shall be deemed null and void. Further, Tenant's exercise notice dated September 27, 2000 regarding certain expansion rights under the Lease is hereby deemed null and void in its entirety.

11.         Acceleration Option. It is hereby confirmed that the "First Acceleration Option", as set forth in Paragraph 2 of Rider 2, is no longer applicable, and is hereby deemed null and void. With respect to the "Second Acceleration Option" (i.e., September 30, 2003), it is hereby confirmed that, notwithstanding the terms of Paragraph 2.A.2 or 2.A.3 of Rider 2, the "Second Acceleration Amount", as defined in Paragraph 2.A.3 of Rider 2, shall be increased as a result of the Additional Premises hereunder, which increase shall be in the amount of $719,188.00 (i.e., being the sum of all brokerage commissions payable by Landlord in connection with this Amendment and the amount of the Allowance contributed by Landlord under the Additional Premises Workletter, without any further amortization thereof). As a result, the total Second Acceleration Amount shall be in the amount of $2,075,668.00 (i.e., being $719,188.00 attributable to the Additional Premises, and $1,356,480.00 attributable to the balance of the Premises), subject to further increase as provided in Paragraph 2.A.3 of Rider 2 in the event any additional space is added to the leased premises after the date hereof.

12.         First Amendment - Modifications. The First Amendment, as defined in Recital A hereof, is hereby amended in the following respects:

(a)           The following language is added as a new Paragraph 3(d) of said First Amendment:

"(d) Notwithstanding the foregoing, the additional rent due and owing for the Storage Space as described in Paragraph 3(b) above shall abate for the period of May 1, 2001 through July 31, 2001"

(b)           The following language is added as a new Paragraph 3(e) of said First Amendment

"(e) Notwithstanding anything to the contrary contained herein or in Section 9 of Rider 2 to the Lease, Tenant may elect to terminate the lease of the Storage Space as of any date by giving not less than sixty (60) days' prior written notice to Landlord, which notice shall designate the effective date of termination. Said notice shall be effective to terminate the lease of the Storage Space (but not as to the balance of the leased premises under the Lease) on the date designated in such notice. If the lease of the Storage Space is so terminated, the term of said lease shall be deemed to have expired

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by lapse of time on the specified termination date, and Tenant shall vacate the Storage Space and surrender possession thereof in the same condition and in accordance with the same terms as otherwise required for surrender of the balance of the leased premises at the end of the term, as provided in Article 12 of the Lease (failing of which shall be deemed a holding over of such space, subject to the terms and conditions of Article 13 of the Lease with respect thereto)."

13.           Renewal Option. It is hereby acknowledged that KPMG Peat Martwick LLC ("Existing Tenant") has heretofore been granted, among other rights, two (2) fixed expansion rights (the "First Fixed Expansion Right" and the "Second Fixed Expansion Right", respectively, and collectively, the "Superior Expansion Rights") relating to the 12th floor of the Building which, if both exercised, may affect all or a substantial portion of the Additional Premises during portions of the renewal period described in Paragraph 3 of Rider 2 to the Lease. It is further acknowledged that (a) the exercise of the First Fixed Expansion Right does not directly relate to the Additional Premises, but would thereafter result in all or a substantial portion of the Additional Premises being the potential subject of a subsequent exercise of the Second Fixed Expansion Right, and (b) in the event that the First Fixed Expansion Right is not exercised, then any subsequent exercise of the Second Fixed Expansion Right would not affect the Additional Premises in any manner. Based on the foregoing, it is hereby acknowledged and agreed that Tenant's "Renewal Option", as described in Paragraph 3 of Rider 2 to the Lease, as it relates to the Additional Premises demised hereunder, is expressly subject and subordinate to the Superior Expansion Rights, and in the event Existing Tenant, or any successor tenant under Existing Tenant's lease at the Building, exercises its First Fixed Expansion Right, then the "Renewal Option" under Paragraph 3 of said Rider 2 shall only apply with respect to the balance of the leased premises under the Lease (i.e., excluding the Additional Premises being demised hereunder). Tenant shall have the right, at any time after February 1, 2004, to deliver written notice to Landlord requesting Landlord to inform Tenant as to whether Existing Tenant has exercised the aforedescribed First Fixed Expansion Right, and Landlord shall respond to such written request within ten (10) business days after receipt thereof. In the event that Existing Tenant exercises the aforedescribed First Fixed Expansion Right, and if Tenant thereafter exercises its Renewal Option with respect to the balance of the leased premises (i.e., excluding the Additional Premises), in accordance with Paragraph 3 of Rider 2 (as such Paragraph 3 is amended by this Paragraph 13), then the term of the Lease with respect to the Additional Premises shall terminate as of September 30, 2006, as if such date were the stated expiration date of the term of the Lease, and Tenant shall vacate and surrender possession of the Additional Premises as of such date in the same condition and in accordance with the same terms as otherwise required for surrender of the balance of the leased premises at the end of the term, as provided in Article 12 of the Lease (failing of which shall be deemed a holding over of such space, subject to the terms and conditions of Article 13 of the Lease with respect thereto). In the event Tenant exercises its Renewal Option for the leased premises (including the Additional Premises) prior to Existing Tenant having exercised its First Fixed Expansion Right, and if Existing Tenant subsequently exercises such First Fixed Expansion Right, then Landlord shall so notify Tenant, in writing, of such subsequent exercise by Existing Tenant, and Tenant shall have ten (10) business days thereafter (time being of the essence) to withdraw its prior exercise of the Renewal Option by written notice thereof to Landlord with said 10-business day period, in which event the term of the Lease shall expire as of September 2006 in accordance with its terms and without regard to Tenant's prior exercise of said Renewal Option.

14.           Entire Agreement. The entire agreement of the parties with respect to the subject matter hereof is set forth in this Amendment and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect.

15.           Offer. This Amendment shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of this Amendment to Tenant does not

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constitute a reservation of or option for the Additional Premises, except that, upon execution and delivery by Tenant, it shall constitute an irrevocable offer on the part of Tenant in effect for ten (10) business days to lease the Additional Premises on the terms and conditions herein contained.

16.           Lease in Full Force and Effect. Except as amended hereby, all the terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed. Without limitation of the foregoing, Section 26.08 of the Lease (as amended hereby) shall apply to this Amendment and to the Lease (as amended hereby).

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

TENANT:	LANDLORD:
CONSOER TOWNSEND ENVlRODYNE	303 WACKER REALTY L.L.C., a Delaware limited
ENGINEERS, INC.,	liability company
a Delaware corporation
	By:	Hines Three Illinois Center Associates Limited
By: /s/ Kenneth Z. Crumrine		Partnership,
Name: Kenneth Z. Crumrine		its managing member
Title: President
		By:	Hines Three Illinois Center L.L.C., a
general partner
ATTEST:
			By:	Hines Interests Limited
By: /s/ Michael R. Kolloway				Partnership, a member
Name: Michael R. Kolloway
Title: Secretary				By: Hines Holdings, Inc., its
general partner

By: /s/ C. Kevin Shannahan
Name: C. Kevin Shannahan
				Title:	Executive Vice President

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EXHIBIT A

ADDITIONAL PREMISES

[Attached]

A-1

TheEnvironmentsGroup

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B
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J
5
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1240
1240
1280
1200
Wacker Drive
Columbus Drive

1200
Innogy
5,713 sq.ft. Rentable

1240
Vacant
22,987 sq.ft. Rentable

1280
Hines
2,152 sq.ft. Rentable

Hines

303 East Wacker Drive
Chicago, Illinois

12th Floor

NORTH

September 11, 2000

EXHIBIT B

ADDITIONAL PREMISES WORKLETTER AGREEMENT

THIS ADDITIONAL PREMISES WORKLETTER AGREEMENT is hereby incorporated as part of that certain Second Amendment to Lease made and entered into as of the 22nd day of January, 2001 by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company ("Landlord"), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a certain Second Amendment to Lease to which this Workletter is attached (the "Second Amendment"), which Second Amendment further amends a certain Office Lease dated January 1, 1996, as amended by First Amendment dated effective as of October 1, 1999 (collectively, the "Lease"; all capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Second Amendment or in the balance of the Lease, as applicable); and

WHEREAS, pursuant to the Second Amendment, Tenant will be leasing certain demised premises (herein, the "Premises") located on the 12th floor of the office building located at 303 East Wacker Drive, Chicago, Illinois (the "Building"); and

WHEREAS, certain tenant improvement work is to be completed on the Premises;

NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:

1.           POSSESSION. Landlord shall deliver possession of the Premises concurrent with the mutual execution and delivery of the Second Amendment by Landlord and Tenant, in order for Tenant to perform the Tenant's Work, all as otherwise described in Paragraph 7 of the Second Amendment.

2.           TENANT'S WORK. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided under Paragraph 9 below shall perform, or cause to be performed, the Tenant's Work (as defined in the Lease) in the Premises provided for in the Plans (as hereafter defined) submitted to and approved by Landlord. The Tenant's Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements, including, without limitation, the Americans with Disabilities Act and its regulations (the “ADA”). Landlord's review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Tenant's Work promptly following completion of the pre-construction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction in order to complete the Tenant's Work prior to the Additional Premises Commencement Date or as soon thereafter as is reasonably practicable. Tenant shall coordinate the Tenant's Work so as avoid interference with any other work being performed by or on behalf of Landlord and other tenants at the Building.

3.           PRE-CONSTRUCTION ACTIVITIES.

(a)           Prior to commencing any of the Tenant's Work, Tenant shall submit the following information and items to Landlord for Landlord's review and approval with respect thereto:

(i)           A detailed construction schedule containing the major components of the Tenant's Work and the time required for each, including the scheduled commencement date of construction of the Tenant's Work, milestone dates and the estimated date of completion of construction.

(ii)           An itemized statement of estimated construction costs, including permits and architectural and engineering fees.

(iii)           The names and addresses of Tenant's contractors (and the contractor's subcontractors as well as any vendors who will be delivering materials directly to the Building site) to be engaged by Tenant for the Tenant's Work and of any construction manager proposed to be engaged by Tenant for the Tenant's Work (collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove Tenant's Contractors, which approval shall not be unreasonably withheld or delayed. Landlord shall give its approval or disapproval of the proposed Tenant's Contractors designated by Tenant within ten (10) days after Tenant's submittal thereof to Landlord. Tenant shall not employ as Tenant's Contractors any persons or entities so disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant's list, Tenant shall employ as Tenant's Contractors only those persons or entities so approved. Landlord may, at its election, designate a list of approved contractors for performance of work affecting electrical, mechanical, plumbing or life safety systems ("Approved Building System Contractors"), from which Tenant must select its contractors for such work. Without limitation of the foregoing, Landlord hereby confirms that any of the contractors listed on Attachment 1(a) hereto will be an approved general contractor for Tenant to engage relative to the performance of the Tenant's Work and any of the contractors listed on Attachment 1(b) hereto shall be an Approved Building System Contractor for Tenant or the general contractor to engage for performance of work affecting electrical mechanical, plumbing or life safety systems. For purposes hereof, the term "life safety systems" shall include the Building's fire protection/sprinkler system, strobes, and speakers connected to the Building's annunciator panel.

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(iv)           A written statement from Tenant, acting in its capacity as architect for the Tenant's Work, stating that Tenant has visited the site, inspected and verified existing conditions as such conditions affect the Plans and construction of the Tenant's Work.

(v)           Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(vi)           The Plans for the Tenant's Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 3(b) below.

Tenant will update such information and items by notice to Landlord of any changes. Landlord shall promptly (or as otherwise required by this Workletter) review all submissions made by Tenant.

(b)           As used herein the term "Plans" shall mean full and detailed architectural and engineering plans and specifications covering the Tenant's Work (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Tenant's Work). The Plans shall include the minimum information shown on Attachment 2 attached hereto and incorporated herein. Subject to the Allowance (as hereinafter defined), Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord's approval (not to be unreasonably withheld) and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of the Plans within ten (10) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's reasonable opinion: (i) the Tenant's Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Tenant's Work would adversely affect Landlord's ability to furnish services to Tenant or other tenants; (iii) the Tenant's Work would increase the cost of operating the Building; (iv) the Tenant's Work would violate any governmental laws, rules or ordinances; (v) the Tenant's Work contains or would require the use of hazardous or toxic material in any unlawful manner; (vi) the Tenant's Work would adversely affect the appearance of the Building; or (vii) the Tenant's Work would adversely affect another tenant's premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant's request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with

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the changes so required. Such submission of revised Plans shall be accompanied by a written point by point response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of any such revised Plans within five (5) business days after their delivery to Landlord. The Plans shall also be revised, and the Tenant's Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable statutes, laws, ordinances, orders, codes, rules, regulations, building or fire codes or other governmental requirements.

(c)           Upon Landlord's approval of the Plans, at Tenant's express written request, Landlord shall designate in writing any affixed appurtenances which are part of Tenant's Work which Tenant shall be required to remove upon the expiration of the Lease. Any such agreement entered into in writing by Landlord shall be binding on Landlord at expiration of the Lease.

(d)           No Tenant's Work shall be undertaken or commenced by Tenant in the Premises until:

(i)           The Plans for the Premises have been submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as provided in Section 3(b) hereinabove).

(ii)           All necessary building permits have been obtained by Tenant.

(iii)           All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant's Work shall not waive Tenant's obligations to obtain such coverages.

(iv)           Items required to be submitted to Landlord prior to commencement of construction of the Tenant's Work have been so submitted and have been approved, where required.

4.           DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 3 on or before the respective dates specified in said paragraph, or in the event Tenant, for any reason, fails to complete the Tenant's Work on or before the Additional Premises Commencement Date, Tenant shall be responsible for Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and all other obligations as set forth in the Second Amendment and the balance of the Lease from the Additional Premises Commencement Date, regardless of the degree of completion of the Tenant's Work on such date, and no such delay in completion of the Tenant's Work shall affect the Additional Premises Commencement Date, or relieve Tenant of any of its obligations under the Second Amendment or the balance of said Lease. Notwithstanding any of the foregoing, if the Tenant's Work is not substantially completed on or before the later of (i) the stated

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Additional Premises Commencement Date of June 1, 2001, and (ii) the date set forth in Tenant's construction schedule delivered under Paragraph 3(a)(i) as the scheduled date for completion of Tenant's Work (herein, the "Target Date"), and if any such delay in substantial completion of the Tenant's Work is solely attributable to Landlord Delay (as hereinafter defined) or a Contractor Strike Delay (as hereinafter defined), then the Additional Premises Commencement Date shall be extended by the period of delay in the Tenant's Work beyond the Target Date which was attributable to the Landlord Delay or the Contractor Strike Delay (i.e., as opposed to being attributable to any other matter causing such delay), but not beyond the day Tenant first begins to conduct any of its customary business operations in the Premises. As used herein, the term "Landlord Delay" means Landlord's delay in responding to Tenant's Plans or Tenant's request for approval of Tenant's Contractors, as and when required under Paragraph 3(a)(iii) and/or Paragraph 3(b) hereof, or any default by Landlord of its obligations hereunder, in any case to the extent delaying substantial completion of the Tenant's Work. For purposes hereof, the term "Contractor Strike Delay" shall mean any delay in substantial completion of the Tenant's Work resulting from (a) a strike or organized labor work stoppage of all Approved Building System Contractors designated by Landlord under Paragraph 3(a)(iii) above (which strike or work stoppage was not caused in whole or in part by Tenant or its contractors or any actions of said parties), and (b) Landlord's failure, within three (3) business days after written notice from Tenant of the situation described in subclause (a), to either (i) designate one or more other Approved Building System Contractors who are not then on strike or involved with any other organized work stoppage, or (ii) expressly allow Tenant to engage its own such contractors to perform any of Tenant's Work affecting Building systems (subject, however, to Landlord's reasonable approval of said contractors as provided herein). Landlord Delay or Contractor Strike Delay shall not include any delay in substantial completion of the Tenant's Work that would in any event (i.e., even if the Landlord Delay or Contractor Strike Delay had not occurred) have resulted from other causes. Tenant shall notify Landlord, in writing, of any claim for Landlord Delay or Contractor Strike Delay, which notice shall be delivered within five (5) business days following receipt by Tenant or its contractors or other representatives of knowledge of the event claimed by Tenant to give rise to such Landlord Delay or Contractor Strike Delay (time being of the essence); Tenant's failure to notify Landlord within said five (5) business days shall be deemed a waiver of the subject claim of delay.

5.           CHARGES AND FEES. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Tenant's Work, including payment to Landlord of a supervisory fee equal to the amount of all out-of-pocket costs and expenses incurred by Landlord in reviewing the Plans and other submittals hereunder or otherwise incurred in supervising or coordinating the Tenant's Work (which fees shall not exceed, in any event, the amount of $6,200.00 and which payment to Landlord shall be made within thirty (30) days following Landlord's request therefor from time to time). Except as provided in the preceding sentence, Landlord shall not be entitled to any additional supervision fee relative to the Tenant's Work.

6.           CHANGE ORDERS. All changes (other than deminimius changes based on field conditions as more particularly described in Paragraph 7(k) below) to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant's Work. Subject to Paragraph 9 below, Tenant shall be responsible

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for all costs and expenses attributable to any changes, including a supervisory fee to Landlord in an amount equal to the amount of all reasonable and customary out-of-pocket costs and expenses incurred by Landlord in reviewing the change order request and related materials or otherwise incurred in supervising or coordinating the change order work (which payment to Landlord shall be made within thirty (30) days following Landlord's request therefor from time to time). All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Additional Premises Commencement Date, or payment of Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of other obligations set forth in the Second Amendment or the balance of the Lease.

7.           STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by both Landlord and Tenant.

(a)           Tenant's Plans and all design and construction of the Tenant's Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters and the requirements of the ADA (i.e., as such ADA requirements pertain to the space within the Premises, and not to any areas external thereto). Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

(b)           Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Premises, which shall be delivered to Landlord. Tenant's failure to obtain such permits shall not cause a delay in the Additional Premises Commencement Date, or the payment of Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of other obligations under the Second Amendment or the balance of the Lease.

(c)           Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants, it being understood that in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant's Contractors; provided, however, notwithstanding such priority, Landlord shall not unreasonably inhibit Tenant's Contractors from performing their work.

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(d)           Landlord shall have the right, but not the obligation, upon not less than 72 hours' prior written notice thereof to Tenant (provided that no such notice shall be required in the event of an emergency), to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant (provided that the Allowance may be used for such purposes), any work (i) which Landlord deems necessary to be done on an emergency basis or (ii) which pertains to structural components, building systems, the general utility systems for the Building or connecting the Tenant's Work with any other work in the Building (but only to the extent the Tenant's Work impacts the structural components of the Building or any Building systems, and Landlord, in good faith determines that action is warrented), or (iii) which pertains to the erection of temporary safety barricades or signs during construction.

(e)           Tenant shall use only new, quality materials in the Tenant's Work, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant's Work, warranties of at least one (1) year duration from the completion of the Tenant's Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant's Work, a copy of which warranties shall be delivered to Landlord upon Tenant's receipt of the same. It is acknowledged that the foregoing required warranties, to the extent issued by the general contractor, shall satisfy the minimum requirements of this Paragraph 7(e).

(f)           Tenant and Tenant's Contractors, in performing work, shall do so in conformance with the "303 East Wacker Drive Contractor Regulations and Guidelines for Tenant Improvements" (a copy of which has heretofore been made available to Tenant) and shall not unreasonably interfere with other tenants and occupants of the Building. Tenant and Tenant's Contractors shall make all reasonable efforts and take all reasonable steps appropriate to construction activities undertaken in a fully-occupied first-class office building so as not to interfere with the operation of the Building and shall, in any event, comply with all other reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant's Work and to properly police same. Tenant shall not permit noise from construction of Tenant's Work to unreasonably disturb other tenants in the Building. Tenant's Work which does so unreasonably disturb other tenants shall be performed after regular working hours. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

(g)           Landlord shall have the right, upon 24 hours' prior written notice to Tenant (except that no notice shall be required in the case of an emergency), to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors as set forth herein in performing work to cease work and remove its equipment and employees from the Building. No such action properly exercised by Landlord shall delay the Additional Premises Commencement Date, or the payment of

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Monthly Additional Premises Base Rent, Additional Premises Rent Adjustments and performance of other obligations under the Second Amendment or the balance of the Lease.

(h)           Utility costs or charges for any service (including, but not limited to, HVAC, electrical, hoisting and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Tenant's Work and shall be paid for by Tenant at Landlord's rates. Tenant shall apply and pay for all utility meters required. Use of freight elevators is subject to scheduling by Landlord. Any use of the freight elevators outside of normal construction hours will be at Tenant's expense, in an amount equal to one hundred six percent (106%) of the out-of-pocket expenses incurred by Landlord relative to security personnel necessitated by such after-hours freight elevator usage. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers.

(i)           Tenant shall permit access to the Premises, and the Tenant's Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Tenant's Work are being constructed and installed and following completion of the Tenant's Work.

(j)           Tenant shall proceed with its work expeditiously, continuously and efficiently, from the date Landlord tenders possession of the Premises to Tenant for the construction of the Tenant's Work. Tenant shall notify Landlord upon Substantial Completion and upon final completion of the Tenant's Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraph 9 below.

(k)           Tenant shall have no authority to deviate from the Plans in performance of the Tenant's Work, except as authorized by Landlord and its designated representative in writing and except for deminimus changes based on field conditions and not affecting the overall basic design and construction evidenced by such Plans and not impacting the base Building systems or structural components of the Building. Tenant shall furnish to Landlord "as-built" drawings of the Tenant's Work consisting of record drawings of the installed condition of each component of the Tenant's Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant's general contractor to Landlord within ninety (90) days after completion of the Tenant's Work. Final disbursement of any remaining amounts of the Allowance will not occur until such record drawing have been received by Landlord (the "Record Drawing Allowance Condition"); provided that if all other conditions hereunder to the final disbursement of the Allowance have been satisfied, then Landlord shall not withhold more than two percent (2%) of the total Allowance being contributed hereunder as a result of the Record Drawing Allowance Condition having not yet been satisfied.

(l)           Landlord shall have the right to require Tenant to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of

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mechanical and electrical systems existing or installed in the Premises in accordance with the Lease.

(m)           Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant's Architect, Tenant's Engineer and the Tenant's Contractors.

8.         INSURANCE AND INDEMNIFICATION.

(a)           In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i)           Worker's Compensation and Employer's Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

(ii)           Commercial General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of three (3) years after the date of final acceptance of the Tenant's Work), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $10,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $10,000,000.00.

(iii)           Comprehensive Automobile Liability Insurance including Owned, Non-Owned and Hired Car coverages, with limits of not less than $2,000,000.00 combined single limit for both bodily injury and property damage.

(iv)           "All-risk" builder's risk insurance upon the entire Tenant's Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant's Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If any portion of the Allowance has been disbursed with respect to portions of the Tenant's Work which are stored off the site of the Building or in transit to said site, then to the extent such portions of the Tenant's Work are not covered under said "all-risk” builder's risk insurance, Tenant shall secure and maintain similar property insurance on such portions of the Tenant's Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted between Landlord and Tenant

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and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties Landlord and its partners, directors, officers, members, employees and agents, Landlord's contractors, Landlord's architects, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days1 prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)           Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, its partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant's Work or the entry of Tenant, Tenant's Architect, Tenant's Engineer or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant, Tenant's Architect, Tenant's Engineer or Tenant's Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the negligent act or omission of Landlord. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

9.           ALLOWANCE; PERIODIC PAYMENTS.

(a)           Landlord shall make a contribution (the "Allowance") towards the "hard costs" and the "soft costs" of Tenant's Work (as such terms are hereinafter defined), in an amount equal to $619,990.00 (i.e., being $35.00 per square foot of Rentable Area of the Premises), on the terms and conditions hereinafter set forth. If the cost of the Tenant's Work exceeds the Allowance, Tenant shall have sole responsibility for the payment of such excess cost, and shall pay any such excess when due from time to time (i.e., based on estimates from time to time of the total cost of the Tenant's Work) prior to any further disbursement of the Allowance. It is acknowledged that Landlord intends that not less than $513,706.00 (i.e., being $29.00 per square feet of Rentable Area of the Premises) of the overall Allowance be contributed to so-called "hard" construction costs for the Tenant's Work (which "hard" construction costs, for purposes hereof, shall include all costs and fees payable under the construction contract with Tenant's general contractor or

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under any other construction contracts entered into by Tenant relative to the construction of the Tenant's Work, together with all costs associated with permits and other governmental approvals, the "supervisory fees" payable to Landlord under Paragraph 5 hereof, and all costs associated with the installation of telephone and cabling lines into the walls of the Premises), and it is hereby agreed that no more than $106,284.00 (i.e., being $6.00 per square foot of Rentable Area of the Premises) of the overall Allowance (herein, the "Available Soft Cost Contribution") may be applied by Tenant to pay for so-called "soft" costs associated with Tenant's construction of the Tenant's Work, including moving/relocation to the Premises (which "soft" costs, for purposes hereof, shall include all architectural and engineering costs and fees, moving expenses, relocation costs, consulting fees and other reimburseable expenses; all costs of furniture, fixtures and equipment; telephone and cabling costs associated with the interior of the Premises; and all other costs and expenses paid by Tenant to Landlord hereunder, other than the "supervisory fees" specifically set forth in Paragraph 5 of this Agreement).

(b)           Periodically, but not more frequently than once per month, Tenant may submit to Landlord a payment request for costs of the Tenant's Work incurred and not previously paid naming the parties to be paid and the respective amounts of such payments, which payment request shall be accompanied by:

(i)           A statement in writing under oath signed by Tenant stating the various contracts entered into by Tenant for the Tenant's Work and with respect to each: the total contract price of all labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the Tenant's Work in accordance with the Plans;

(ii)           A written application for payment from each of Tenant's Contractors disclosed in the aforesaid sworn Tenant's statement wherein each of Tenant's Contractors certifies completion and the cost of that portion of the Tenant's Work for which payment is requested and further certifies that the cost to complete the Tenant's Work remaining to be done under said contract will not exceed the balance due thereunder (without including in such balance any required retainages) and a statement in writing under oath or verified by affidavit of Tenant's Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant's Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts (in the case of firm subcontracts) and estimated amounts (in other cases) to be paid for such labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the work described in such subcontract;

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(iii)           A statement from each of the subcontractors and materialmen disclosed in the aforesaid Tenant's Contractor's sworn statement, in writing under oath or verified by affidavit of a duly authorized agent of such subcontractor of the parties furnishing materials and labor to it or for their account, and of the amounts due or to become due each;

(iv)           Certificate for payment executed by Tenant, acting in its capacity as the architect for the Tenant's Work, on American Institute of Architect's Form G-703;

(v)           Originals of partial waivers of lien from each of Tenant's Contractors and all materialmen and vendors requesting payment covering such requested payment; and

(vi)           Evidence reasonably satisfactory to Landlord that Tenant has paid or will pay, simultaneous with payment by Landlord, Tenant's proportionate share of the costs of the Tenant's Work.

Provided that the foregoing deliveries have been made, and so long as Tenant is not then in default hereunder or under the Lease, Landlord shall disburse portions of the Allowance in the amount of the requested disbursement no later than thirty (30) days after each such request therefor.

(c)           Landlord may make payments of the Allowance through a construction escrow established with Landlord's title insurance company pursuant to which escrow said title company shall examine the sworn statements and lien waivers provided by Tenant and Tenant's Contractors and, if so required by Landlord, insure against mechanic lien claims for work done through the date of Tenant's Contractors' most recent request for payment, in which case Tenant agrees to comply with the reasonable terms and conditions of such construction escrow. The escrowee's charges therefor shall be deemed part of the costs of the Tenant's Work. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Landlord makes payments of the Allowance through a construction escrow as provided in this paragraph, Tenant's Contractors may, at their own expense, arrange to provide "trailing" waivers (lien waivers which are dated up to thirty (30) days earlier than the contractor's request for payment) if Landlord's lender so permits and Landlord's title insurance company nevertheless provides the insurance called for by this paragraph.

(d)           Within thirty (30) days after final completion and installation of the Tenant's Work, Tenant shall submit to Landlord a detailed breakdown of the total amount of the costs of the Tenant's Work, together with final waivers of liens, contractors' affidavits, and architects' certificates in such form as may be reasonably required by Landlord, Landlord's title insurance company and Landlord's lender, if any, from all parties performing labor or supplying materials or services in connection with the Tenant's Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.

12

(e)           Landlord has no obligation to disburse any portion of the Allowance during any period when Tenant is in default hereunder or under the Lease. Disbursement of any portion of the Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. Tenant shall be responsible for the appropriateness and completeness of the contractors' affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing.

(f)           Landlord shall have the right to withhold a 10% retainage from the Allowance until final disbursement of the Allowance is due hereunder (subject, however, to the terms of Paragraph 7(k) above). Landlord shall make final disbursement of the Allowance, upon Tenant's satisfaction of the terms of Paragraphs 9(b) and 9(d) above and Tenant's final request for payment (which request shall be made no earlier than the Additional Premises Commencement Date) and certification that the entire Tenant's Work has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made within thirty (30) days after presentation by Tenant to Landlord of request for payment and appropriate and complete contractor's affidavits and waivers of lien showing that the work covered thereby has been performed in the Premises.

(g)           In the event that the cost of Tenant's Work and such other items for which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall be entitled to receive such difference either in cash or as a credit against Monthly Additional Premises Base Rent for the Additional Premises next coming due under the Lease (with such choice being made at Tenant's sole election); provided that Tenant shall not be so entitled to any portion of such difference exceeding the unused portion of the "Available Soft Cost Contribution" (i.e., meaning that portion of the Available Soft Cost Contribution not otherwise used to fund "soft" costs as described in Paragraph 9(a) above).

10.        MISCELLANEOUS.

(a)           Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

(b)           Time is of the essence under this Workletter.

(c)           Any person signing this Workletter on behalf of Landlord and Tenant warrants and represents he has authority to do so.

(d)           If Tenant fails to make any payment relating to the Tenant's Work as required hereunder, Landlord, at its option, may complete the Tenant's Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due, which failure continues for ten (10) business days after written notice to

13

Tenant of such failure, or Tenant's failure to perform any other obligations hereunder, which failure continues for fifteen (15) business days after written notice to Tenant of such failure (which 15-business day period shall be extended for the time reasonably required to complete such cure, not to exceed, in any event, an additional seventy-five (75) day period, if such failure cannot reasonably be cured within said 15-business day period and Tenant commences to cure such failure within said 15-business day period and thereafter diligently and continuously proceeds to cure such failure), shall, in each such case, also constitute a Default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)           Notices under this Workletter shall be given in the same manner as under the Lease.

(f)           The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 26.08 of the Lease.

(g)           The headings set forth herein are for convenience only.

(h)           This Workletter and the Lease sets forth the entire agreement of Tenant and Landlord regarding the Tenant's Work. This Workletter may only be amended if in writing, duly executed by both Landlord and Tenant.

(i)           Tenant shall act as architect (sometimes referred to herein as "Tenant's Architect") for purposes of preparing the architectural portions of the Plans for the Tenant's Work and Tenant shall also act as engineer (sometimes referred to herein as "Tenant's Engineer") for purposes of preparing the mechanical, plumbing, electrical, fire protection and life safety portions of the Plans.

(j)           Except for the Premises being leased under the Second Amendment, this Agreement shall not be deemed applicable to any additional space added to the leased premises under the Lease at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the leased premises under the Lease or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, except as expressly provided in any amendment or supplement to the Lease.

14

11.         DESIGNATED REPRESENTATIVES; COOPERATION.

(a)           Landlord and Tenant shall each appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant's Work, and approvals under this Agreement. Initially, Landlord's representative shall be Suzanne Hendrick, whose address is Hines Interests Limited Partnership, 303 East Wacker Drive, Chicago, Illinois 60601 and whose telephone number is (312) 819-3770, and Tenant's representative shall be Michael R. Kolloway, whose address is c/o Consoer Townsend Envirodyne Engineers, Inc., 303 East Wacker Drive, Suite 600, Chicago, Illinois 60601 and whose telephone number is (312) 861-4123.

(b)           Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant's Work.

[END OF WORKLETTER - ATTACHMENTS FOLLOW]

15

ATTACHMENT 1(a) TO WORKLETTER

APPROVED GENERAL CONTRACTORS

1.	Clune Construction
2.	Interior Construction Group
3.	Krahl Construction
4.	Turner Construction

1(a)-1

ATTACHMENT 1(b) TO WORKLETTER

APPROVED BUILDING SYSTEM CONTRACTORS

[Attached]

1(b)-1

303 East Wacker

PRE-APPROVED SUB-CONTRACTOR LIST

Electrical:

Shamrock Electric Co,	P.E.I., Inc.
566 W. Adams	6859 W. 176th Street
Suite 404	Tinley Park, IL 60477
Chicago, IL 60606	phone: (708) 633-0459
phone: (312) 876-2970	fax: (708) 633-0534
fax: (312) 876-3908	contact: Mike Chambers
contact: Lee Mattson, VP

Mechanical:

Hayward, Inc.	F. E. Moran Inc.
109 S. Wood Dale Road	2265 Carlson drive
Suite 706	Northbrook, IL, 60062-6797
Wood Dale, IL 60191	phone: (847) 498-4800
phone: (312) 251-0506	fax: (847) 498-9091
fax: (847) 671-1689	contact: Jeff Knoble
contact: Tom Salamoun

Mechanical - Controls	Mechanical - Balancing
Siemens Building Technologies Inc.	Aero Testing and Balancing Systems Inc.
Landis Division	2225 W. Hubbard Street
580 Slawin Court	Chicago, IL 60612
Mount Prospect, IL 60056	phone: (312) 666-3097
phone: (847) 803-2700	fax: (312) 226-4050
fax: (847) 375-0907	contact: John Vitkovic
contact: Barry Ocello

Plumbing:

Great Lakes Plumbing & Heating Co.	Fettes, Love & Sieben
4521 West Diversey Avenue	4325 N. Lincoln Avenue
Chicago, IL 60639	Chicago, IL 60618
phone: (773) 489-0040	phone: (312) 935-7260
fax: (773) 489-1492	fax: (312) 935-9395
contact: Ben Seno	contact: Hugh Ludwig

Fire Protection – Sprinklers:

Great Lakes Plumbing & Heating Co.
4521 West Diversey Avenue
Chicago, L 60639
phone: (773) 489-8121
fax: (773) 489-8152
contact: Jim Smoll

Fire Protection Controls
Siemens Building Technologies, Inc.	Contech MSI Co.
Siemens Cerberus Division	Fire Detection & Signaling System
8340 S. Madison Street, #10	5200 Newport Drive
Burr Ridge, IL 60521	Rolling Meadows, IL 60008
phone: (630) 325-9120	phone: (847) 342-9932
fax: (630) 325-9155	fax: (847) 342-9937
contact: Daniel P. Finnegan	contact: Bob Forss

Carpeting/Flooring:

Flooring Resources Corporation	Peerless Rug Company
600 Pratt Boulevard	3033 North Lincoln Avenue
Elk Grove Village, IL 60007	Chicago, IL 60657
phone: (847) 640-2404	phone: (773) 525-9034
fax: (847) 640-9631	fax: (773) 525-4055
contact: Keith W. Krueger	contact: Hal Nagel

Carpentor
McNulty Bros. Company
2009 South Lumber Street
Chicago, IL 60616
Phone: (312) 850-6400
fax: (312) 850-2965
contact: Duane J. Feldner

Harware/Locks Suburban Door Check & Lock Service, Inc.
415 West Ogden Avenue
Westmont, IL 60559
Phone: (630) 968-4727
fax: (630) 968-5443
contact: Dean Meyers or Bill Knotek

Structural Engineer
Bowman, Barrett & Associates, Inc.
130 East Randolph Street
Suite 2650
Chicago, IL 60601
phone: (312) 228-0100
fax: (312) 228-0706
contact: Jason Loo

Telecommunications:
Infrastructure Management Company
100 S. Wacker Drive
Suite 1710
Chicago, IL 60606
phone: (312) 423-7700
fax: (312) 423-7800
contact: Patrick Curtin

ATTACHMENT 2 TO WORKLETTER

MINIMUM INFORMATION FOR PLANS

Plans and specifications (including architectural, engineering and structural, as applicable, working drawings) required for the supply, installation and finishing of the Tenant's Work and including, without limitation: finish schedule; material submittals; graphics and signage; interior and demising partitions; doors, frames and hardware; ceilings; wiring; lights and switches; telephone and electrical outlets; floor coverings; wall coverings; all millwork and built-ins; appliances; plumbing fixtures; refrigeration equipment; and other equipment, equipment connections and facilities attached to and forming a part of the Building.

EXHIBIT C

REQUIRED TENANT'S WORK

Sprinkler work at the Additional Premises as required by City of Chicago code.

C-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") is made effective as of the 1st day of October, 1999 by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as "Landlord"), and CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

RECITALS

A.           Landlord (as successor-in-interest to the original named landlord), as landlord, and Tenant are parties to that certain Office Lease dated January 1, 1996 (the "Original Lease"), which Original Lease includes as a part thereof that certain Commencement Date Agreement dated January 1, 1996 (i.e., being Rider 1) and Rider 2 ("Rider 2") (said Original Lease, as amended hereby and as further amended from time to time, the "Lease"), whereby Tenant leases certain premises ("Premises") stipulated to contain 56,520 square feet situated on the 5th and 6th floors of the Building commonly known as 303 East Wacker Drive, Chicago, Illinois; and

B. Landlord and Tenant desire to amend the Lease with respect to certain expansion rights and storage space rights set forth in the Lease and for other matters hereinafter described.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.           Incorporation of Recitals and Exhibits. The foregoing Recitals and the Exhibit attached to this Amendment are, by this reference, hereby incorporated herein as if the same had been fully set forth in this Amendment.

2.           Defined Terms. All capitalized and other terms used but not otherwise defined in this Amendment shall have the same meaning as set forth in the Lease.

3.           Storage Space. The parties acknowledge that, pursuant to Section 9 of Rider 2, Tenant is currently leasing certain Storage Space located on the 29th Floor of the Building and stipulated to contain 1,800 square feet of Rentable Area (which Storage Space is being leased in lieu of the initial Storage Space located on the concourse level of the Building as originally provided in said Section 9). Notwithstanding anything contained in said Section 9 of Rider 2 to the contrary, it is hereby agreed as follows:

(a)           Pursuant to Section 9 of Rider 2 to the Lease, Tenant hereby notifies Landlord, and the parties hereby agree, that Tenant shall continue to lease the above described Storage Space during the entire Term of the Lease, upon all of the terms and conditions as set forth in Section 9 of Rider 2 to the Lease (as said Section is amended by this Section 3), including, without limitation, Landlord's right to relocate such Storage Space as provided in subsection C of said Section 9;

(b)           Commencing on the date hereof and continuing for the balance of the Term of the Lease, Tenant shall pay additional rent for the Storage Space at the annual rate of $23,000.00 for the balance of calendar year 1999 (prorated for that portion of 1999 that Tenant so leases the Storage Space) and calendar year 2000, with a compounding increase of 3% per calendar year (or portion thereof) for each year (or portion thereof) thereafter occurring within the Term of the Lease; and

(c)           Tenant hereby acknowledges that it has accepted the foregoing Storage Space, and that it shall continue to lease the same, in its "as-is" condition existing as of the date hereof.

4.           First Expansion Option. Section 4 of Rider 2 is hereby deleted from the Lease in its entirety and the following provision is hereby inserted in lieu thereof:

"4. First Expansion Option.

A. Subject to the provisions of this Section 4, Tenant shall have the option (the "First Expansion Option") to lease an area (the "First Expansion Space") of the Building consisting of a portion of the space identified on Exhibit G to this Lease, which First Expansion Space shall be comprised of no less than 6,300 rentable square feet and no more than 11,000 rentable square feet (provided that the exact size and location of the First Expansion Space shall be determined by Landlord in its sole and absolute discretion), if:

1.           Landlord receives notice (the "First Expansion Notice") from Tenant of its exercise of its First Expansion Option no later than September 30, 2000 (which notice shall be irrevocable on Tenant's part, but Tenant's rights shall be subject to the provisions of this Section 4); and

2.           at the time Tenant delivers the First Expansion Notice:

a.           a Default under this Lease has not occurred and is then continuing; and

b.           the original named Tenant herein or its Affiliates continues to occupy at least one full floor of the Building pursuant to this Lease; and

c.           Tenant has not exercised its Acceleration Option in accordance with Section 2 of this Rider 2; and

2

3.           the First Expansion Space is intended for the exclusive use of Tenant and its Affiliates during the Term.

B.           During the Term of the Lease, Tenant shall pay Monthly Base Rent for the First Expansion Space at the "Prevailing Market for the Expansion Space" (as defined in subsection I below) and Rent Adjustment for the First Expansion Space.

C.           Within a reasonable time after receipt of the First Expansion Notice, Landlord shall prepare an amendment (the "First Expansion Amendment") to reflect the size and location of the First Expansion Space, commencement date (the "First Expansion Commencement Date") of the term for the First Expansion Space (which shall be a date determined in Landlord's sole and absolute discretion, provided that said First Expansion Commencement Date shall be no earlier than October 1, 2001 and no later than September 30, 2003) and the changes in Monthly Base Rent, Rentable Area of the Premises, Tenant's Share, Acceleration Amounts (under Section 2 of this Rider 2 above), and other appropriate terms on account of the addition of the First Expansion Space to the Premises. The First Expansion Amendment shall be executed by Tenant and returned to Landlord within ten (10) days after its submission to Tenant.

D.           Effective on the First Expansion Commencement Date, the First Expansion Space shall be deemed added to the Premises subject to all the terms and conditions of the Lease, except as otherwise provided in this Section 4 and except that no allowances, credits, abatements or other rent limitations set forth in the Lease shall apply to the First Expansion Space except to the extent included in the Prevailing Market for the Expansion Space.

E.           The First Expansion Space shall be tendered to and accepted by Tenant in its "as-is" condition and "as-built" configuration existing on the earlier of the date Tenant takes possession of the First Expansion Space or as of the First Expansion Commencement Date.

F.           If Tenant exercises its rights hereunder by sending the First Expansion Notice as provided in subsection A.1, Tenant's rights hereunder shall, at Landlord's sole option, nevertheless terminate if, after Tenant's delivery of the First Expansion Notice but prior to the commencing of the term for the First Expansion Space, Tenant commits a default under the Lease, or assigns the Lease (other than to an Affiliate), or the original named Tenant herein or its Affiliates cease to occupy at least one full floor of the Building pursuant to this Lease or Tenant exercises its Acceleration Option pursuant to Section 2.

G.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

3

H.           The rights of Tenant under this Section 4 are personal to the original Tenant named in this Lease and its Affiliates and are not assignable to any other person or entity.

I.           For purposes of this Section 4, "Prevailing Market for the Expansion Space" means the monthly base rent and electricity charges which are being offered or which would be offered by Landlord and other landlords of comparable downtown Chicago highrise office buildings to bona fide prospective tenants with a reputation and financial condition similar to Tenant's at that time, for leases with a term commencing at or about the First Expansion Commencement Date and continuing for the period of the lease of the space in question for comparable office space and improvements therein, taking into account concessions which are or would be offered in such circumstances. If Landlord and Tenant are unable to agree as to what the Prevailing Market for the Expansion Space is for the balance of the Term with thirty (30) days after Landlord's receipt of the First Expansion Notice, the Prevailing Market for the Expansion Space for the balance of the Term shall be determined as follows:

Within ten (10) days after Landlord and Tenant determine that they cannot reach an agreement as to Prevailing Market for the Expansion Space as provided above, Landlord and Tenant, at their respective expense, shall each cause an independent MAI appraiser with not less than ten years of experience in the downtown Chicago market and then actively engaged in the real estate appraisal business in such area to determine the Prevailing Market for the Expansion Space on a basis consistent with the terms of this Lease, said determination to be made within thirty (30) days of their appointment by Landlord and Tenant, respectively. In the event that the determination differs by less than ten percent (l0%), the Prevailing Market for the Expansion Space shall be the average of the two. In the event that the determination differs by more than ten percent (l0%), then the two appraisers shall select a third independent MAI appraiser with the aforesaid qualifications within fifteen (15) days, the fees and expenses of which third appraiser shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. If the two appraisers cannot agree upon a third appraiser within said fifteen (15)-day period, then either Landlord or Tenant may request that one be appointed by the local office of the American Arbitration Association. Said third appraiser shall, within fifteen days of his selection (or appointment, as applicable), designate which of the two determinations made by said MAI appraisers selected by Landlord and Tenant most accurately reflects Prevailing Market for the Expansion Space. The determination made in accordance with the foregoing shall be final and binding on Landlord and Tenant."

5.           Exhibit G. The parties hereby agree that Exhibit A to this Amendment shall be deemed to be Exhibit G to the Original Lease.

4

6.           Second Expansion Option. Section 5 of Rider 2 attached to and incorporated as part of the Lease (i.e., being entitled "Second Expansion Option") is hereby deleted in its entirety from the Lease and shall be deemed null and void.

7.           Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any brokers in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its partners, its members, the managing agent and the leasing agent of the Building harmless from all losses, damages, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker or brokers or finders with whom Tenant dealt for any commission alleged to be due such broker or brokers or finders in connection with this Amendment.

8.           Notice. Landlord's notice address as described in Article Twenty-Four of the Original Lease is hereby deleted and the following is substituted therefor:

Notices to Landlord shall be addressed to:

303 Wacker Realty L.L.C.
c/o Hines
303 East Wacker Drive
Chicago, Illinois 60601
Attention: Property Manager

with an additional copy to:

Hines Interests Limited Partnership
70 West Madison Street
Suite 440
Chicago, Illinois 60602
Attention:  C. Kevin Shannahan

and to:

303 Wacker Realty L.L.C.
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention:  Ann E. Cole

5

9.           Exculpatory Provisions. The following additional language is hereby added to the end of Section 26.08 of the Original Lease:

Without limitation of the foregoing terms of this Section 26.08, it is hereby understood and agreed that the liability of any Landlord under this Lease or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Building and not any other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, partners or shareholders of any corporation, partnership or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease (as the same may be amended from time to time).

10.           Inapplicable Provisions. The parties hereby acknowledge and agree that the terms of (i) the Workletter Agreement attached and Exhibit B to the Original Lease shall not be applicable to any space other than the initial Premises leased under the Original Lease, and (ii) Section 8 of Rider 2 (i.e., such Section 8 being entitled "Available Space Option"), are no longer applicable.

11.           Entire Agreement. The entire agreement between Landlord and Tenant is set forth in this Amendment and in the Lease (as amended hereby). No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect.

12.           Lease in Full Force and Effect. Except as herein provided, all of the terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed. Without limitation of the foregoing, Section 26.08 of the Lease (as amended hereby) shall apply to this Amendment and to the Lease (as amended hereby).

[SIGNATURES ON FOLLOWING PAGE]

6

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year hereinabove set forth.

TENANT:	LANDLORD:

CONSOER TOWNSEND	303 WACKER REALTY L.L.C., a
ENVIRODYNE ENGINEERS, INC.,	Delaware limited liability company
a Delaware corporation
	By:	Hines Three Illinois Center Associates
Limited Partnership, its managing member
By: /s/ Robert H. Fischer
Name: Robert H. Fischer		By: Hines Three Illinois Center L.L.C.,
Title: President		a general partner

By: Hines Interests Limited
ATTEST:		Partnership, a member

By: Hines Holding, Inc.,
By: /s/ Michael R. Kalloway		its general partner
Name: Michael R. Kalloway
Title: Secretary
By: /s/ C. Kevin Shannahan
Name: C. Kevin Shannahan
Title: Executive Vice President

7

Exhibit A

303 East Wacker Drive, Chicago, IL

FLOOR
28	Not included in Possible Expansion Space
27	Not included in Possible Expansion Space
26	Not included in Possible Expansion Space
25	Not included in Possible Expansion Space
24	Not included in Possible Expansion Space
23	Not included in Possible Expansion Space
22	Not included in Possible Expansion Space
21	Not included in Possible Expansion Space
20	Not included in Possible Expansion Space
19	Not included in Possible Expansion Space
18	Not included in Possible Expansion Space
17	Not included in Possible Expansion Space
16	Not included in Possible Expansion Space
15	Not included in Possible Expansion Space
14	Not included in Possible Expansion Space
13	Not included in Possible Expansion Space
12	Not included in Possible Expansion Space
11	Possible Expansion Space
10	Possible Expansion Space
9	Possible Expansion Space
8	Possible Expansion Space
7	Possible Expansion Space
6	Possible Expansion Space
5	Possible Expansion Space
4	Possible Expansion Space
3	Possible Expansion Space
2	Possible Expansion Space
Lobby	Not included in Possible Expansion Space
Concourse	Not included in Possible Expansion Space

OFFICE LEASE

BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

AND

CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC.,

a Delaware corporation (TENANT)

DATED: January 1, 1996

TABLE OF CONTENTS

PAGE

ARTICLE ONE – BASIC LEASE PROVISIONS	1
1.01 BASIC LEASE PROVISIONS	1
1.02 ENUMERATION OF EXHIBITS	2
1.03 DEFINITIONS	2

ARTICLE TWO – PREMISES, TERM AND FAILURE TO GIVE POSSESSION	8
2.01 LEASE OF PREMISES	8
2.02 TERM	8
2.03 FAILURE TO GIVE POSSESSION	8
2.04 AREA OF PREMISES	9
2.05 CONDITION OF PREMISES	9

ARTICLE THREE – RENT	9

ARTICLE FOUR – RENT ADJUSTMENTS AND PAYMENTS	10
4.01 RENT ADJUSTMENTS	10
4.02 STATEMENT OF LANDLORD	10
4.03 BOOKS AND RECORDS	11
4.04 PARTIAL OCCUPANCY	12

ARTICLE FIVE – INTENTIONALLY OMITTED	13

ARTICLE SIX – SERVICES	13
6.01 LANDLORD’S GENERAL SERVICES	13
6.02 ELECTRICAL SERVICES	14
6.03 ADDITIONAL AND AFTER-HOUR SERVICES	15
6.04 PHONE SERVICES	15
6.05 DELAYS IN FURNISHING SERVICES	16

ARTICLE SEVEN – POSSESSION, USE AND CONDITION OF PREMISES	17
7.01 POSSESSION AND USE OF PREMISES	17
7.02 LANDLORD ACCESS TO PREMISES	18
7.03 QUIET ENJOYMENT	19

ARTICLE EIGHT – MAINTENANCE	20
8.01 LANDLORD’S MAINTENANCE	20
8.02 TENANT’S MAINTENANCE	20

ARTICLE NINE – ALTERATIONS AND IMPROVEMENTS	21
9.01 TENANT’S ALTERATIONS	21

i

9.02 LIENS	23

ARTICLE TEN – ASSIGNMENT AND SUBLETTING	23
10.01 ASSIGNMENT AND SUBLETTING	23
10.02 RECAPTURE	25
10.03 EXCESS RENT	25
10.04 TENANT LIABILITY	26
10.05 ASSUMPTION AND ATTORNMENT	26

ARTICLE ELEVEN – DEFAULT AND REMEDIES	27
11.01 EVENTS OF DEFAULT	27
11.02 LANDLORD’S REMEDIES	28
11.03 ATTORNEY’S FEES	29
11.04 BANKRUPTCY	29

ARTICLE TWELVE – SURRENDER OF PREMISES	31
12.01 IN GENERAL	31
12.02 LANDLORD’S RIGHTS	32

ARTICLE THIRTEEN – HOLDING OVER	32

ARTICLE FOURTEEN – DAMAGE BY FIRE OR OTHER CASUALTY	32
14.01 SUBSTANTIAL UNTENANTABILITY	33
14.02 INSUBSTANTIAL UNTENANTABILITY	34
14.03 RENT ABATEMENT	34

ARTICLE FIFTEEN – EMINENT DOMAIN	34
15.01 TAKING OF WHOLE OR SUBSTANTIAL PART	34
15.02 TAKING OF PART	35
15.03 COMPENSATION	35

ARTICLE SIXTEEN – INSURANCE	36
16.01 TENANT’S INSURANCE	36
16.02 FORM OF POLICIES	36
16.03 LANDLORD’S INSURANCE	37
16.04 WAIVER OF SUBROGATION	37
16.05 NOTICE OF CASUALTY	39

ARTICLE SEVENTEEN – WAIVER OF CLAIMS AND INDEMNITY	39
17.01 WAIVER OF CLAIMS	39
17.02 INDEMNITY BY TENANT	40

ARTICLE EIGHTEEN – RULES AND REGULATIONS	40
18.01 RULES	40

18.02 ENFORCEMENT	40

ARTICLE NINETEEN – LANDLORD’S RESERVED RIGHTS	41

ARTICLE TWENTY – ESTOPPEL CERTIFICATE	42
20.01 IN GENERAL	42
20.02 ENFORCEMENT	42

ARTICLE TWENTY-ONE – RELOCATION OF TENANT	42

ARTICLE TWENTY-TWO – REAL ESTATE BROKERS	43

ARTICLE TWENTY-THREE – MORTGAGEE PROTECTION	44
23.01 SUBORDINATION AND ATTORNMENT	44
23.02 MORTGAGEE PROTECTION	44

ARTICLE TWENTY-FOUR – NOTICES	45

ARTICLE TWENTY-FIVE – INTENTIONALLY OMITTED	46

ARTICLE TWENTY-SIX – MISCELLANEOUS	46
26.01 LATE CHARGES	46
26.02 WAIVER OF JURY TRIAL	47
26.03 DEFAULT UNDER OTHER LEASE	47
26.04 OPTION	47
26.05 TENANT AUTHORITY	47
26.06 ENTIRE AGREEMENT	47
26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	48
26.08 EXCULPATION	48
26.09 ACCORD AND SATISFACTION	48
26.10 LANDLORD’S OBLIGATIONS ON SALE OF BUILDING	48
26.11 BINDING EFFECT	49
26.12 CAPTIONS	49
26.13 APPLICABLE LAW	49
26.14 ABANDONMENT	49
26.15 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES	49
26.16 RIDERS AND EXHIBITS	50

Exhibits and Rider
EXHIBIT A.      Plan of Premises
EXHIBIT B.      Workletter Agreement
EXHIBIT C.      Building Specifications
EXHIBIT D.      Rules and Regulations
EXHIBIT E.       Intentionally Deleted

EXHIBIT F.       Cleaning Specifications
RIDER 1.           Commencement Date Agreement
RIDER 2.           Additional Provisions

OFFICE LEASE

ARTICLE ONE
BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)        BUILDING AND ADDRESS:
303 East Wacker Drive
Chicago, Illinois  60601-5210

(2)        LANDLORD AND ADDRESS:

METROPOLITAN LIFE INSURANCE COMPANY
c/o MS Management Services
303 East Wacker Drive - Concourse Level
Chicago, Illinois  60601-5212

(3)        TENANT AND CURRENT ADDRESS:
CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC.

(4)        DATE OF LEASE:  January 1, 1996

(5)        LEASE TERM:  ten (10) years

(6)        PROJECTED COMMENCEMENT DATE:  October 1, 1996

(7)        PROJECTED EXPIRATION DATE: 120 months after the Commencement Date

(8)        MONTHLY BASE RENT:

(a)           For the Premises:

Period	Monthly	Annually	Rate/SF

Months 1-3	$56,944.73	$683,336.76	$12.09
Months 4-15	58,417.35	701,008.20	12.40
Months 16-27	59,962.39	719,548.68	12.73
Months 28-39	61,555.71	738,668.52	13.07
Months 40-43	63,221.46	758,657.52	13.42
Months 44-60	55,980.99	671,771.88	11.89
Months 61-67	61,977.19	743,726.28	13.16
Months 68-120	64,688.44	776,261.28	13.73

(9)          RENTABLE AREA OF THE BUILDING: 770,130 square feet

(10)        RENTABLE AREA OF THE PREMISES: 56,520 square feet consisting of 32,535 square feet on the 5th and 6th floors (“Current Premises”) and 23,985 square feet on the 5th floor

(“New Premises”), as shown on Exhibit A. The Current Premises and New Premises are sometimes referred to collectively as the “Entire Premises”. Except as otherwise set forth herein, all references herein to the “Premises” shall mean the Entire Premises.

(11)         SECURITY DEPOSIT:  None.

(12)         SUITE NUMBER OF PREMISES:  Suites 500 and 600

(13)         TENANT’S SHARE: 7.339% for the Entire Premises, consisting of 4.225% for the Current Premises and 3.114% for the New Premises.

(14)         TENANT’S USE OF PREMISES: General office use

1.02           ENUMERATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.	Plan of Premises
EXHIBIT B.	Workletter Agreement
EXHIBIT C.	Building Specifications
EXHIBIT D.	Rules and Regulations
EXHIBIT E.	Form of Letter of Credit
EXHIBIT F.	Cleaning Specifications
RIDER 1.	Commencement Date Agreement
RIDER 2.	Additional Provisions

1.03           DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

(1)           AFFILIATE: Any corporation or other business entity which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant. The term “control” means for this purpose the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of voting securities, by contractor or otherwise. For this purpose, “ownership” shall mean ownership of at least fifty percent (50%) of all voting securities of an entity, or if greater, ownership of sufficient voting securities to be able to cast at least fifty percent (50%) of all votes on major decisions which are subject to such votes.

(2)           ADJUSTMENT YEAR: The calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

(3)           BUILDING: The office building located at 303 East Wacker Drive, Chicago, Illinois.

(4)           COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two.

(5)           COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

(6)           DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

(7)           DEFAULT RATE: Two percent (2%) above the rate then most recently announced by American National Bank and Trust Company of Chicago as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by law.

(8)           ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

(9)           EXPIRATION DATE: The date specified in Section 1.01 (7) unless changed by operation of Article Two.

(10)           FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

(11)           HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyl’s.

(12)           INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, directors, officers, agents and employees.

(13)           LAND: The parcels of real estate on which the Building is located.

(14)           INTENTIONALLY OMITTED

(15)           LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

(16)           LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

(17)           LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

(18)            MONTHLY BASE RENT: The monthly rent specified in Section 1.01 (8).

(19)           MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

(20)           NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

(21)           OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon). Operating Expenses shall not include, (i) costs of alterations and decorations of the premises of tenants of the Building, (ii) costs of capital improvements to the Building (except for amortized portion of capital improvements (together with interest thereon) installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) expenses incurred in negotiating leases of other tenants in the Building or enforcing lease obligations of other tenants in the Building, (ix) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses, (x) the cost of electrical energy furnished directly to tenants of the Property and paid for by such tenants directly to the provider of such electrical energy, (xi) salaries or fringe benefits of personnel above the grade of Building Manager, (xii) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Property (other than by virtue of the pass-throughs of “Operating Expenses” to tenants of the Building), insurance or condemnation proceeds or third parties, (xiii) costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building, and (xiv) costs incurred by Landlord as a result of Landlord’s breach of this Lease or any other lease with a tenant of the Property. If any Operating Expense, though paid in one year, relates to more than one calendar year, at option of Landlord such expense may be proportionately allocated among such related calendar years.

(22)           PREMISES: The space located in the Building described in Section 1.01(10) and depicted on Exhibit A attached hereto.

(23)           PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with and of the foregoing.

(24)           REAL PROPERTY: The Property excluding any personal property.

(25)           RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments,

late fees or other amounts required to be paid by Tenant under this Lease.

(26)           RENTABLE AREA OF THE BUILDING: 770,130 square feet, which represents the sum of the rentable area of all office space in Building.

(27)           RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in 1.01(9).

(28)           RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

(29)           RENT ADJUSTMENT DEPOSIT: An amount equal to the Rent Adjustments attributable to each month within the latest Adjustment Year for which the Rent Adjustment has been determined. Landlord shall estimate the Rent Adjustment Deposit for the remainder of the first calendar year of this Lease based on the Taxes and Operating Expenses of the Property.

(30)           SECURITY DEPOSIT: The funds specified in Section 1.01(11), if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

(31)           SUBSTANTIALLY COMPLETE: The completion of the Tenant Work, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

(32)           TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Taxes shall not include interest or penalties charged because of late payment by Landlord of Taxes due (excluding interest on installment payments of special assessments, which may be included in Taxes as set forth above).

(33)           TENANT ADDITIONS: Collectively, Tenant Work and Tenant Alterations.

(34)           TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (done as part of Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.01(b).

(35)           INTENTIONALLY OMITTED

(36)           TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

(37)           TENANT’S SHARE: The percentage specified in Section 1.01(13) which represents the ratio of the Rentable Area of the Current, New and Entire Premises (as the case may be) to the Rentable Area of the Building.

(38)           TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, unless sooner terminated as provided in this Lease.

(39)           TERMINATION DATE: The Expiration Date or such earlier or later date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

(40)           WORKLETTER: The Agreement regarding the manner of completion of Tenant Work attached as Exhibit B attached hereto.

ARTICLE TWO
PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01           LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02           TERM

(a)          The Commencement Date shall be the Projected Commencement Date.

(b)          Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03           FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord or Tenant to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the term shall be extended by the period of time possession is delayed. The Premises shall be deemed to be ready for Tenant’s occupancy if the delay in the availability of the Premises for occupancy shall be due to any default on the part of Tenant and/or its subtenant or subtenants.

2.04           AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the

Building as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as expressly provided herein with respect to the Rentable Area of the Premises in the event of an expansion or contraction of the Premises.

2.05           CONDITION OF PREMISES

Tenant agrees to accept possession of the Premises in its “as is” condition without any improvements thereto by Landlord. Except for any latent structural defects in the Premises, Tenant shall be conclusively deemed to have accepted the Premises “as is” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises; provided, however, the foregoing waiver shall not relieve Landlord of its maintenance and repair obligations set forth in this Lease. Landlord shall proceed diligently to correct any latent structural defects of which it receives notice from Tenant unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties, which decision shall be rendered in good faith and in accordance with professional standards. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

ARTICLE THREE
RENT

Tenant agrees to pay to Landlord at the office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction whatsoever (except as expressly set forth in this Lease), Rent, including, without limitation, Monthly Base Rent, and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord on the Commencement Date. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the fifth day after the date due until paid. Tenant’s covenant to pay Rent (net of abatements and credits specifically provided for elsewhere in this Lease) shall be independent of every other covenant in this Lease.

Notwithstanding anything contained herein to the contrary, in the event Tenant occupies the New Premises prior to the Commencement Date, Tenant shall do so subject to all of the terms and conditions of this Lease, except that Tenant shall have no obligation to pay Monthly Base Rent and Rent Adjustments pursuant to the terms of this Lease until the Commencement Date.

ARTICLE FOUR
RENT ADJUSTMENTS AND PAYMENTS

4.01           RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments during the Term as follows:

(i)           The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses and Taxes attributable to any calendar year (or portion thereof) monthly during the Lease Term with the payment of Monthly Base Rent except the first installment which shall be paid by Tenant to Landlord on the Commencement Date; and

(ii)             Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.

4.02           STATEMENT OF LANDLORD

On or before the April 30 after the expiration of each calendar year of this Lease, or as soon as feasible thereafter each such year, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(i)           Operating Expenses and Taxes for the Adjustment Year;

(ii)           The amount of Rent Adjustments due Landlord for the Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

(iii)           The Rent Adjustment Deposit due monthly in the calendar year next following the Adjustment Year including the amount or revised amount due for months prior to the rendition of the statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Monthly Base Rent and Rent Adjustment Deposit next coming due;

provided, however, if the amount of the credit exceeds the following month’s Monthly Base Rent and Rent Adjustment Deposit, then Landlord shall refund the excess to Tenant within thirty (30) days after the date of such statement provided Tenant is not in default hereunder; and provided further that any such uncredited amounts shall be refunded to Tenant within thirty (30) days after the date of such statement if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this Section 4.02. Landlord’s failure to deliver Landlord’s Statement or in computing the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03           BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of one hundred twenty (120) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within one hundred twenty (120) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Tenant shall cause any information obtained by Tenant or its representative pursuant to the aforesaid process to be kept confidential. If within sixty (60) days after Tenant’s timely objection to Landlord’s Statement, Landlord and Tenant are not able to agree upon the amount of the Operating Expenses and Taxes in question, then the dispute shall be submitted for resolution to an Illinois licensed certified public accounting firm mutually agreeable to both Landlord and Tenant. The decision of said firm shall be final and binding on both Landlord and Tenant, and shall take into account any adjustments referred to in Section 4.04 below. The fees and expenses of said firm shall be paid by Tenant; provided, however, if the decision of said firm is that the Landlord overstated the amount of the Operating Expenses and Taxes by more than five percent (5%), then the fees and expenses of said firm, together with the reasonable fees and expenses of Tenant’s certified public accounting firm in connection therewith shall be borne by Landlord. If as finally determined (whether through agreement between Landlord and Tenant or through the decision of said firm), the amount of Operating Expenses and Taxes was either overstated or understated, there shall within thirty (30) days thereafter be an adjustment made between Landlord and Tenant so that in all events the Tenant has paid tenant’s Share of Operating Expenses and Taxes.

4.04           PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments for any Adjustment Year if the Building is not fully rented during all or a portion of any year, Landlord may make appropriate adjustments to the Operating Expenses for such Adjustment Year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year. In the event any other tenant in the building provides itself with a service which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

ARTICLE FIVE
INTENTIONALLY OMITTED

ARTICLE SIX
SERVICES

6.01           LANDLORD ‘S GENERAL SERVICES

(a)           So long as the Lease is in full force and effect and Tenant has paid all Rent then, Landlord shall furnish the following services:

(1)
heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, in accordance with the standards set forth on Exhibit C attached hereto, subject to compliance with all applicable voluntary and mandatory regulations and laws;

(2)	tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3)	cleaning and janitorial services in the Premises Monday through Friday, excluding National Holidays in accordance with the schedule of such services attached hereto as Exhibit F;

(4)	washing of the outside windows in the Premises weather permitting four times per year;

(5)
automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges; provided, at least one automatic passenger elevator shall remain in service twenty-four (24) hours per day, every day;

(b)          Wherever heat generating machines or equipment are used by Tenant in the Premises, the following additional provisions shall apply:

(1)
If the use of such machinery exceeds the limits established in Exhibit C thereby affecting the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load exceeds the standards set forth in Exhibit C, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

(2)
Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building, charges for all water furnished to the Premises for other purposes, including the expenses of installation of a water line, meter and fixtures.

6.02           ELECTRICAL SERVICES

(a)           The electricity used during the performance of janitorial service or the making of alterations or repairs in the Premises by Landlord shall be paid by Tenant. Tenant also agrees to purchase from Landlord or its agents at competitive prices fixed by Landlord for all tenants in the Building all lamps, bulbs, ballasts and starters used in the Premises; provided, Tenant may provide and install its own lamps for overhead fixtures so long as they are substantially the same (especially as to color) as those used by the Landlord in the Building (which are currently F34 Cool White 4 foot florescent tubes) and so long as such work does not cause disharmony with Landlord’s personnel and contractors working in the Building. Landlord reserves the right to provide electricity to Tenant and in such event Tenant agrees to purchase electricity from Landlord at Landlord’s then current charges, which charges shall be based upon Landlord’s cost to furnish such electricity without markup by Landlord. Tenant shall make no alterations or additions to the electric equipment or systems without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

(b)           Tenant shall, at Tenant’s expense, cause the Premises to be separately metered for all electrical consumption prior to the Commencement Date. Tenant shall make all necessary arrangements with the local utility company for furnishing, metering and paying for electricity furnished by it to Tenant and consumed on the Premises. Landlord shall permit Landlord’s wire and conduits, to the extent available and safely capable, to be used for such purposes.

(c)           If the Premises are not separately metered for any reason or are separately metered only in part, Tenant shall pay Landlord as additional Rent, in monthly installments at the time prescribed for monthly installments of Monthly Base Rent, an amount, reasonably estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company’s then current rates. As of the date of this Lease, the Premises are not separately metered with respect to the electricity for overhead lights. However, in accordance with subsection 6.02(b) above, Tenant shall cause the Premises to be separately metered for all electrical consumption in the Premises, including overhead lights, prior to the Commencement Date.

6.03           ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant’s request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing published rates for such services and utilities. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of the additional services.

6.04           PHONE SERVICES

All telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (such approval not to be unreasonably withheld or delayed), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors chosen by Tenant and approved by Landlord in writing (such approval not to be unreasonably withheld or delayed) and shall be subject to the direction of Landlord. Landlord reserves the right to reasonably approve the entity or entities providing telephone or other communication cable installation, repair and maintenance services to Tenant and to reasonably restrict and control access to telephone cabinets. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone and computer cables and related wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building. If in connection with the foregoing, Tenant requires any cabling outside of the Premises, the specific location of such cabling shall be as prescribed by Landlord and, other than reasonably necessary cabling between the portions of the Premises located on different floors the Building, such cabling shall be subject to availability restrictions reasonably imposed by Landlord taking into account the needs of Landlord and other tenants and users of the Building.

6.05           DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease. Notwithstanding the foregoing to the contrary, except for the interruption of the foregoing services arising by reason of fire or casualty loss provided for in Article Fourteen, any interruption of such services which is within Landlord’s reasonable control and which “materially interferes” with Tenant’s use of any part of the Premises for a period of seven (7) consecutive business days after notice by Tenant to Landlord of such interruption of service shall entitle Tenant, as its sole remedy with respect thereto, to abate the Monthly Base Rent and Rent Adjustments under this Lease for that portion of the Premises which are untenantable for the period commencing on the eighth (8th) business day of interruption of such services and terminating on the day of restoration of the services. For purposes of this Section 6.05, material interference with Tenant’s use of the Premises shall occur when Tenant shall be prevented from using the Premises for general office purposes as a consequence of Landlord’s inability to provide the services specified in Section 6.01. Except as may otherwise be expressly set forth herein, in no event shall Landlord be liable for any damages, consequential or otherwise arising from such interruption of service, and in no event shall Tenant have any right to terminate this Lease.

ARTICLE SEVEN
POSSESSION, USE AND CONDITION OF PREMISES

7.01           POSSESSION AND USE OF PREMISES

(a)           Tenant shall be entitled to possession of the Premises upon delivery thereof in “as in” condition by Landlord. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(14) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

(b)           Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord in good faith reasonably believes that a violation of Environmental Law exists as a result of Tenant’s activities, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable. If any such inspections or tests show a violation of any applicable Environmental Laws (or any rules or regulations promulgated thereunder) as to which Tenant is responsible hereunder, then Tenant shall, in addition to its other responsibilities hereunder, pay for the costs of such inspections and tests, as well as any additional inspections and tests Landlord may require to ensure that a proper clean up is being made and/or has been completed. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by any party other than Landlord. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the

Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, and (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

7.02           LANDLORD ACCESS TO PREMISES

(a)           Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design (whether functionally or esthetically) of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after normal business hours. In connection therewith, Landlord shall be allowed to store on the Premises all necessary supplies and materials. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord’s agent shall accord reasonable care to

Tenant’s property), and without relieving Tenant of any obligations under this Lease.

(c)           Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord’s rights under this Section 7.02(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(d)           Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03           QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any subsequent Mortgagee or ground lessor as provided herein or in any written agreement signed by a Mortgagee or ground lessor and by Tenant.

ARTICLE EIGHT
MAINTENANCE

8.01           LANDLORD’S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building (including the convectors located within the Premises) and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the

Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley.

8.02           TENANT’S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair (ordinary wear and tear excepted) and in accordance with all applicable Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Landlord shall be responsible for repair of exterior window glass in the Premises, unless damage thereto is caused by Tenant or its employees, agents, contractors, guests or invitees. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE
ALTERATIONS AND IMPROVEMENTS

9.01           TENANT’S ALTERATIONS

(a)           Except as otherwise provided in the Workletter with respect to the completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1)	Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make or cause to be made any

Tenant Alterations in or to the Premises or any Building systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord five (5) business days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts.  All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of Tenant Alterations which in aggregate cost more than $250,000, such as a performance bond or letter of credit. Landlord may also condition its consent on the agreement of Tenant to remove such Tenant Alterations upon the expiration or termination of this Lease with respect to the affected portion of the Premises. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2)
Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord all elevator and hoisting charges at Landlord’s then standard rates. In addition, Tenant shall reimburse Landlord within twenty (20) days after each request therefor, for all of Landlord’s out-of-pocket expenses incurred in connection with any such Tenant Alterations, including without limitation, fees of architects and engineers and the cost of additional security personnel, if any. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)
Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)           All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

9.02           LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN
ASSIGNMENT AND SUBLETTING

10.01                      ASSIGNMENT AND SUBLETTING

(a)           Without the prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises (or proposes to assign this Lease as it pertains to at least an entire floor of the Building), the space proposed to be sublet (or which is subject to the assignment) and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building if the Building is then less than ninety percent (90%) leased. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld or delayed) any advertising (excluding flyers to brokers) which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)          In making its determination of whether to consent to any proposed sublease or assignment, Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and any other factors which Landlord shall deem relevant. In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default, or (ii) assignment of the Lease which would assign less than an entire floor of the Premises.

(c)          If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold or delay its consent to a subletting or assignment under this Section 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease or assignment shall not constitute a waiver of Landlord’s right to consent to further assignments or subleases.

(d)          For purposes of this Article Ten, but subject to Section 10.01(e) below, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e)          Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises, or to assign this Lease to an Affiliate of Tenant.

10.02         RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the entire space (but not less than the entire space) proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment, for the entire Lease Term (as to a proposed assignment), and for the entire term of the proposed sublease (as to a proposed sublease). If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this Section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly. If Landlord recaptures space pursuant to this Section 10.02, Landlord shall demise such space, but Landlord shall not be obligated to do more than erect walls. All related and finishing work within the remaining Premises, including without limitation, carpets, floor coverings, ceiling tiles or grids, light fixtures, baseboard treatments, painting and wall coverings, hvac, electric and plumbing shall be Tenant’s responsibility at Tenant’s sole expense.

10.03         EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04         TENANT LIABILITY

In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent.

10.05         ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE ELEVEN
DEFAULT AND REMEDIES

11.01         EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i)           Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments within five (5) business days after the date when due;

(ii)           Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith);

(iii)           the interest of Tenant in this Lease is levied upon under execution or other legal process;

(iv)           a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(v)           Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors;

(vi)           a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(vii)           any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(viii)           upon the dissolution of Tenant; or

(ix)           upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02         LANDLORD’S REMEDIES

(a)           If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord’s election to do so, in which event, the term of this Lease shall end and all of Tenant’s rights and interests shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease.

(b)           In the event that Landlord terminates the Lease, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty, Rent for the balance of the Term, plus all Landlord’s reasonable expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the “Reletting Expenses”).

(c)           In the event Landlord proceeds pursuant to subparagraph (a) (ii) above, Landlord shall use commercially reasonable efforts to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord; provided, Landlord shall not be liable for any failure to relet the Premises; and provided further, that while there is other vacant space in the Building, Landlord may attempt to lease such other vacant space to a prospective tenant in lieu of the Premises. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord’s Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(d)           In the event a Default occurs, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord’s possession or under the Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

11.03         ATTORNEY’S FEES

Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in successfully enforcing the Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

Landlord shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in successfully enforcing Landlord’s performance of its obligations under this Lease if Landlord fails to do so after reasonable notice thereof from Tenant, or incurred by Tenant in any litigation in which Landlord causes Tenant, without Tenant’s fault, to become involved or concerned.

11.04         BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)           In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)           Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)           If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)           The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)           Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)           Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

ARTICLE TWELVE
SURRENDER OF PREMISES

12.01         IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant’s trade fixtures and such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including, but not limited to, any Tenant Additions containing Hazardous Materials; provided, that other than with respect to Tenant Additions containing Hazardous Materials or consisting of cabling and wiring in the plenum or outside of the Premises, Landlord shall not require Tenant to remove other Tenant Additions except those upon which Landlord’s consent pursuant to Article Nine above was conditioned upon such removal. Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. Notwithstanding the foregoing provisions hereof to the contrary, (i) if any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease and Tenant shall also be required to close any staircases or other openings between floors, and (ii) except for such items as may contain Hazardous Materials and except for the raised flooring in the existing computer room in the Premises which Tenant shall remove from the Premises upon the Termination Date, Tenant shall not be required under this Section 12.01 to remove any of the other now existing improvements located in the Premises. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant’s expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant’s expense such restoration work as Landlord deems necessary or advisable.

12.02         LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN
HOLDING OVER

Tenant shall pay Landlord the greater of (i) one hundred fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) one hundred fifty percent (150%) of the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession); provided, that for every thirty (30) days such holdover continues past the Termination Date, the percentage in clauses (i) and (ii) above shall each be increased by twenty percent (20%) until the percentages reach two hundred percent (200%) after ninety (90) days of holdover. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession; provided, Tenant shall not be responsible for Landlord’s consequential damages unless such holdover continues for more than forty-five (45) days after the Termination Date or unless Landlord gives Tenant notice that Landlord will suffer consequential damages as a result of the holdover and the holdover occurs or continues more than twenty (20) days after Tenant’s receipt of such notice. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE FOURTEEN
DAMAGE BY FIRE OR OTHER CASUALTY

14.01         SUBSTANTIAL UNTENANTABILITY

(a)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage (and in all events within forty-five (45) days thereafter), estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)           Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)           Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by

Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(d)           Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration.

(e)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02         INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term (including any extension thereof properly made prior to such casualty), in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

14.03         RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

ARTICLE FIFTEEN
EMINENT DOMAIN

15.01         TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. For purposes of this Article Fifteen, the parties agree that a “substantial part” of the Premises shall be 10,000 square feet or more of the Premises. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award with respect to the Premises, in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02         TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03         COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, and for Tenant’s moving expenses, in both cases so long as there is no diminution of Landlord’s award as a result.

ARTICLE SIXTEEN
INSURANCE

16.01         TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of The State of Illinois; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02         FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds, (ii) be issued by one or more responsible insurance companies licensed to do business in Illinois reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s reasonable request, copies of all policies and renewals thereof to be maintained by

Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03         LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Illinois on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct.

16.04         WAIVER OF SUBROGATION

(a)           Landlord agrees that, if obtainable at no, or minimal, additional cost, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)           Tenant agrees to include, if obtainable at no, or minimal, additional cost, in its “All Risks” insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional named insured. If Landlord shall be named as an additional named insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)           Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided (and if such clauses are obtainable only upon payment of more than minimal additional cost, then the party in whose favor such waiver of subrogation would be in shall have the option to pay such additional cost and cause the other party to obtain such waiver) and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional named insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional named insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional named insured will invalidate the policy as to the other additional named insureds.

16.05         NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN
WAIVER OF CLAIMS AND INDEMNITY

17.01         WAIVER OF CLAIMS

To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except where resulting from the willful and wrongful act of any of the Indemnitees. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

Notwithstanding any provision of this Article Seventeen or any other provision of this Lease to the contrary other than Article Sixteen, Tenant shall not be deemed to have exempted Landlord from liability for damage for injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees in the operation or maintenance of the Building.

17.02         INDEMNITY BY TENANT

To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney’s fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

ARTICLE EIGHTEEN
RULES AND REGULATIONS

18.01         RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02         ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant’s failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums directly caused by such failure to comply.

ARTICLE NINETEEN
LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) To change the Building’s name or street address upon sixty (60) days’ prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY
ESTOPPEL CERTIFICATE

20.01         IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect; (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that, to the best of

Tenant’s knowledge and belief, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02         ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE
RELOCATION OF TENANT

At any time after the date of this Lease, Landlord may substitute for any portion of the Premises constituting all of the Premises located on a floor of the Building, other premises in the Building (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area, elevator bank and configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises including without limitation, moving, packing and unpacking, reinstalling Tenant’s computers, telephones and equipment, together with Tenant’s reasonable expenses for new stationery and business cards; (iii) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution; (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved; (v) the New Premises shall not be on a lower floor in the Building than the portion of the Premises it is replacing; (vi) the move shall take place at night or over a weekend in order to minimize the disruption to Tenant’s business; and (vii) if the New Premises is larger than the portion of the Premises it is replacing, Tenant’s Monthly Base Rent and Rent Adjustments shall not be increased as a result thereof. Notwithstanding the foregoing provisions of this Article Twenty-One to the contrary, as long as the Premises continues to consist of at least two full floors in the Building, the only portions of the Premises for which Landlord may elect hereunder to substitute other space, shall be those portions, if any, which are not part of a full floor leased to Tenant hereunder.

ARTICLE TWENTY-TWO
REAL ESTATE BROKERS

Tenant represents that, except for Julien J. Studley, Inc. and MS Management Services, L.P., Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this Article.

ARTICLE TWENTY-THREE
MORTGAGEE PROTECTION

23.01         SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any first mortgage or trust deed hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. Landlord will use reasonable efforts to obtain a non-disturbance agreement in favor of Tenant from future Mortgagees on each such Mortgagee’s standard form.

23.02         MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

(a)           All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b)           All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

(1)        Notices to Landlord shall be addressed:

MS MANAGEMENT SERVICES
303 East Wacker Drive - Concourse Level
Chicago, Illinois  60601-5212

with a copy to the following:

METROPOLITAN LIFE INSURANCE COMPANY
2001 Spring Road - Suite 400
Oak Brook, Illinois  60521

(2)        Notices to Tenant shall be addressed:

Senior Vice President and Chief Financial Officer
303 East Wacker Drive - Suite 600
Chicago, Illinois  60601

(c)           If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.

Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

(d)           By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE
INTENTIONALLY OMITTED

ARTICLE TWENTY-SIX
MISCELLANEOUS

26.01         LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within twenty (20) days after Landlord’s demand therefor. All such amounts (including, without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the fifth day after the date due until the date paid at the Default Rate in effect on the date such payment was due.

26.02         WAIVER OF JURY TRIAL

As a material inducement to Landlord to enter into this Lease, Tenant and Landlord each hereby waive their rights to a trial by jury of any issues relating to or arising out of its obligations under this Lease or Tenant’s occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

26.03         DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any affiliated company under any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04         OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for fifteen (15)

days to lease the Premises on the terms and conditions herein contained.

26.05         TENANT AUTHORITY

Tenant and Landlord each represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party.

26.06         ENTIRE AGREEMENT

This Lease, the Exhibits and Riders attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07         MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08         EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability of Landlord with respect to this Lease shall never exceed the amount of $5,000,000 and Tenant shall not be entitled to any judgment in excess of such amount.

26.09         ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.

26.10         LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord’s obligations hereunder are specifically assumed by the buyer or transferee.

26.11         BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12         CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13         APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Illinois. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.14         ABANDONMENT

In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term.

26.15         LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16         RIDERS AND EXHIBITS

All Riders and Exhibits attached hereto shall be deemed to be a part hereof and are hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

LANDLORD:	TENANT:

METROPOLITAN LIFE INSURANCE	CONSOER TOWNSEND ENVIRODYNE
COMPANY	ENGINEERS, INC., a Delaware
corporation

By: [Signature Illegible]	By: /s/ Daryl J. Levine
Its: Vice President	Its: SR VP - CFO

ATTEST:	ATTEST:

By: [Signature Illegible]	By: /s/ Arlana R. Neath
Its: Senior Investment Analyst	Its: Assistant Secretary

PLAN OF PREMISES

EXHIBIT A

[illegible]

28,260 SQUARE FEET
6·13·79

Exhibit "A-2"

THREE ILLINOIS CENTER
303 EAST WACKER DR. CHICAGO, ILL.

FLOORS 6

INITIAL

ILLINOIS CENTER REALTY
One Illinois Center, 111 East Wacker Drive

RMM, INC

WORKLETTER AGREEMENT

1.           Landlord and Tenant Work. Under the Lease, Tenant has agreed to accept the Premises "as is, " without any obligations for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the "Tenant Work"). Such Tenant Work shall be in accordance with the provisions of this Workletter Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including without limitation, Article 9 thereof. Performance of the Tenant Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below.

2.           Cost of the Work. Except as provided hereinafter, Tenant shall pay all costs (the "Costs of the Work") associated with the Tenant Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment, or modifications to any building mechanical, electrical, plumbing or other systems and equipment, either within or outside the Premises required as a result of the layout, design, or construction of the Tenant Work (including without limitation, computer and phone cabling and wiring installation).

Of the Costs of the Work, Landlord shall reimburse Tenant up to the amount of $624,329.55 (the "Improvement Allowance"). Landlord shall fund the Improvement Allowance in installments, not more frequently than monthly, based on applications for payment and releases of lien rights, submitted by Tenant on Landlord's standard form for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein with respect to the work being paid for, and such other documentation as Landlord may reasonably require. Landlord may issue checks to fund the Improvement Allowance jointly to Tenant, its general contractor, and, at Tenant's option, to any subcontractors or suppliers.

In addition to the Improvement Allowance, Landlord shall reimburse Tenant for Tenant's space planner's fees to initially design the build-out of the New Premises in an amount not to exceed One Thousand Nine Hundred Eighteen and 80/100ths Dollars ($1,918.80), plus an additional Seven Hundred Nineteen and 55/100ths Dollars ($719.55) for revisions thereof, plus an additional Seven Hundred Nineteen and 55/100ths Dollars ($719.55) for construction pricing mark up drawings.

1

Exhibit B

Landlord shall apply any unused Improvement Allowance as a credit against the installments of Monthly Base Rent and Rent Adjustments next coming due until such credit is used up; provided, however, at Tenant's election by notice to Landlord, up to $119,925 of the unused Improvement Allowance may be used by Tenant to pay for furniture, computers and other costs associated with either Tenant Work or moving into the New Premises (such reimbursements to be made to Tenant by Landlord not more than once per month after Landlord's receipt of bills for such items and such other documentation as Landlord may reasonably require).

3.           Space Plan and Specifications.

a.           No later than May 1, 1996, Tenant shall submit two (2) sets of a "Space Plan" (as described in Section 15) to Landlord for approval.

b.           Landlord shall within five (5) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord within five (5) days after receipt of Landlord's initial disapproval.

4.           Working Drawings and Engineering Report.

a.           No later than thirty (30) days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 15), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

b.           Landlord shall use reasonable efforts to attempt to either approve the Working Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval within five (5) business days (and all events within ten (10) business days) after Landlord's receipt thereof. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, within five (5) days after receipt of Landlord's initial disapproval.

5.           Landlord's Approval. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout, with finishes and materials generally

2

Exhibit B

conforming to building standard finishes and materials currently being used by Landlord at the Property, are compatible with the Property's shell and core construction, and if no modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property, whether required by heavy loads or otherwise.

6.           Space Planners, Architects, Engineers, and Contractors. The Space Plan, Working Drawings, Engineering Report and the Tenant Work, shall be prepared and performed by such space planners, architects, engineers and contractors as may be chosen by Tenant, subject to Landlord's reasonable prior approval; provided, those chosen by Tenant shall be licensed, bonded, reputable and qualified and capable of working in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Such approval shall be granted or denied within fifteen (15) days after Landlord receives from Tenant with respect to each such party a reasonable description of the proposed party's background, references and qualifications. Obtaining such approvals shall not serve to delay the times for submission of the Space Plan, Working Drawings and Engineering Report required herein, except to the extent that Landlord delays granting or denying approval beyond the aforementioned fifteen (15) day period.

7.           Change Orders. No changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written consent of the Landlord after written request therefor by Tenant; provided, changes which are not material and which do not affect Building systems or structural components shall not require the prior written consent of Landlord, but Tenant shall promptly give Landlord notice thereof in all events. Landlord shall consent to or deny such request within five (5) business days after Landlord's receipt of such request and all information Landlord reasonably requests in connection therewith. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8.           Compliance. The Tenant Work shall comply in all respects with the following: (a) the Building Code of the City and State in which the Building is located and Federal, State, County, City or other laws, codes, ordinances and regulations, as each may apply

3

Exhibit B

according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, (c) building material manufacturer's specifications, and (d) all other applicable laws and regulations.

9.           Guarantees. Each contractor, subcontractor and supplier participating in the Tenant Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor, and supplier shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Work, and/or the Property and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

10.           Performance.

a.           The Tenant Work shall be commenced within a reasonable period after Landlord approves the Working Drawings, and shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Tenant Work shall conform with the Working Drawings approved by Landlord in writing, and Landlord may periodically inspect the Work for such compliance. The Tenant Work shall be coordinated under Landlord's direction with the work being done or to be performed for or by Landlord or other tenants in the Property so that the Tenant Work will not interfere with or delay the completion of any other construction work in the Property.

b.           The Tenant Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

c.           Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to the Tenant Work, and

4

Exhibit B

the same shall be shown to Landlord prior to commencement of the Tenant Work.

d.           Each contractor and subcontractor shall be required to obtain prior written approval from Landlord for any space outside the Premises within the Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

e.           The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of the Tenant Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by the contractors and subcontractors in the performance of the Tenant Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

f.           Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including metering, from the utility company supplying service, unless Landlord elects to supply service and/or meters.

g.           Landlord's acceptance of the Tenant Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord 5 days prior written notification of the anticipated completion date of the Tenant Work.

h.           If contemplated or permitted under the statutes of the State in which the Property is located, within ten (10) days after completion of construction of the Tenant Work, Tenant shall execute and file a Notice of Completion with respect thereto and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose.

i.           Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of the Tenant Work and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the Premises as

5

Exhibit B

soon as possible, and in all cases on or before the date required therefor hereunder or under the Lease.

j.           If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

k.           At least two (2) copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Tenant Work.

l.           Landlord’s approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Tenant Work, or the design thereof, or of its compliance with laws, codes and other legal requirements.

m.           Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

n.           Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Tenant Work. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

o.           If performance of the Tenant Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor.

p.           Tenant's contractors shall comply with the rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Tenant's demolition must be performed after 6:00 p.m. or on weekends. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or

6

Exhibit B

annoyance to other occupants. The Tenant Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent tenant or mechanical areas.

q.           Landlord may impose reasonable additional requirements from time to time in order to ensure that the Tenant Work, and the construction thereof does not disturb or interfere with any other tenants of the Property, or their visitors, contractors or agents. nor interfere with the efficient, safe and secure operation of the Property.

11.           Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts, Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and comprehensive general liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord and Tenant, as additional named insureds, as well as the contractor or subcontractor. Tenant or Tenant's contractor shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Tenant Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto the Property. All policies of insurance must require that the carrier give Landlord twenty (20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of the Tenant Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

12.           Signage. Notwithstanding anything contained herein to the contrary, Landlord shall cause signage of building standard material and design to be placed on or near the door of the Premises. Tenant shall also have the right to signage on the 5th and 6th floors and in the Building lobby, in locations to be selected by Landlord. In addition, Landlord shall cause signage to be placed in the main elevator lobby of the Building consistent with that of other tenants with signage there. Tenant shall pay the cost of all such signage to Landlord upon demand. The amount due from Tenant therefor shall be deemed "Rent" under the Lease. Tenant shall promptly advise Landlord what name or names Tenant wishes for said signage. The design, color, size and content of all signage shall be subject to Landlord's prior written approval. No other signage may be installed or placed outside the Premises by Tenant.

7

Exhibit B

13.           Liens. Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with the Tenant Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys’ fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Tenant Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid shall be deemed additional rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with the Tenant Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

14.           Indemnity. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord's principals, partners, members, agents, trustees, beneficiaries, officers, employees and affiliates) from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders, and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Tenant Work, or Tenant's failure to comply with the provisions hereof, or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's intentional or negligent acts.

15.           Certain Definitions.

a.           "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Tenant Work to be performed.

8

Exhibit B

b.           "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Tenant Work to be performed.

16.           Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Tenant Work to the Premises under this Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

17.           INCORPORATED INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORKLETTER AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Workletter Agreement, the latter shall govern and control. If Tenant shall default under the Lease or this Workletter Agreement, Landlord may order that all Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies, and the same shall constitute Tenant's

9

Exhibit B

Delay. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Workletter Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as additional Rent under the Lease.

10

Exhibit B

SYSTEMS SPECIFICATIONS

Air-conditioning which shall, within tolerances normal in first-class buildings, be capable of maintaining inside space conditions of 75°F (+ 2° F) dry bulb and 50% relative humidity when outside conditions are 95°F dry bulb and 75°F wet bulb. Heating shall, within tolerances normal in first-class office buildings, be capable of maintaining inside space conditions of 72°F dry bulb when outside conditions are -5°F dry bulb. The foregoing is based upon occupancy density of not more than one (1) person for each one hundred fifty (150) usable square feet of floor area within the Premises and a maximum electric lighting and office machine load of 3.5 watts per useable square foot demand load.

Exhibit C

RULES AND REGULATIONS

(1)
No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

(2)
Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

(3)	No article which is explosive or inherently dangerous is allowed in the Building.

(4)	Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or names.

(5)	Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

(6)	No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

(7)
Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

(8)
Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

(9)
No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

1

Exhibit D

(10)
Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval.

(11)
Except with the prior reasonable approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

(12)
The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

(13)
Tenant shall not overload the safe capacity of the electrical writing of the Building and the Premises or exceed the capacity of the feeders to the Building or risers. T o Landlord's actual knowledge, the floor load of the Premises is 80 pounds per square foot live load and 20 pounds per square foot partition, ceiling and door load.

(14)
To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

(15)
Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable

2

Exhibit D

laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

(16)
Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

(17)	No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

(18)	Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

(19)	Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

(20)	No smoking, eating, drinking, loitering or laying is permitted in the Common Area except in designated areas.

(21)
Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

(22)
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building. If Tenant installs a security system which includes card reader access devices, crash bars or similar hardware on fire exit doors, Tenant shall in all events not prohibit access required by laws or regulations or by safety, fire protection and evacuation procedures.

3

Exhibit D

EXHIBIT E
HAS BEEN INTENTIONALLY DELETED

1

Exhibit E

CLEANING SCHEDULE

1

Exhibit F

II.           CLEANING SPECIFICATIONS - NIGHT

A.           CLIENT SUITES

GENERAL NOTE: The Contractor is responsible for damage to client space including any broken desks, plants, venetian blinds, etc.

1.           NIGHTLY

a.
Carpeted floors: All carpeted floors will be vacuumed nightly using a high quality vacuum, moving all light furniture such as chairs and stands. All furniture will be replaced to its original position. Vacuum under all desks and large furniture

6

where possible. Spot clean, as required. Beater bar vacuum should be used when necessary.

b.
Uncarpeted floors: All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Dust-mop under all desks and large furniture where possible. Spot-clean where necessary to remove spills and smudges and buff as necessary.

c.
Dusting and cleaning: Wipe all furniture tops, legs, rungs and sides; wipe and disinfect telephones; move lamps, ashtrays, and other accessories (i.e. paper clips holder, rolodex, etc.) as necessary. Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledges, molding and sills on glass and partitions. No feather dusters will be allowed. Papers or other personal items (i.e., pictures, keys, wallets, etc.) left on desk tops should not be removed.

d.	Furniture and Accessories: Dust, wipe clean and remove finger marks, if necessary, from all furniture, file cabinets, mapboards, and telephones using treated cloth.

e.
Doors and Walls: All doors, jambs, walls and window mullions will be spot-cleaned to remove streaks, smudges, finger marks, spills, and stains, paying particular attention to walls around switch plates and door jambs and doors around knobs and opening edges.

f.
Trash Removal: Collect and remove wastepaper, waste material and cardboard boxes (which Contractor will flatten) to designated area in or adjacent to the premises. Separate all wastepaper from other waste material and bag separately. Waste and/or rubbish bags shall be furnished by Contractor, if requested by Manager, and shall be adequate to hold contents without breaking. Manager shall have the right to approve trash removal containers and janitorial carts. Cardboard boxes should be placed in compactor, wood and metal should be placed in open dumpster. Contractor will participate in building recycling program, where applicable.

g.	Miscellaneous: Sweep private stairways, wash as necessary, vacuum carpeted stairways, dust hand rails, balustrades and stringers as necessary.

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Dust and clean all chair rails, paneling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and, settees, ventilating louvers, charts and baseboards. Clean all directory board glass and display glass. Wash as needed and directed by Manager.

Remove all finger marks, smudges, gum or foreign matter from glass desk tops, glass table tops, glass entrances, private entrances to offices and elevator doors. Additionally, remove all marks and smudges from metal partitions and mail chutes (if any).

Clean glass entrance doors nightly.

Scour, wash clean all water fountains and coolers, emptying waste water as needed.

Mop up, wash or spot remove all coffee stain spills, foot tracks and smears throughout. Remove all ink stains as necessary.

Dust and wash all closet and coatroom shelving, coat racks and flooring.

Wipe clean and polish all brass, stainless steel, metal and other bright work, using a non-acid polish.

Upon completion of all nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

Once entering a suite, the door is to be locked. Propping the doors open is not allowed.

2.           WEEKLY

a.
Carpeted Floors: All carpeted floors will be edged with an edging tool, paying particular attention to corners, behind doors, and around furniture legs and bases. Baseboards will be washed with a mild soap, rinsed with clean water and wiped dry.

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3.           MONTHLY

a.
Uncarpeted Floors: All hard-surfaced floors will be buffed with an electric rotary buffing machine as necessary, per manufacturer's specifications, but no less than once a month. All finish marks and/or residual cleaning fluids will be removed from baseboards, doors, and frames.

b.	High dusting: Perform all high dusting throughout on a monthly basis unless otherwise specified, including the following:

Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings and other surfaces not reached in nightly cleaning.

Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers and adjacent ceiling areas, ducts and other equipment items not reached in nightly cleaning.

Dust all venetian blinds and window frames.

Dust exterior of lighting fixtures.

Wash all furniture glass.

Upholstered furniture will be vacuumed to remove crumbs and dust.

Vacuum and dust ceiling tiles as required.

Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, using a non-acid polish or other solution as directed by Manager.

4.           BI-MONTHLY

a.	Hard-surfaced Floors: All hard-surfaced floors will be completely stripped, removing all finish. After the floors have

9

been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance, using manufacturer's recommended specifications. All wax spills and splashes will be removed from baseboards, doors, jambs, molding and walls.

b.	Wastebaskets: As requested by Manager or Client, thoroughly wash waste-baskets inside and out, dry, and return to their original location.

GENERAL NOTES: A non-staining floor finish that provides a high-degree of slip prevention shall be used on all floor maintenance work

Contractor shall provide all required carpet maintenance for such installations throughout all areas of the building.

Complete floor maintenance shall be provided prior to the move-in of all new clients and a unit price shall be submitted for this work.

Provide Manager and keep on file, on site, all safety data sheets on all materials used.

5.           ANNUALLY

a.	All building standard light fixtures will be removed, cleaned and replaced.

b.	All window blinds will be removed, cleaned and replaced.

B.           RESTROOMS

1.           General

It is the intention of this specification to keep lavatories thoroughly clean and not to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used. Remove all wastepaper and refuse, including sanitary napkins, to a designated area in the building and dispose of same. All wastepaper and sanitary napkin receptacles are to be thoroughly cleaned and washed, and new liners installed; liners to be installed so as to ensure maximum usage of receptacles. Fill toilet tissue holders, seat cover containers, soap dispensers, towel dispensers, and sanitary napkin dispensers. All supplies (i.e. toilet paper, hand towels, toilet seat covers and plastic trash receptacle liners) to be furnished by Manager. The filling of

10

such dispensers to be in such quantity as to last the entire business day. Whenever possible, do not overfill and do not stock supplies on shelves, vanity tops or other visible areas. Immediately report all necessary repairs/replacements to the Manager including lights not functioning properly. The sanitary dispenser machines will be maintained by Contractor. The products for the sanitary dispensers shall be purchased by the Contractor. Revenues collected by the Contractor on a regular basis shall be deemed the revenue of the Contractor.

All tasks detailed above are to be done on a nightly basis.

2.           Nightly Cleaning

a.
Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, removing graffiti with care taken not to damage surfaces. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

b.
Floors and Tile: Floors will be swept clean and wet-mopped with a germicidal detergent approved by Manager using spray tank method. The floors will then be mopped dry and all watermarks and stains wiped from wall and metal partition bases, paying particular attention to corners. Scuff marks and footmarks are to be removed throughout.

c.
Metal Fixtures: Wash and polish all mirrors, powder shelves, bright work (including flushometers and exposed piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures.

d.
Ceramic Fixtures: Scour, wash and disinfect all basins, including faucet handles, bowls, urinals and tile walls near urinals with approved germicidal detergent solution. Special care must be taken to inspect and clean areas of difficult access, such as the underside of the lip/rim of toilet bowls and urinals, to prevent buildup of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats are to be left in an upright position.

11

e.	Powder Rooms: If applicable, should be thoroughly cleaned and floors should be washed and waxed or vacuumed with spot removal, if applicable.

3.           Weekly

a.
Floors: All floors will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clean water and dried. All water marks will be removed from walls, partitions, and fixtures. An approved floor finish will be applied and buffed as needed.

b.	Floor Drains: Clean, disinfect, and fill with water to avoid the escape of sewer gasses. No acids are permitted.

4.           Monthly

a.	Walls and Metal Partitions and Washable Ceiling: Wash with water and germicidal solution. Wipe dry and polish to a uniformly bright, clean condition.

b.	High dusting and Cleaning: Perform all high dusting, inclusive of grilles and diffusers, vacuum and wash all ceilings and louvers, including washable acoustical tile.

The above shall be performed more frequently, if directed by Manager.

5.           Quarterly

a.
Light Fixtures and Ceiling Grills: Specially trained employees will remove light lenses and ceiling grills. Wash thoroughly, dry and replace. This will be done as often as necessary, but not less often than quarterly. A proposed cleaning schedule providing for the cleaning in 25% of the building will be submitted with contractor's proposal for the proper care and maintenance of these fixtures. Such schedule will be subject to approval by Manager.

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C.           ELEVATORS/ESCALATORS (Below and Above Grades, including Freights)

1.           Nightly

a.
Floors: All elevator carpets will be vacuumed and spot-cleaned nightly, using particular care to clean in corners and along edges. Soluble spots will be removed using a procedure without risk or injury to color or fabric. Uncarpeted floors will be swept and damp-mopped.

b.
Saddles: All saddles and door tracks will be wiped clean, removing all dirt and stains. All dirt and debris is to be removed from door tracks using brush, vacuum and/or edging tool. Saddles and tracks will be left in a uniformly bright, clean condition.

c.
Walls and Metalwork: All marks, streaks, smudges, gum and other sticky substances will be removed from walls, doors (interior and exterior), panels, granite, facing, grout (removal of marks from grout must be accomplished without compromising the integrity of the grout), handrails and jambs and will be wiped down and polished to a uniformly clean and bright appearance. In a like manner, ceiling panels and above ceiling areas will be maintained in a uniformly clear and bright appearance. Any damage (such as scratches, graffiti or broken floor-call buttons) is to be reported to Manager. In addition, any lights not functioning properly are to be reported to Manager, noting elevator numbers.

d.	Escalators: All metal work on escalators will be wiped cleaned and polished and left in a uniformly clean and bright condition.

2.           WEEKLY

a.	Floors: Shampoo carpets in elevator cabs, including spare carpets if made available, following manufacturer's specifications. Uncarpeted floors are to be machine scrubbed and sealed, as necessary.

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D.           MAIN LOBBY AND CONCOURSE

1.           Nightly

a.
Carpeted Areas: Any carpeted areas, including carpet behind consoles, will be vacuumed nightly. Vacuuming shall include nightly edging along baseboards, movement of cigarette urns and small furniture. All furniture and fixtures are to be replaced to their original position when vacuuming is finished. Carpet will be spot-cleaned where necessary each night.

b.
Uncarpeted Areas: Hard-surfaced floors are to be dust-mopped, using a treated mop to remove all loose dirt and grit, and then wet-mopped with clean water and dried. All mop marks and water splashes will be removed from walls, baseboards, carpeting and furniture, and all furniture and fixtures replaced to their original position when mopping is completed. Lobby planters are to be moved to allow for cleaning of floor, then put back in the same location, where possible.

c.
Walls and Doors: All walk (including granite), doors, and jambs will be cleaned to remove all dust, finger marks, smudges and spills (inclusive of stairway and utility doors). Special attention to all areas around call buttons.

NOTE: Care must be taken around and/or near all artwork and displays.

d.	Lobby Glass: All glass windows, doors, and jambs will be cleaned to remove all finger marks, smudges and spills, and will be left in a uniformly bright, clean condition.

e.
Miscellaneous Metalwork: All metalwork, such as mail chutes and boxes, door hardware and frames, metal lettering, mullions and sills, door knobs and kick plates, etc. will be wiped clean and polished and left in a bright condition, free of all dust and streaks.

f.
Elevator Doors, Panels, Granite and Saddles (Tracks): Elevator doors (interior and exterior) will be wiped down and polished (top to bottom) and left in a bright condition, free of all dust and streaks. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks, using a

14

vacuum service tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition. Any and all scratches or marks should be reported to the supervisor for report to Manager. Special care should be taken when cleaning elevator control panels. Do not use water on control panels.

g.
Cigarette Urns: Clean all cigarette urns, removing all butts and debris nightly using a sifting or screen tool. Refill with sand when necessary; sand to be no more than 1" from top. All material to be furnished by Contractor.

h.
Dusting: All horizontal surfaces, including furniture tops and areas within reach which includes the security station (console) and seating areas, are to be dusted nightly using treated dust cloths. No feather dusters are to be used.

i.	Miscellaneous Displays: Clean all miscellaneous displays, except artwork (including sign holders, stanchions and newspaper trays nightly) and other displays as directed.

j.	Louvers: Dust all door louvers and other ventilating louvers within reach.

k.	Baseboards: Dust and clean all baseboards, electric fixtures and any other fixtures or fittings within reach.

1.	Escalators: All escalator rails and glass are to be thoroughly cleaned. All escalator metal is to be cleaned and polished.

m.	Mats: Sweep, vacuum, spot clean and scrub as required all mats and runners.

2.           Weekly

a.	Carpeted Areas: Carpeted floors are to be vacuumed using a pile lifter to remove all embedded dirt and grit. The operation will include the same edging and detailing required for nightly vacuuming.

b.	Uncarpeted Areas: All hard-surfaced floors will be machine buffed following specified (Section D, paragraph 1 b) nightly procedures, using an electric rotary buffing machine to obtain maximum shine.

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3.           Monthly

a.
Carpeted Areas: All carpeted floors will be shampooed to remove any spots, stains or other spills, and be left in a uniformly clean condition. Any spots not removable by normal shampooing will be reported by the supervisor to Manager.

b.
Uncarpeted Areas: All hard-surfaced floors are to be completely machine scrubbed. After scrubbing, the floor will be re-sealed as needed. On completion of re-sealing, all water and other marks will be removed from walls, baseboards, doors, furniture mullions and adjacent carpeted areas. Lobby and concourse planters shall be moved in all possible cases and replaced. Special care should be given to ensure that planters or column bases are not damaged in the scrubbing process. Any repairs shall be made by Contractor at Contractor's sole cost and expense.

c.	Air Diffusers: All diffusers shall be cleaned using a treated dust cloth.

4.           Semi-Annual

a.
Walls: All walls, doors and frames will be thoroughly cleaned, using methods reviewed and accepted by Manager, leaving no streaks, smudges, dust, or stains. Walls, doors and frames shall have a uniformly bright and clean appearance when completed. All nicks and scratches requiring more than routine touch-up will be reported by the supervisor to the Manager for repair. The Office of the Building shall be notified one week in advance of the semi-annual cleaning in order to schedule the removal and safekeeping of Lobby art work and any other displays.

b.	Lights: Clean high lights, globes, fixtures and all other items not reached in nightly, weekly or quarterly cleaning

NOTE: It is the intent of this Agreement and Contractor agrees to keep lobbies. concourse areas and entrance ways properly maintained and clean and presentable at all times, commensurate with first-class office buildings.

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E.	PUBLIC AREAS (Hallways, All Elevators Lobbies Which Include Passenger, Garage and Freights).

1.           Nightly

a.
Carpeted Areas: All carpeted floors are to be vacuumed and edged with a small broom or edging tool, moving any and all furniture and accessories. Carpet will be spot-cleaned where necessary, using a method without risk of injury to color or fabric.

b.
Uncarpeted Areas: All hard-surfaced floors are to be mopped with a treated dust mop and buffed, as needed, to maintain a uniformly bright appearance, with particular attention to edges, corners, and behind doors. All spills and stains will be removed with a damp mop or cloth. Baseboards, frames (molding) and granite will be wiped down with a treated dust cloth.

c.
Walls: All walls will be spot-cleaned to remove all smudges, stains, and hand marks, using only clean water or a mild cleansing agent, where necessary. When soap or cleaner is used, the wall will be rinsed with clean water and dried. No abrasive materials or solutions are to be used.

d.
Doors and Jambs: All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clean water or a mild cleansing agent where necessary, and rinse with clean water and dry. When completed, doors and jambs shall have a uniformly clean appearance.

e.
Glass Doors and Partitions: All glass doors and partitions, including any directory glass, will be spot-cleaned to remove any finger marks, smudges, or stains and will be left in a uniformly bright, clean condition.

f.
Miscellaneous Metalwork: All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished using a non-acid polish and left in a uniformly clean and bright condition, free of all dust and streaks.

g.	Elevator Doors and Saddles: Elevator doors, panels (granite or metal) and frames will be completely wiped down and

17

polished, removing all dust, marks and stains, and left in a uniformly clean and bright condition.

h.	Cigarette Urns: Clean all cigarette urns, removing all butts and debris utilizing a sifter screen and fill to within 1" of top with clean sand as needed. Material to be provided by Contractor.

i.
Dusting: Dust all accessories, planters, ledges and all other horizontal surfaces, using a treated dust cloth. No feather dusters are to be used. All surfaces to be left in a clean, dust-free condition. Spot-clean as necessary.

j.
Furniture and Miscellaneous: All furniture is to be wiped, using treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot-cleaned where necessary; fabric is to be vacuumed as necessary.

2.           Weekly

a.	Carpeted Areas: All carpeted floors will be vacuumed, using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

b.
Uncarpeted Areas: All hard-surfaced floors will be wet-mopped. All residual wax and mop or scrubber marks will be removed from baseboards. Floors, chrome frames, granite walls and baseboards to be left in a uniformly bright, clean condition.

c.	Baseboards will be cleaned with mild soap and water, rinsed with clean water and wiped dry after vacuuming of the carpets is complete.

3.           Monthly

a.	Carpeted Areas: All carpeted areas will be shampooed removing all stains. Any damage (i.e., burns, rips, etc.) will be reported to supervisor for report to Manager.

b.	Uncarpeted Areas: All hard-surfaced floors are to be stripped of all wax or other coating, cleaned and dried, removing any and all marks or stains. Floors will then be refinished and

18

polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls, doors, granite and frames.

4.           Periodic Cleaning and General Items

a.	Utility Areas: All telephone closets, utility closets and building storage areas shall be cleaned as directed by Manager, but not less than weekly.

b.	Vacant Spaces: Clean and sweep all vacant areas as needed or directed by Manager, but not less than weekly.

c.	Overhead Pipes: Dust all visible overhead pipes, sprinklers and equipment items not reached in nightly cleaning, as directed by Manager, but not less than monthly.

d.
High Dusting: All high dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces as well as all vertical surfaces such as walls and partitions.

e.
Doors and Jambs: All painted doors and jambs will be washed down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks, or smudges. Chips or scratches will be reported to supervisor for report to Manager.

f.	Air Diffusers: All air diffusers will be thoroughly washed and dried and left in a clean condition as often as necessary, but not less often than once a month.

F.           JANITORS' STORAGE CLOSETS

All janitors' storage closets, restrooms, lunchrooms, and work/break areas (service areas) provided by the building for use of Contractor personnel will be kept in a neat, clean, sanitary and orderly condition at all times. The restrooms will be maintained in the same condition as the public restrooms as specified in Section B. Before leaving the premises each night, all of the service areas will be dust-mopped, and spot-cleaned, where necessary, and dusted. Tile floors will be stripped and waxed, as necessary, but not less often than every sixty days. Concrete floors will be sealed (where

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necessary), dust-mopped nightly, and wet-mopped monthly. All doors and walls will be spot-cleaned nightly.

G.           STAIRWELLS

1.           Weekly

a.
Cleaning: All doors, jambs and sills will be checked daily and, where needed, dusted (wiped down) and spot-cleaned to remove all finger marks, smudges and stains. Stairs and landings will be swept and spot-cleaned to remove all spills, stains and litter.

b.	Dusting: Handrails, baseboards, light fixtures, and all horizontal ledges and surfaces will be wiped with a treated dust cloth.

c.	Fire Equipment: All fire equipment, inclusive of extinguishers, hose cabinets or covers and communication devices, shall be dusted.

2.           Quarterly

a.
High dusting: All high dusting, including but not limited to door closures/smoke dampers and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less than every three months.

3.           Semi-Annually

a.	Stairs and Landings: All stairs and landings will be wet-mopped and dried. A schedule for this project shall be submitted in advance for approval.

H.           CONSTRUCTION/PRE-OCCUPANCY (To be considered an extra to contract cost.)

1.           Client Areas

Prior to client occupancy of new or remodeled space, Contractor shall render a thorough initial cleaning of all newly-constructed and rented space, including dusting, sweeping, vacuuming, polishing of metal and bright work, windows, and mullions, removal of plaster, dust and construction debris so that the premises are left in a clean.

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orderly condition ready for occupancy by client. Contractor shall also provide complete floor maintenance and initial waxing and polishing throughout the premises prior to move-in of all new clients.

2.           Restrooms

Contractor shall perform a thorough initial cleaning of all floors, walls, partitions, fixtures, and bright work as they are placed in operation, at no cost to the Building. No caustic materials will be used.

I.           RECYCLING PROGRAM

The Manager has instituted a recycling program which involves the client placing paper goods in centrally located bins for nightly removal.

The Contractor shall instruct its associates to use special care when removing this material from the building into compactors or dumpsters.

Specially colored liners shall be provided for recycled products by the Manager.

If client elects to have recycled products sorted at individual work areas rather than centrally located depots, Contractor agrees to provide this service at no additional cost to Manager or Client.

J.           LOADING DOCK (including compactor area and freight elevator lobby)

1.           Nightly

a.	The loading dock shall be thoroughly cleaned using a mechanical scrubber and appropriate grease-cutting and sanitizing cleansers.

2.           Monthly

a.	In addition to the nightly tasks, the dock area will be detailed around edges and corners once a month or as required by Manager.

NOTE: Freight elevator lobbies and the loading dock office are to be cleaned in accordance with the previously detailed NIGHT specifications.

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III.           DAY CLEANING AND GENERAL MAINTENANCE EXPECTATIONS

The following is an overview and more detailed duties are provided under "DUTIES".

The Day Staff shall be trained and expected to perform the following duties as well as any additional duties as may be directed by the Manager; in all activities, damage or exceptions (lights out, loose panels, etc.) are to be reported to supervisor for appropriate action.

A.           INTERIOR CLEANING

1.
Lobby: (including Concourse). Maintain entry lobby. Use of carpet sweeper and/or vacuum shall be used during the day. Treated dust mops shall be used for removing footprints from floors. Damp mop shall be used for spills. All glass and walls shall be spot cleaned, removing handprints, smudges, etc. throughout the day. Security Console and Client Directory shall be cleaned as needed using a treated cloth but no less than twice a day. FEATHER DUSTERS ARE NOT TO BE USED. No scrubbing or buffing shall be done during the day in the Lobby or in Concourse Areas.

2.	Glass Interior and Exterior: Spot clean glass entry doors and windows throughout the day, as needed.

3.
Elevators: Maintain all elevator cabs. Carpeted elevators are to be vacuumed and spot-cleaned. Surface litter should be removed, and fingerprints and smudges on wall panels wiped down. This cleaning should be performed at least once in the morning and once in the afternoon. Metal damage and graffiti are to be reported to Manager immediately.

4.	Restrooms: Day Porters and Matrons shall be trained and assigned to perform the following duties and any additional duties as may be directed by the Manager:

a.	Metal Fixtures: Wash and polish all mirrors, powder shelves, towel dispensers, receptacles, and any other metal accessories.

b.	Ceramic Fixtures: Special care must be taken to inspect toilet seats, toilet bowls, sinks and faucet handles. Make sure they are clean.

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c.	Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, using approved germicidal solution, if necessary. Note any damage and/or graffiti and report immediately.

d.
General: Remove all wastepaper and refuse, including sanitary napkins, also fill toilet tissue holders, seat cover containers, soap and lotion dispensers, towel dispensers, and sanitary napkin dispensers.

Clean drinking fountains twice daily.

Paper product refill stock is not to be visibly stored in any area of the restroom.

B.           EXTERIOR CLEANING

1.
Plazas: First thing each morning, day Porters are to police the entire exterior of the building, including walkways and lower/upper plazas, picking up cigarette butts, papers, leaves, and any other debris, mopping/sweeping up standing water, noting any damage or exceptions, and assuring that the area is in a neat, orderly condition. Any discrepancies or clean-up required beyond the morning walk will be reported to Manager for attention during the day.

All plazas, courts, walkways, garden areas, seating areas, ponds, pools, handrails, etc., are to be checked and cleaned throughout the day with special attention to early morning 6:00 - 7:00 am, lunch time 11:30 am - 1:00 pm, and end of day 3:30 pm - 4:30 pm All trash and cigarette receptacles to be emptied regularly. Benches to be cleaned regularly.

2.
Exterior Granite: All exterior walks (including public sidewalks), stairs and open/covered plazas will be cleaned daily and scrubbed at least weekly with a mechanical scrubber/vacuum. After cleaning and sweeping, all standing water will be removed by squeegee and the surfaces left in a clean, dirt-free condition. Caution signs and stanchions must be used during the operation. Timing of this scrubbing should not interfere with usage of the Plaza areas during lunch time or during morning and evening peak traffic times. Special attention should be given to the cleaning of grout; removal of efflorescence, accumulated dirt and stains.

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3.
Safety: Set out rain mats, as necessary, and maintain them in a clean condition. Report damage or wear and tear. Mats are to be flat and located so as to meet traffic demands. (Back-rolling for storage.)

4.	Entrances: Keep entrance door glass and frames in a clean condition.

5.
Brass: Clean and polish all brass including but not limited to grates, railings, expansion joint covers, drain covers, grills, standpipes and fire hose connections as necessary and at least once a month.

6.	Railings: Dust handrails, stair stringers, risers and railings; wash as necessary.

7.	Stairwells: Clean, sweep, dust, mop, and pick up stairwells and landings.

8.	Special Events: Clean exterior walks and patios and set up for special occasions and events.

9.
Escalators: Escalator treads are to be mechanically scrubbed and buffed weekly. Sidewalls and flashing are to be cleaned daily, and handrails dusted throughout each day. Report damage or exceptions (e.g. missing or loose screws, squeaking sounds, etc.) for immediate action.

10.	Changing Rooms and Storage Area: All changing rooms and storage areas are to be maintained in a clean, orderly condition.

C.           LOADING DOCK (See also CLEANING: NIGHT)

1.
Maintain loading dock areas in a clean and sanitary condition. Report any problems with compactors to the Office of the Building immediately. Compactors to be kept locked, and all personnel with keys must be trained and certified in their proper use. When compactor is removed for dumping, area underneath it shall be swept, hosed and sanitized.

2.
Compactor Operation: Training of all persons operating compactor should be arranged with Owner's Manager. Inspect daily and report to Manager if rubbish removal contractor does not clean and/or sanitize.

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D.           DUTIES (Detailed list of overall responsibilities for Day Matrons and Day Porters).

1.	Duties of Day Matrons: Contractor agrees to furnish day matrons, as outlined in this specification, to perform the following duties and any additional duties as may be directed by Manager.

Matrons shall be properly attired in freshly laundered, starched uniforms and equipped with an appropriate carry-all approved by Manager (shopping bags, travel bags, etc. are not acceptable). Matrons shall use freight cars only when traveling with supplies.

a.	Police all ladies' restrooms and lavatories, keeping them in clean condition as previously specified, but not less than twice per day.

b.	Matron to fill toilet tissue, soap, sanitary napkin and towel dispensers in ladies' restrooms on an floors.

c.	Perform such other duties as may be directed by Manager.

2.           Duties of Day Porters:

Contractor agrees to furnish day porters, as outlined in this specification, to perform the following duties and any additional duties which may be directed by the Manager.

Contractor also agrees to provide sufficient porters for client work, which in no way will delete from building staff, unless approved by Manager.

The number of porters added to the building staff for client work shall be charged to Manager.

Sufficient day porters shall be assigned to perform the following services and any additional chores as directed by building management.

These services include but are not limited to the following:

a.	Police entire lobby areas and exterior areas including concourse and plaza.

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b.
Police and maintain elevator cabs, including floors as required. If carpeted floors in elevators, cabs to be vacuumed and spots to be removed, as required, if resilient tile, clean buff and wax floors, as required.

c.	Police all floor men's lavatories, to be checked a minimum of twice a day, morning and afternoon.

d.	Check and fill, as necessary, toilet tissue and soap dispensers and towel dispensers, materials to be furnished by Contractor.

e.	Clean basement (including all levels below first floor), corridors, utility areas; police employer's locker rooms so they are kept in clean condition at all times.

f.
Sweep and hose building entrance sidewalks and all exterior areas, as required, but not less than once each week. All equipment including steam and washing equipment to clean plaza and sidewalks to be provided by Contractor and such equipment to be of a type and manufacture as approved by the Manager.

g.	Set out and remove weather mats on an as needed basis; keep in clean condition.

h.	Keep entrance door glass and frames in clean condition.

i.	Clean and polish standpipes and sprinkler Siamese connections as necessary.

j.	Properly maintain exterior of all buildings at ground level, including canopy trim and painted underside of canopies, store fronts, and other applicable areas; all garden areas to be policed.

k.	Clean loading dock areas as needed.

l.	Sweep and dust stairways and fire tower. Dust handrails, spindles, newels and stair stringers; wash stairs as necessary.

m.
Remove snow when necessary from building entrance ways, sidewalks and plaza. All materials and equipment, including powered snow removal, steam and washing equipment to clean plaza, to be furnished by Contractor, and such

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equipment to be of a type and manufacture as set forth by Manager. This is to be considered an extra to the base contract cost when required on overtime. Provide a list of people to be called in for snow removal.

n.	As directed by Manager, equipment rooms, fan rooms, and other utility rooms, shall be swept regularly.

o.	Perform such other duties as may be directed by Manager.

p.	Clean basement corridors and utility areas, including floors, walls, ceilings, fixtures and other areas. All such areas shall be kept in clean condition to the satisfaction of the Manager.

IV.           STANDARDS AND SPECIAL CONDITIONS

A.           CLEANING STANDARDS

The following cleaning standards shall be used in evaluating janitorial services:

1.	Dusting: A properly dusted surface is free of all dirt, dust, dust streaks, lint and cobwebs.

2.	Plumbing Fixture and Dispenser Cleaning: Plumbing fixtures and dispensers are clean when free of all deposits and stains so that an item is left without dust streaks, film, odor or stains.

3.	Sweeping: A property swept floor is free of all dirt, dust, grit, lint and debris except embedded dirt and grit.

4.	Spot-Cleaning: A surface adequately spot-cleaned is free of all stains and deposits and is substantially free of cleaning marks.

5.	Damp-Mopping: A satisfactorily damp-mopped floor is without dirt, dust, marks, film, streaks, debris, water spots or standing water.

6.	Metal Cleaning: All cleaned metal surfaces are without deposits or tarnish, with a uniformly bright appearance, and the cleaner is removed from adjacent surfaces.

7.	Glass Cleaning: Glass is clean when all glass surfaces are without streaks, film, deposits, and stains and has a uniformly bright appearance and adjacent surfaces have been wiped clean.

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8.
Wax Removal/Application: Wax removal is accomplished when surfaces have all wax removed down to floor material, floor is left free of all dirt, stains, deposits, debris, cleaning solution and standing water, and the floor has a uniform appearance when dry. Application of wax shall be complete when a thin, evenly applied layer of wax is clear and dry and ready for buffing to a uniform, glossy appearance.

9.
Scrubbing (Manual): Scrubbing is satisfactorily performed when all surfaces are without embedded dirt, cleaning solution, film, debris, stains, marks and standing water, and the floor has a uniformly clean appearance.

10.
Light Fixture Cleaning: Light fixtures are considered clean when all components, including bulbs, tubes and adjacent surfaces, reflective and otherwise, are without insects, dirt, lint, film and streaks. All lenses that have been removed are to be reinstalled immediately, per specs.

11.
Wall Washing: Walls are considered clean when the surface of the walk, the ceiling, exposed pipes and equipment will have a uniformly clean appearance, free from dirt, stains, streaks, lint and cleaning marks. Painted surfaces must not be damaged. Hard finish glazed ceramic tile surfaces must be bright, free of film, streaks, and deposits.

12.	Buffing of Waxed Surfaces: All waxed surfaces will be considered buffed sufficiently when the surface has maximum gloss and a uniform appearance.

As used in this cleaning specification, "Approved Product" or "Approved Cleaner" shall mean a product or cleaner approved in writing by Manager prior to Contractor's use of product or cleaner in the building.

13.	Mechanical Scrubber: The mechanical scrubber shall at all times be clean in appearance and operation and shall be maintained free of hazards to persons or property.

8.           EQUIPMENT STANDARDS

The Contractor shall provide all equipment necessary for the effective and efficient cleaning of the Building in accordance with the intent and the letter of specifications. All cleaning equipment shall be state-of-the-art and

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consistent with good cleaning practices. All equipment shall be kept in first class working order and clean (spotless, like new) at all times. Acceptably maintained equipment meets the following standards:

1.	Equipment is replaced when obsolete or defective as determined by Manager.

2.	Equipment is kept clean and neat at all times reflecting a "like new" appearance and operates like new equipment both mechanically and functionally.

3.
Modifications to equipment required to prevent damage to any of the architectural finishes of the Building is made at the direction and with the written approval of the Owner at no additional cost to the Owner or Manager.

4.	Electrical machinery (vacuums, polishers, scrubbers, et al) must be kept free of sharp edges and any other condition that presents a hazard to persons or property.

5.	Damaged equipment is to be repaired to the standard defined in #2 above before reuse.

6.
Wheels and rolling parts on carts are to be maintained so as to roll easily; carts have wide (min. 1") wheels with a minimum 4" diameter in order to avoid getting caught in ridges and cracks; carts have area large enough to accommodate all equipment without having to strap on contents.

7.	Dents/scratches on equipment are repaired immediately. Any and all parts (squeegees, bumpers, etc.) of the equipment damaged or worn shall be replaced at the expense of the Contractor.

8.	Mechanical equipment (wet-vac, scrubbing machine, et al) is free of dirt and residue; containers/nozzles for spray liquids are to be maintained in clean condition, without buildup of dirt or liquid.

9.	Brooms have even bristles that do not scratch surfaces being swept.

10.	Dustmops (treated and untreated) are maintained in clean condition.

11.	Wet mops are washed with clear water and at least once a week with bleach or disinfectant. Two (2) mops are located in each work

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area and are dried between use (alternated every other day). When mops are not in use, they are to be stored with the mop "end up".

12.	Rags and cleaning cloths are maintained in clean condition - rags used with water only kept separate from rags used with solvent only.

13.	All buckets/receptacles are free of accumulated dirt, grease, grime, etc.

14.	All signs are clean (like new) and neat at all times with lettering clear and distinct.

C.           SUPPLIES

All supplies required for the effective cleaning and maintenance of the Building in accordance with the specifications will be supplied by the Contractor, including but not limited to cleansers, waxes, disinfectants, sand for ash urns, ammonia, etc. The disposable supplies used in client suites and restrooms (plastic liners, hand towels, seat covers, toilet tissue and hand soap) will be purchased by Manager or Contractor, if requested to do so.

D.           UNIFORMS

The Contractor shall provide complete uniforms (winter and summer) for all Janitorial personnel, if directed.

The Manager shall select and approve all uniforms and direct, when necessary, the modification, repair or replacement of all uniforms.

Night personnel would be provided with a minimum of two (2) changes per week and day personnel would be provided with a minimum of three (3) changes per week.

Proper identification tags shall be worn by all Contractor's personnel, including Manager's specialized name badge, at the sole cost of Contractor. The current cost of each name badge is $7.50 and will need to be replaced at the associate's annual anniversary date, at cost of Contractor.
NOTE: Price of badge is subject to change.

Contractor would clean and maintain uniforms in a neat appearance to the satisfaction of the Manager.

All personnel shall be equipped as required with appropriate and adequate outer garments and protective gear for both inclement and cold weather.

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COMMENCEMENT DATE AGREEMENT

Metropolitan Life Insurance Company, a New York corporation (“Landlord”), and Consoer Townsend Envirodyne Engineers, Inc., a Delaware corporation (“Tenant”), have entered into a certain Office Lease dated January 1, 1996 (the “Lease”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of these presents and the mutual covenants hereby contained and contained in the Lease, Landlord and Tenant agree as follows:

1.           The Commencement Date (as defined in the Lease) of the Lease is October 1, 1996.

2.           The Expiration Date (as defined in the Lease) of the Lease is September 30, 2006.

3.           Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified, republished and revive and shall remain in full force and effect and binding on the parties hereto.

4.           The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have caused their respective names to be subscribed to this commencement Date Agreement, the execution and delivery thereof have been duly authorized.

LANDLORD:	TENANT:
METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation	CONSOER TOWNSEND ENVIRODYNE ENGINEERS, INC., a Delaware corporation

By: /s/ [Signature Illegible]	By: /s/ Daryl J Levine
Its: VICE PRESIDENT	Its: SR VP-CFO

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RIDER 2

1.           Rent Credit.

A.           Landlord, provided Tenant is not in default under this Lease and continuously occupies the Premises, grants Tenant the following credits (sometimes referred to hereinafter as abatements) to be applied against installments of Monthly Base Rent:

1.           A credit of $32,664.19 shall be applied to the Monthly Base Rent for each of the first fourteen (14) months of the Lease Term;

2.           A credit of $16,674.19 shall be applied to Monthly Base Rent for each of the fifteenth (15th) through forty-forty-third (43rd) months of the Lease Term; and

3.           A credit of $25,000.00 shall be applied to the first month’s Monthly Base Rent due under this Lease.

B.           Rent Adjustments with respect only to the New Premises (and not the Current Premises) shall be abated in full during the first fourteen (14) months of the Lease Term.

C.           The balance of Base Rent, Rent Adjustment Deposits and/or Rent Adjustments due (if any) for a month in which a credit is applied shall be paid in accordance with Article 3 and Article 4 of this Lease.

2.           Acceleration Option.

A.           Tenant may accelerate the Expiration Date (“Acceleration Option”) for all or a portion of the Premises from September 30, 2006 to either (i) September 30, 2000 (“First Acceleration Option”) or (ii) September 30, 2003 (“Second Acceleration Option”), if, and only if, in either case:

1.           Landlord receives notice of acceleration (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 2) from Tenant as follows:

a.	with respect to the First Acceleration Option, Landlord must receive notice no later than June 30, 1999 (the “First Acceleration Notice”); and

b.	With respect to the Second Acceleration Option, Landlord must receive notice no

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later than June 30, 2002 (the “Second Acceleration Notice”); and

2.           With respect to the First Acceleration Option, the First Acceleration Notice is accompanied by a payment (the “First Acceleration Amount”) in the form of a cashier’s or certified check in the amount of $39.00 per square foot of the Premises as to which Tenant is exercising the Acceleration Option; and

3.           With respect to the Second Acceleration Option, the Second Acceleration Notice is accompanied by a payment (the “Second Acceleration Amount”) in the form of a cashier’s or certified check in the amount of $24.00 per square foot of the Premises as to which Tenant is exercising the Acceleration Option.

It is understood and agreed that in either case the First or Second Acceleration Amount is being paid as and for a termination fee resulting from the early termination of this Lease and not as a penalty; provided that the First or Second Acceleration Amount (as the case may be) shall automatically be increased to reflect the Landlord’s unamortized costs (including, without limitation, brokerage commissions, rent abatements, and other financial concessions or commissions, if any) in connection with the addition of any space to Premises; such costs shall be amortized over the term of the lease of such additional space taking into account an interest component at the rate of ten percent (10%) per annum compounded monthly; and

4.           a Default under this Lease has not occurred and is then continuing at the time Tenant delivers the First or Second Acceleration Notice (as the case may be); and

5.           This Lease has not been assigned (except to an Affiliate of Tenant) or the Premises or portion thereof being surrendered to Landlord have not been sublet beyond the early termination date for such space at the time Tenant delivers the First or Second Acceleration Notice (as the case may be) to Landlord; and

6.           If Tenant elects to exercise this option with respect to only a portion of the Premises, such portion and the remainder of the Premises must each be regular and marketable in shape (and at least 5,000 square feet in size, or if the space being returned to Landlord is an Offering Space (as defined in Section 6 below) smaller than 5,000 square feet, then the entire Offering Space) with appropriate means of ingress and egress suitable for normal renting purposes, have proper demising walls, hvac distribution and electric and telephone service (including without limitation, electrical meters and panels), have telephone (homerun) conduit to telephone closet, appropriate light fixtures

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along new demising walls, new acoustic ceiling tiles around demising walls as needed, new standard entry door, if needed, paint demising walls if needed, rework carpet and install vinyl base as needed, and if needed, Tenant shall build out corridors similarly to other multi-tenant floors in the Building; and

7.           Tenant executes and returns the Acceleration Amendment (defined below) within ten (10) days of its submission to Tenant.

B.           If Tenant is able to and properly exercises the First or Second Acceleration Option (as the case may be):

1.           Landlord shall prepare an amendment (the “Acceleration Amendment”) to reflect the change in the Term, size of the Premises, the Expiration Date, the Base Rent, Rent Adjustments and other appropriate terms, if any. A copy of the Acceleration Amendment shall be sent to Tenant within a reasonable time after receipt of the First or Second Acceleration Notice (as the case may be. The Acceleration Amendment shall be executed by Tenant and returned to Landlord in accordance with subsection A.8.

2.           Tenant shall remain obligated and liable for all Rent and Rent Adjustments due under this Lease up to and including the accelerated Expiration Date established pursuant to the First or Second Acceleration Notice (as the case may be) and Acceleration Amendment (even if billings occur subsequent to the applicable accelerated Expiration Date), and thereafter with respect to the remaining Premises, if any.

C.           Notwithstanding anything contained herein to the contrary, at Landlord’s sole option, Tenant’s rights hereunder shall terminate if, after delivery of the First or Second Acceleration Notice (as the case may be) but prior to the applicable accelerated Expiration Date, Tenant commits a default under the Lease or assigns the Lease or subleases the Premises or any portion thereof which is being surrendered to Landlord which sublease extends beyond the early termination date.

D.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

E.           The rights of Tenant under this Section 2 are personal to the original Tenant named in this Lease and its Affiliates and are not assignable to any other person or entity.

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3.           Renewal Option.

A.           Tenant shall have the option to extend the Expiration Date (“Renewal Option”) from September 30, 2006 to September 30, 2011, if:

1.           Landlord receives notice of exercise (“Renewal Notice”) on or before September 30, 2005 (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 3); and

2.           at the time Landlord receives the Renewal Notice:

a.	a Default under this Lease has not occurred and is then continuing; and

b.	the original named Tenant herein or its Affiliates continues to occupy at least one full floor of the Building pursuant to this Lease; and

3.           the Premises is for the intended use of Tenant and its Affiliates only during the entire Extension (as hereinafter defined); and

4.           Tenant executes and returns the “Renewal Amendment” (as hereinafter defined) extending the Term accordingly pursuant to the exercise of this Renewal Option within ten (10) days of its submission to Tenant, subject to a good faith reasonable dispute by Tenant with Landlord as to whether the business terms embodied therein properly reflect the terms hereof.

B.           The monthly Base Rent rate for the Premises during the Extension shall equal ninety-five percent (95%) of the Prevailing Market (as hereinafter defined).

C.           Except as expressly modified by this Section 3, all of the provisions, terms and conditions of the Lease shall apply to the Premises during the Extension, including, but not limited to Article 4 of the Lease, except that no allowances, credits, abatements or other rent limitations (if any) set forth in the Lease shall apply to the Premises during the Extension (except only to the extent included in the Prevailing Market determination).

D.           If Tenant is able to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect the changes in Base Rent, installments of Base Rent, Expiration Date and other appropriate terms. A copy of the Renewal Amendment shall be:

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1.           sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

2.           executed by Tenant and returned to Landlord in accordance with subsection A.4. hereof.

E.           For purposes hereof, the following terms shall have the following meanings:

1.           “Extension” means the period commencing on the tenth (10th) anniversary of the Commencement Date and ending five (5) years thereafter.

2.           “Prevailing Market” means the Monthly base rent and provisions for Operating Expenses, Taxes and electricity charges which are being offered or which would be offered by Landlord and other landlords of comparable downtown Chicago class-A highrise office buildings to bona fide prospective tenants with a reputation and financial condition similar to Tenant’s at that time, for leases with a term commencing at or about the then scheduled Expiration Date and continuing for the period of the lease of the space in question for comparable office space fully improved with then Building standard office space improvements for general office purposes, taking into account concessions which are or would be offered in such circumstances. If Landlord and Tenant are unable to agree as to what the Prevailing Market is for the Extension at least twelve (12) months prior to the prospective commencement of such Extension, Prevailing Market for the Extension shall be determined as follows:

Within ten (10) days after Landlord and Tenant determine that they cannot reach an agreement as to Prevailing Market for the Extension as provided above, Landlord and Tenant, at their respective expense, shall each cause an independent MAI appraiser with not less than ten years of experience in the downtown Chicago market and then actively engaged in the real estate appraisal business in such area to determine the Prevailing Market on a basis consistent with the terms of this Lease, said determination to be made within thirty (30) days of their appointment by Landlord and Tenant, respectively. In the event that the determination differs by less than ten percent (10%), the Prevailing Market shall be the average of the two. In the event that the determination differs by more than ten percent (10%), then the two appraisers shall select a third independent MAI appraiser with the aforesaid qualifications within fifteen (15) days, the fees and expenses of which third appraiser shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. If the two appraisers cannot agree upon a third

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appraiser within said fifteen (15)-day period, then either Landlord or Tenant may request that one be appointed by the local office of the American Arbitration Association. Said third appraiser shall, within fifteen days of his selection (or appointment, as applicable), designate which of the two determinations made by said MA1 appraisers selected by Landlord and Tenant most accurately reflects Prevailing Market. The determination made in accordance with the foregoing shall be final and binding on Landlord and Tenant.

F.           Notwithstanding anything contained herein to the contrary, Tenant’s rights hereunder shall terminate., at Landlord’s election, if, after Tenant’s delivery of the Renewal Notice but prior to the commencing of the Extension, Tenant commits a default under the Lease, or assigns the Lease (other than to an Affiliate), or the original named Tenant herein or its Affiliates cease to occupy at least one full floor of the Building pursuant to this Lease.

G.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

H.           The rights of Tenant under this Section 3 are personal to the original Tenant named in this Lease and its Affiliates and are not assignable to any other person or entity.

4.           First Expansion Option.

A.           Subject to the provisions of this Section 4, Tenant shall have the option (the “First Expansion Option”) to lease all, but not less than all of that certain space to be located on the 4th or 7th floors of the Building (the “First Expansion Space”) consisting of between 7,000 and 10,000 rentable square feet (plus or minus ten percent (10%)), the exact size and location of which is to be determined by Landlord in its reasonable discretion (provided, if Tenant has exercised its ROFO pursuant to Section 6 of this Rider 2, then at Landlord’s election, the size of the First Expansion Option Space may be reduced by the aggregate size of the Offering Spaces leased by Tenant), so long as the First Expansion Space meets the other parameters hereinbefore set forth, if:

1.           Landlord receives notice (the “First Expansion Notice”) from Tenant of its exercise of its First Expansion Option no later than the end of the fourth Lease Year (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 4); and

2.           at the time Tenant delivers the First Expansion Notice

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a	Default under this Lease has not occurred and is then continuing; and

b.	the original named Tenant herein or its Affiliates continues to occupy at least one full floor of the Building pursuant to this Lease; and

c.	Tenant has not exercised its Acceleration Option in accordance with Section 2 of this Rider 2; and

3.           the Expansion Space is intended for the exclusive use of Tenant and its Affiliates during the Term.

B.           Tenant shall pay Base Rent for the First Expansion Space during the term of the Lease for such space at the Prevailing Market. If within thirty (30) days after Landlord’s receipt of the First Expansion Notice Landlord and Tenant are unable to agree upon the Prevailing Market for the First Expansion Space, the Prevailing Market for the First Expansion Space shall be determined as set forth above in Section 3.E.2 (taking into account the actual term of the lease of the First Expansion Space).

C.           Within a reasonable time after receipt of the First Expansion Notice, Landlord shall prepare an amendment (the “First Expansion Amendment”) to reflect the commencement date (the “First Expansion Commencement Date”) of the term for the First Expansion Space (which shall be a date determined by Landlord which is not earlier than the first day of the sixth (6th) Lease Year, and not later than the last day of the seventh (7th) Lease Year) and the changes in Base Rent, Rentable Area of the Premises, Tenant’s Share, Acceleration Amounts (under Section 2 above) and other appropriate terms. The First Expansion Amendment shall be executed by Tenant and returned to Landlord within ten (10) days after its submission to Tenant.

D.           Effective on the First Expansion Commencement Date, the First Expansion Space shall be deemed added to the Premises subject to all the terms and conditions of the Lease, except as otherwise provided in this Section 4 and except that no allowances, credits, abatements or other rent limitations set forth in the Lease shall apply to the First Expansion Space except to the extent included in the Prevailing Market.

E.           The First Expansion Space shall be tendered to and accepted by Tenant in its “as-is” condition and “as-built” configuration existing on the earlier of the date Tenant takes possession of the First Expansion Space or as of the date the term for the First Expansion Space commences.

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F.           If Tenant exercises its rights hereunder by sending the First Expansion Notice as provided in subsection A.1, Tenant’s rights hereunder shall, at Landlord’s sole option, nevertheless terminate if, after Tenant’s delivery of the First Expansion Notice but prior to the commencing of the term for the First Expansion Space, Tenant commits a default under the Lease, or assigns the Lease (other than to an Affiliate), or the original named Tenant herein or its Affiliates cease to occupy at least one full floor of the Building pursuant to this Lease or Tenant exercises its Acceleration Option pursuant to Section 2.

G.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

H.           The rights of Tenant under this Section 4 are personal to the original Tenant named in this Lease and its Affiliates and are not assignable to any other person or entity.

5.           Second Expansion Option. (Deleted in 1st Amendment)

A.           Subject to the provisions of this Section 5, Tenant shall have the option (the “Second Expansion Option”) to lease all, but not less than all of that certain space to be located on the 4th or 7th floors of the Building (the “Second Expansion Space”) consisting of between 7,000 and 10,000 rentable square feet (plus or minus ten percent (10%)) , the exact size and location of which is to be determined by Landlord in its sole discretion (but which Second Expansion Space shall be contiguous to the First Expansion Space, if and only if Tenant properly exercised its option in Section 4 above and is then leasing the First Expansion Space, and provided, if Tenant has exercised its ROFO pursuant to Section 6 below, then at Landlord’s election, the size of the Second Expansion Option Space may be reduced by the aggregate size of the Offering Space leased by Tenant), so long as the Second Expansion Space meets the parameters hereinbefore set forth, if:

1.           Landlord receives notice (the “Second Expansion Notice”) from Tenant of its exercise of its Second Expansion Option no later than the end of the ninth Lease Year (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 5); and

2.           at the time Tenant delivers the Second Expansion Notice

a.	Default under this Lease has not occurred and is then continuing; and

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b.	the original named Tenant herein or its Affiliates continues to occupy at least one full floor of the Building pursuant to this Lease; and

c.	Tenant has not exercised its Acceleration Option in accordance with Section 2 of this Rider 2; and

3.           the Expansion Space is intended for the exclusive use of Tenant and its Affiliates during the Term.

B.           Tenant shall pay Base Rent for the Second Expansion Space during the term of the lease for such space at the Prevailing Market. If within thirty (30) days after Landlord’s receipt of the Second Expansion Notice Landlord and Tenant are unable to agree upon the Prevailing Market for the Second Expansion Space, the Prevailing Market for the Second Expansion Space shall be determined as set forth above in Section 3.E.2 (taking into account the actual term of the lease of the Second Expansion Space).

C.           Within a reasonable time after receipt of the Second Expansion Notice, Landlord shall prepare an amendment (the “Second Expansion Amendment”) to reflect the commencement date (the “Second Expansion Commencement Date”) of the term for the Second Expansion Space (which shall be a date determined by Landlord which is not earlier than the first day of the eleventh (11th) Lease Year, and not later than the last day of the twelfth (12th) Lease Year) and the changes in Base Rent, Rentable Area of the Premises, Tenant’s Share, Acceleration Amounts (under Section 2 above) and other appropriate terms. The Second Expansion Amendment shall be executed by Tenant and returned to Landlord within ten (10) days after its submission to Tenant.

D.           Effective on the Second Expansion Commencement Date, the Second Expansion Space shall be deemed added to the Premises subject to all the terms and conditions of the Lease, except as otherwise provided in this Section 5 and except that no allowances, credits, abatements or other rent limitations set forth in the Lease shall apply to the Second Expansion Space except to the extent included in the Prevailing Market.

E.           The Second Expansion Space shall be tendered to and accepted by Tenant in its “as-is” condition and “as-built” configuration existing on the earlier of the date Tenant takes possession of the Second Expansion Space or as of the date the term for the Second Expansion Space commences.

F.           If Tenant exercises its rights hereunder by sending the Second Expansion Notice as provided in subsection A.1, Tenant’s rights hereunder shall, at Landlord’s sole option,

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nevertheless terminate if, after Tenant’s delivery of the Second Expansion Notice but prior to the commencing of the term for the Second Expansion Space, Tenant commits a default under the Lease, or assigns the Lease (other than to an Affiliate), or the original named Tenant herein or its Affiliates cease to occupy at least one full floor of the Building pursuant to this Lease or Tenant exercises its Acceleration Option pursuant to Section 2.

G.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

H.           The rights of Tenant under this Section 5 are personal to the original Tenant named in this Lease and its Affiliates and are not assignable to any other person or entity.

6.           Continuing Right of First Offer.

A.           During the period commencing on the Commencement Date and ending on September 30, 2005 (or September 30, 2010 if Tenant has validly exercised its Renewal Option pursuant to Section 3), whenever Landlord has a prospective tenant (“Prospect”) interested in leasing all or any part of the rentable space on the 4th floor of the Building (the “Offering Space”), Landlord shall so advise Tenant in writing (the “Advice”) of the terms upon which Landlord is willing to lease the Offering Space to the Prospect (the “Prospect Terms”), and which Advice shall set forth the date on which the Offering Space shall be available for lease by Tenant; provided, however, if the Prospect desires to lease such fourth floor space and other space in the Building pursuant to a single lease, then for purposes hereof, the Offering Space shall be deemed to include all such space in the Building and the proposed terms thereof shall be included in the Prospect Terms. Subject to the provisions of this Section 6, Tenant shall have the right to lease (“Right of First Offering” or “ROFO”) all but not less than all of the Offering Space under the Prospect Terms, except that Tenant shall have no such right, and Landlord need not give the Advice, if:

1.           at the time Landlord would otherwise deliver the Advice:

a.	a Default under this Lease has not occurred and is then continuing; or

b.	the original named Tenant herein or its Affiliates no longer occupies at least one full floor of the Building pursuant to this Lease; or

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c.	the Lease has been assigned (other than to an Affiliate); or

d.	Tenant has exercised either of its Expansion Options as set forth in Sections 4 and 5 of this Rider 2; or

2.           the Offering Space is not intended for the exclusive use of Tenant and its Affiliates during the Term.

B.           The ROFO shall be exercised by Tenant by delivery to Landlord of written notice of exercise (the “Notice of Exercise”) within ten (10) days after the date of the Advice (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 6). If Tenant provides Landlord with a Notice of Exercise, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises pursuant to the terms set forth in the Advice and subsection C below, and reflecting changes in the size of the Premises, Base Rent, Tenant’s Share and other appropriate terms, including the term of the Lease as it relates only to the Offering Space (it being the intention of the parties that the term of the lease of the Offering Space by Tenant be the same as that included in the Prospect Terms, even if it is not the same as the then scheduled Expiration Date of this Lease for the remainder of the Premises). A copy of such Offering Amendment shall be sent to Tenant within a reasonable time after receipt of the Advice and executed by Tenant and returned to Landlord within ten (10) days after the submission of the Offering Amendment to Tenant by Landlord.

C.           1.           The term for the Offering Space shall commence on the date set forth in the Advice and end on the date set forth in the Advice.

2.           Except as expressly modified by this Section 6, all of the provisions, terms and conditions of this Lease, including without limitation Article 4, shall apply to the Offering Space, provided that Tenant shall not be entitled to any credits, allowances, abatements or other rent limitations set forth in the Lease, except as are included in the Prospect Terms.

3.           The Offering Space shall be accepted by Tenant in its as-is condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.

D.           The rights of Tenant under this Section 6 shall terminate on the earlier to occur of:

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1.           if Landlord is not obligated to send an Advice under subsection A, the date on which Landlord would have sent the Advice if it had been obligated to do so; and

2.           if Landlord is obligated to send an Advice under subsection A, and Tenant does not deliver a Notice of Exercise to Landlord within the time period set forth in subsection B, on the date which is ten (10) days after the date of the Advice.

E.           If Landlord has a Prospect for the Offering Space and Landlord is not obligated to send Tenant an Advice under subsection A, Landlord may lease the Offering Space to the Prospect or any other prospective tenants on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to the Offering Space under this Section 6. In addition, where Landlord sends an Advice and Tenant does not exercise its rights hereunder Landlord may lease the Offering Space to the Prospect or any other prospective tenants, so long as prior to entering into a lease with the Prospect or any other prospect for a total rent which is 10% less (or more than 10% less) than the total rent contained in the Prospect Terms offered to Tenant, Landlord shall re-offer the Offering Space to Tenant following the Advice procedure hereinbefore set forth. The term “total rent” as used in the preceding sentence shall mean the present value of the “bottom-line” rent, using a 10% discount rate, So, for example, if the net base rent for the Offering Space set forth in the Advice for a ten year term is $10.00 per square foot, with a $25.00 per square foot allowance for tenant improvements, six months of base rent abatement at the start of the ten year term, an additional $5.00 per square foot allowance for tenant’s moving expenses, etc. and leasing commissions of $7.50 per square foot, the “total rent” would be $3.28 per square foot, computed as follows:

10 Year Term
10% Discount Rate
Present Value/S.F.
Net Base Rent $10.00/S.F.	$10.00
Less: Tenant Improvements ($25.00/S.F.)	(3.97)
Abatement (6 months)	(.77)
Additional allowance ($5.00/S.F.)	(.79)
Leasing commissions ($7.50/S.F.)	(1.19)
Bottom Line Rent	$ 3.28

F.           If Landlord sends Tenant an Advice and Tenant exercises its rights hereunder by returning the Notice of Exercise portion of the Advice as provided in subsection B, Tenant’s rights hereunder shall nevertheless terminate, at Landlord’s election, if, after Tenant’s delivery of the Notice of Exercise but prior to the commencing of the term for the Offering Space, Tenant commits a default under the Lease, or assigns the Lease (other than to an Affiliate), or the original named Tenant herein or its Affiliates

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ceases to occupy at least one full floor of the Building pursuant to this Lease or Tenant exercises either of its Expansion Options pursuant to Section 4 or 5 or its Acceleration Option pursuant to Section 2.

G.           Tenant agrees that time is of the essence in connection with the valid exercise of its rights hereunder.

I.           The rights of Tenant under this Section 6 are personal to the original Tenant named in this Lease or its Affiliates and are not assignable to any other person or entity.

J.           Tenant’s rights under this Section 6 are subject to the rights of other tenants which may now or (so long as Landlord has complied with this Section 6) hereafter lease any space on the fourth floor of the Building to expand their premises or extend the term of their lease.

7.           Existing Lease of Current Premises.

Reference is made to that certain lease dated as of June 19, 1979, between Landlord’s predecessor in interest and Tenant’s predecessor in interest pursuant to which Tenant initially leased 52,245 square feet on the 5th and 6th floors of the Building, as such Lease was subsequently amended by a First Amendment to Lease dated as of June 24, 1980, a Second Amendment to Lease dated as of August 6, 1982, and a Third Amendment to Lease dated as of May 25, 1989 (such Lease as amended by the First, Second and Third Amendments is hereinafter referred to as the “Existing Lease”).

Landlord, provided Tenant is not in default under this Lease and continuously occupies the Premises, grants Tenant a credit in the total amount of One Hundred Fifty Thousand Sixty-Seven and 71/100ths Dollars ($150,067.71) be applied against monthly Installments of Base Rent (as defined in the Existing Lease) in the amount of Sixteen Thousand Six Hundred Seventy-Four and 19/100ths Dollars ($16,674.19) per month during the nine (9) month period commencing on the date of this Lease. If the Existing Lease is terminated pursuant to this Section 7 prior to the application of all such credits, then any unused credit shall be applied to Monthly Base Rent due under this Lease.

The balance of Base Rent, Rent Adjustment Deposits and/or Rent Adjustments (all as defined in the Existing Lease) due for a month in which a credit is applied shall be paid in accordance with Sections 2 and 3 of the Existing Lease.

The Existing Lease shall automatically terminate on the day prior to the Commencement Date of this Lease as if that day had been set forth therein as the last day of the Term thereof.

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8.           Available Space Option.

A.           Subject to the provisions of this Section 8, Tenant shall have the one time right (the “Available Space Option”) to lease up to 10,000 rentable square feet of additional space on the fourth (4th) or seventh (7th) floors of the Building (the “Available Space”), the exact size and location of which shall be determined by Landlord in its reasonable discretion, taking into account Tenant’s Available Space Notice (as defined below), so long as such Available Space is not then subject to a lease or occupied (whether through holdover or otherwise) by a tenant, if:

1.           Landlord receives notice (the “Available Space Notice”) from Tenant of its election to lease the Available Space no later than March 31, 1997 (which election shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 8) and which notice shall specify the approximate rentable square footage Tenant desires to lease (although the exact rentable square footage shall be determined by Landlord in its reasonable discretion taking into account Tenant’s request); and

2.           at the time Tenant delivers the Available Space Notice a Default under this Lease has not occurred and is then continuing; and

3.           the Available Space is intended for the exclusive use of Tenant and its Affiliates during the Term.

B.           The Monthly Base Rent, Improvement Allowance and Monthly Base Rent credits applicable to the Available Space shall be as set forth below based upon the commencement date for the term of the Available Space:

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		Number of Months of
		Monthly Base Rent
		Credit at Commence-
		ment of lease of
	Monthly Base	Available Space
Commencement	Rent		Improvement
Date	(Annualized)		Allowance

11/1/96	months 1-59 $9/ft	13	$25.91
	months 60-119 $12/ft

12/1/96	months 1-58 $9/ft	12	$25.77
	months 59-118 $12/ft

1/1/97	months 1-57 $9/ft	11	$25.64
	months 58-117 $12/ft

2/1/97	months 1-56 $9/ft	10	$25.52
	months 57-116 $12/ft

3/1/97	months 1-55 $9/ft	9	$25.38
	months 56-115 $12/ft

4/1/97	months 1-54 $9/ft	8	$25.25
	months 55-114 $12/ft

C.           Within a reasonable time after receipt of the Available Space Notice, Landlord shall prepare an amendment (the “Available Space Amendment”) to reflect the commencement date of the term for the Available Space (which commencement date shall be the first day of the first calendar month following the date of Tenant’s Available Space Notice, whether or not said amendment is then fully executed, but in no event earlier than November 1, 1996 or later than April 1, 1997), the changes to the Premises, the Base Rent, Improvement Allowance, Monthly Base Rent credits, Rentable Area of the Premises (the Available Space constituting additional New Premises for applicable provisions of this Lease), Tenant’s Share and other appropriate terms. The Available Space Amendment shall be executed by Tenant and returned to Landlord within ten (10) days after its submission to Tenant.

D.           Effective on the aforesaid commencement date of the term for the Available Space, the Available Space shall be deemed added to the Premises subject to all of the terms and conditions of this Lease, except as otherwise provided in this Section 8.

E.           The Available Space shall be tendered to and accepted by Tenant in its “as is” condition and “as-built” configuration existing on the date of the commencement of the term thereof.

F.           Tenant’s rights hereunder shall terminate if Tenant assigns this Lease (other than to an Affiliate) or the original named Tenant herein or its Affiliates cease to occupy at least one full floor of the Building pursuant to this Lease.

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G.           Tenant agrees that time is of the essence in connection with the valid exercise of Tenant’s rights under this Section 8.

H.           The rights of Tenant under this Section 8 are personal to the original named Tenant in this Lease and its Affiliates and are not assignable to any other person or entity.

I.           Notwithstanding any provision of Sections 4 or 5 of this Rider 2 to the contrary, the size and availability of the First Expansion Space and/or the Second Expansion Space under Sections 4 and 5, respectively, of this Rider 2 shall be reduced or eliminated, as reasonably determined by Landlord, if the Available Space impinges or encroaches on the areas that would otherwise be designated as such expansion spaces.

9.           Storage Space.

A.           Landlord shall lease to Tenant during the first (1st) three (3) Lease Years of the Term, an aggregate of approximately 1,181 square feet of Rentable Area on the concourse level to be used and occupied by Tenant as storage space in such single or multiple locations as Landlord may determine from time to time (the “Storage Space”). The Storage Space shall be made available to Tenant in broom clean condition. Landlord has no obligation to make any improvements to the Storage Space other than to install a single light fixture, a door with a lock and demising walls, if not already in place. Tenant’s use of the Storage Space shall at all times be in compliance with the provisions of this Lease.

B.           Tenant shall pay no base rent or pass-through of operating expenses or taxes to landlord for the Storage Space during the first (1st) three (3) Lease Years. If Tenant desires to continue to lease the Storage Space after the end of the third (3rd) Lease Year, provided Tenant has given Landlord notice thereof at least three (3) months prior to the end of the third (3rd) Lease Year, Tenant may continue to lease the Storage Space during the Term of this Lease subject to this Section 9 and the terms and provisions of this Lease, except that Tenant shall pay additional rent for the Storage Space at the rates then being offered by Landlord for similar storage space.

C.           Landlord may from time to time upon ten (10) business days prior notice to Tenant relocate any or all of the Storage Space to other storage areas in the Building (“New Storage Space”) in which event the New Storage Space shall be deemed to be the Storage Space hereunder. Landlord will either move Tenant’s property to the New Storage Space at Landlord’s expense or, at Landlord’s election, Tenant will do so and Landlord will reimburse

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Tenant promptly for Tenant’s reasonable out-of-pocket costs incurred in moving Tenant’s property to the New Storage Space. The Storage Space may consist of multiple locations at any time.

D.           In no event whatsoever will Landlord be liable for any of the property stored in any Storage Space and Tenant hereby waives all claims of any sort pertaining to or arising out of Tenant’s use of the Storage Space.

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